Exhibit 10.1

Execution Version

Amended and Restated Participation Agreement

dated as of April 1, 2026

among

Norfolk Southern Railway Company,

as Lessee,

BA LEASING BSC, LLC,

as Lessor,

Bank of America, N.A.,

not in its individual capacity, except as expressly

stated herein, but solely as Administrative Agent,

The Persons Named on Schedule II Hereto, as Rent Assignees

Banc of America Leasing & Capital, LLC,

as Arranger

-i-

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Appendices

Appendix 1	—	Definitions and Interpretation

Schedules

Schedule I	—	Lessor Commitment
Schedule II	—	Rent Assignees’ Commitments
Schedule III	—	Notice Information, Payment Offices and Applicable Offices
Schedule 3.1(d)	—	[Intentionally Omitted]
Schedule 6.1(xi)	—	Governmental Actions; Filings and Recordings

Exhibit A	—	[Intentionally Omitted]
Exhibit B	—	Form of Opinion of Special Counsel to Lessee/Guarantor
Exhibit C	—	[Intentionally Omitted]
Exhibit C-1	—	[Intentionally Omitted]
Exhibit D	—	Form of Responsible Officer’s Certificate of Lessee
Exhibit D-1	—	[Intentionally Omitted]
Exhibit D-2	—	Form of Responsible Officer’s Certificate of Guarantor
Exhibit E	—	Form of Assignment Agreement
Exhibit F	—	[Intentionally Omitted]
Exhibit G	—	Form of Officer’s Certificate of Lessee
Exhibit G-1	—	Form of Officer’s Certificate of Guarantor

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Amended and Restated Participation Agreement

THIS AMENDED AND RESTATED PARTICIPATION AGREEMENT (this “Participation Agreement”), dated as of April 1, 2026, is entered into by and among NORFOLK SOUTHERN RAILWAY COMPANY, a Virginia corporation, as Lessee (together with its permitted successors and assigns, in its capacity as Lessee, the “Lessee”); BA LEASING BSC, LLC, a Delaware limited liability company, as Lessor (the “Lessor”); BANK OF AMERICA, N.A., not in its individual capacity, except as expressly stated herein, but solely as Administrative Agent (the “Administrative Agent”) and the Persons listed on Schedule II hereto as Rent Assignees (together with their permitted successors, assigns and transferees, each as a Rent Assignee under the Rent Assignment Agreement, a “Rent Assignee”, and collectively, the “Rent Assignees”).

W I T N E S S E T H :

A. On March 1, 2019 (the “Original Closing Date”), Lessee, Lessor, the Administrative Agent and the Persons listed on Schedule II thereto as rent assignees entered into that certain Participation Agreement (as amended, supplemented or otherwise modified prior to the date hereof, the “Original Participation Agreement”) to provide financing for, among other things, the purchase, installation, assembly and construction of the Facility.

B. Lessee holds (i) an undivided 29.98% tenancy in common interest in the Site (the “Lessee’s Undivided Interest”) and (ii) a ground leasehold in the remaining undivided 70.02% tenancy in common interest in the Site (“COG’s Undivided Interest”) pursuant to that certain Ground Lease dated as of the Original Closing Date between Central of Georgia Railroad Company, a Georgia corporation, as ground lessor, and Lessee, as ground lessee (the “COG Ground Lease”).

C. On the Original Closing Date, (i) Lessee, as Ground Lessor, and Lessor, as Ground Lessee, entered into that certain NSR Ground Lease, pursuant to which Ground Lessee leased Lessee’s Undivided Interest from Ground Lessor and (ii) Lessee, as assignor, and Lessor, as assignee, entered into that certain Assignment of Ground Lease, pursuant to which Lessee assigned to Lessor all of Lessee’s right, title and interest as ground lessee under the COG Ground Lease.

D. On the Original Closing Date, (i) Ground Lessee, as Ground Sublessor, in turn entered into that certain Ground Sublease with the Authority, pursuant to which the Authority leased the entire Site from Ground Sublessor and (ii) the Authority in turn entered into that certain Authority Lease with Lessor, pursuant to which Lessor leased the Site and the Facility from the Authority.

E. On the Original Closing Date, Lessor and Lessee entered into that certain Lease, Leasehold Deed to Secure Debt and Security Agreement (as amended, supplemented or otherwise modified prior to the date hereof, the “Original Lease”), pursuant to which Lessor subleased to Lessee the Leased Property as set forth therein.

F. On the Original Closing Date, Lessor and Lessee entered into that certain Memorandum of Lease (as amended, supplemented or otherwise modified prior to the date hereof, the “Original Memorandum of Lease”), which was recorded as document number 2019-0127537 in deed book 59767, page 219 of the Deed of Records of the Clerk of the Superior Court of Fulton

County, Georgia for purposes of providing notice to any and all third parties as to the existence of the Lease and Lessee’s interest in the Site.

G. On the Original Closing Date, Lessor and Lessee entered into that certain Leasehold Deed to Secure Debt and Security Agreement (as amended, supplemented or otherwise modified prior to the date hereof, the “Original Leasehold Deed to Secure Debt”), to secure financing arrangements made in connection with the Leased Property, which was recorded as document number 2019-0127538 in deed book 59767, page 226 of the Deed of Records of the Clerk of the Superior Court of Fulton County, Georgia.

H. On the Original Closing Date, Norfolk Southern Corporation (the “Guarantor”) executed that certain Guaranty (as amended, supplemented or otherwise modified prior to the date hereof, the “Original Guaranty”), pursuant to which Guarantor absolutely and unconditionally guaranteed Lessee’s obligations under the Original Lease and the other Operative Documents.

I. On the Original Closing Date, Lessor, the Administrative Agent and the rent assignees party thereto entered into that certain Rent Assignment Agreement (as amended, supplemented or otherwise modified prior to the date hereof, the “Original Rent Assignment Agreement”), pursuant to which Lessor assigned certain rights to payments under the terms of the Original Operative Documents to the rent assignees party thereto.

J. On the Original Closing Date, Lessor and Administrative Agent entered into that certain Assignment of Leases, Leasehold Deed to Secure Debt and Security Agreement (as amended, supplemented or otherwise modified prior to the date hereof, the “Original Assignment of Leases”), pursuant to which Lessor assigned all of its rights under the Security (as defined therein) Documents to the Administrative Agent.

K. Lessor and Lessee desire and intend to amend, restate and supersede the Original Lease in its entirety and to renew the Term.

L. Contemporaneously with the amendment, restatement and renewal of the Original Lease, (i) the Original Participation Agreement is being amended and restated pursuant to this Participation Agreement, (ii) the Original Guaranty is being amended and restated pursuant to the Amended and Restated Guaranty, (iii) the Original Rent Assignment Agreement is being amended and restated pursuant to the Amended and Restated Rent Assignment Agreement, (iv) the Original Assignment of Leases is being amended and restated pursuant to the Amended and Restated Assignment of Leases, (v) the Original Memorandum of Lease is being amended pursuant to the First Modification to Memorandum of Lease and (vi) the Original Leasehold Deed to Secure Debt is being amended pursuant to the First Modification to Leasehold Deed to Secure Debt.

M. It is the intent of the parties hereto that this Participation Agreement (i) shall amend, restate and supersede in its entirety the Original Participation Agreement and (ii) shall evidence the “Obligations” (under, and as defined in, the Original Participation Agreement) outstanding on the Document Closing Date as contemplated hereby (and it shall not constitute a novation of the obligations and liabilities of the parties under the Original Participation Agreement or any other Operative Document).

NOW, THEREFORE, in consideration of the mutual agreements contained in this Participation Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Original Participation Agreement is hereby amended, restated and superseded in its entirety and agree as follows:

Article I

Definitions; Interpretation

Section 1.1. Definitions; Interpretation. Unless the context shall otherwise require, capitalized terms used and not defined herein shall have the meanings assigned thereto in Appendix 1 hereto for all purposes hereof; and the rules of interpretation set forth in Appendix 1 hereto shall apply to this Participation Agreement.

Article II

Document Closing Date

Section 2.1. Effectiveness of Agreement. This Participation Agreement shall be effective as of the Document Closing Date, subject to the satisfaction or waiver of all the conditions precedent set forth in Section 6.1 hereto by the applicable parties as set forth therein.

Section 2.2. Amendment, Restatement and Renewal of Original Operative Documents. On the Document Closing Date, (i) Lessor and Lessee and the other parties thereto, as applicable, will amend and restate in their entirety the Original Participation Agreement, the Original Guaranty, the Original Lease, the Original Rent Assignment Agreement and the Original Assignment of Leases, and (ii) contemporaneously therewith, (x) Lessor and Lessee will extend the Term of the Lease pursuant to the terms of the Operative Documents, (y) the Lessor Amount and the Rent Assignment Contribution Amount outstanding under the Original Participation Agreement immediately prior to the Document Closing Date shall be deemed to be the Lessor Amount and the Rent Assignment Contribution Amount outstanding hereunder; provided, however, a portion of the Rent Assignment Contribution Amount is hereby converted to the Lessor Amount, as reflected on Schedule I and Schedule II, and (z) the Lessor Amount and the Rent Assignment Contributions shall be correspondingly extended to the extended Expiration Date.

Section 2.3. [Intentionally Omitted].

Section 2.4. Amendment and Restatement of Original Guaranty. On the Document Closing Date, the Original Guaranty will be amended and restated in its entirety pursuant to the Amended and Restated Guaranty, under the terms of which Guarantor will continue to absolutely and unconditionally guarantee the obligations of Lessee under the Lease and the other Operative Documents.

Article III

[Intentionally Omitted]

Article IV

Yield

Section 4.1. Yield. The Lessor Amount shall accrue Yield at the Series B Yield Rate, calculated on the basis of a 360-day year using the actual number of days elapsed and, when the Series B Yield Rate is based on an Alternate Base Rate, a 365 (or, if applicable, 366) day year basis, and, at all other times, a 360-day year basis. If the Lessor Amount, any Yield payable thereon or any other amount payable hereunder shall not be paid when due (whether at stated maturity, acceleration thereof or otherwise), such overdue amount shall bear interest at a rate per annum which is equal to the Overdue Rate.

Section 4.2. Yield on Rent Assignment Contribution. Each Rent Assignment Contribution shall accrue Yield computed and payable in accordance with the terms of the Rent Assignment Agreement.

Section 4.3. Payments of Rent. (a) Lessor hereby directs Lessee to pay to the Administrative Agent, pursuant to the terms of the Lease, the Rent from time to time payable. To assist the Lessee in paying Basic Rent, the Administrative Agent will provide the Lessee at least six (6) Business Days prior to the Payment Date with a calculation of Basic Rent for any period, including sufficient detail about calculation of items (such as rates) used in such calculations for Lessee to confirm that such calculations are correct.

(b) In the event that Lessee pays the Lease Balance to Lessor in connection with Lessee’s purchase of the Leased Property in accordance with Section 15.1, 16.2(e), 18.1, or Article XIX of the Lease, Lessor will prepay the Rent Assignment Contribution Balance and the Lessor Balance. Each Participant hereby acknowledges that its Rent Assignment Contributions or Lessor Amount, as the case may be, may be so prepaid without any prepayment premium or charge (other than Break Costs, if any).

Section 4.4. Fees. Lessee agrees to pay the following fees (collectively, the “Fees”): (i) to the Administrative Agent, the periodic agency fees payable to the Administrative Agent pursuant to, and in the amounts and at the times set forth in, the Administrative Agent Fee Letter and (ii) to the Arranger, for its own account, the fees set forth in the Structuring Agent Fee Letter. The fees payable pursuant to this Section 4.4 shall be payable in the amounts and on the dates set forth herein or therein, as applicable.

Section 4.5. Obligations Several. The obligations of the Participants hereunder or elsewhere in the Operative Documents shall be several and not joint; and no Participant shall be liable or responsible for the acts or defaults of any other party hereunder or under any other Operative Document.

Section 4.6. Highest Lawful Rate. It is the intention of the parties hereto to conform strictly to applicable usury laws and, anything herein or in any other Operative Document to the contrary notwithstanding, the obligations of (x) Lessee to Lessor under this Participation Agreement, the

Lease and the other Operative Documents, (y) Lessor to the Rent Assignees under the Rent Assignment Agreement and (z) either Lessee or Lessor or any other party under any other Operative Document shall, in each case, be subject to the limitation that payments of interest or of other amounts constituting interest under Applicable Laws shall not be required to the extent that receipt thereof would be in excess of the Highest Lawful Rate, or otherwise contrary to provisions of law applicable to the recipient limiting rates of interest which may be charged or collected by the recipient. Accordingly, if the transactions or the amount paid or otherwise agreed to be paid for the use, forbearance or detention of money under this Participation Agreement, the Lease, the Rent Assignment Agreement, the Rent Assignment Contributions, the Lessor Amount or any other Operative Document would exceed the Highest Lawful Rate or otherwise be usurious under Applicable Laws (including without limitation the federal and state laws of the United States of America, or of any other jurisdiction whose laws may be mandatorily applicable) with respect to the recipient of any such amount, then, in that event, notwithstanding anything to the contrary in this Participation Agreement, the Lease, the Rent Assignment Agreement or any other Operative Document, it is agreed as follows as to the recipient of any such amount:

(a) the provisions of this Section 4.6 shall govern and control over any other provision in this Participation Agreement, the Lease, the Rent Assignment Agreement, the Rent Assignment Contributions, the Lessor Amount and each other Operative Document, and each provision set forth herein and therein is hereby so limited;

(b) the aggregate of all consideration which constitutes interest under Applicable Laws that is contracted for, charged or received under this Participation Agreement, the Lease, the Rent Assignment Agreement or any other Operative Document shall under no circumstances exceed the maximum amount of interest allowed by Applicable Laws (such maximum lawful interest rate, if any, with respect to such recipient herein called the “Highest Lawful Rate”), and all amounts owed under this Participation Agreement, the Lease, the Rent Assignment Agreement and any other Operative Document shall be held subject to reduction and: (i) the amount of interest which would otherwise be payable to the recipient hereunder and under this Participation Agreement, the Lease, the Rent Assignment Agreement or any other Operative Document shall be automatically reduced to the amount allowed under Applicable Laws, and (ii) any unearned interest paid in excess of the Highest Lawful Rate shall be credited to the payor by the recipient (or, if such consideration shall have been paid in full, refunded to the payor);

(c) all sums paid, or agreed to be paid for the use, forbearance and detention of the money under this Participation Agreement, the Lease, the Rent Assignment Agreement or any other Operative Document shall, to the extent permitted by Applicable Laws, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest is uniform throughout the full term thereof; and

(d) if at any time the interest, together with any other fees, late charges and other sums payable pursuant to or in connection with this Participation Agreement, the Lease, the Rent Assignment Agreement and any other Operative Document executed in connection herewith or therewith and deemed interest under Applicable Laws, exceeds that amount which would have accrued at the Highest Lawful Rate, the amount of interest and any such fees, charges and sums to accrue to the recipient of such interest, fees, charges and sums pursuant to the Operative Documents shall be limited, notwithstanding anything to the contrary in the Operative Documents, to that amount which would have accrued at the Highest Lawful Rate for the recipient, but any subsequent reductions, as applicable, shall not reduce the interest to accrue pursuant to the Operative Documents below the recipient’s Highest Lawful Rate until the total amount of interest payable to the recipient (including all consideration which constitutes interest) equals the amount of interest which would have been payable to the recipient (including all consideration which constitutes interest), plus the amount of fees which would have been received but for the effect of this Section 4.6.

Section 4.7. Renewal of Lease.

(a) Lessee may request in writing (the “Renewal Option Request”) to the Administrative Agent, Lessor and each Participant pursuant to the Lease to renew the Term (the “Lease Renewal”) for additional five-year periods commencing on the last day of the then current Term (each a “Lease Renewal Term”), and that the Maturity Date for the Rent Assignment Contributions and the Lessor Amount be correspondingly extended to the extended Expiration Date. Such Renewal Option Request must be delivered in writing to Lessor, the Administrative Agent and each Participant not later than ninety (90) days nor more than two hundred seventy (270) days prior to the expiration of the then current Term. Each Participant will notify the Administrative Agent in writing of whether or not it has consented to such Renewal Option Request not later than forty-five (45) days after receipt of the Renewal Option Request (the “Renewal Option Response Date”). Any failure by any Participant to so notify the Administrative Agent by the Renewal Option Response Date will be deemed to be a non-consent by such Participant. Each Participant’s determination with respect to the Renewal Option Request shall be a new credit determination and within such Participant’s sole and absolute discretion and may be conditioned upon such terms and conditions as shall be deemed appropriate by such Participant, including receipt of such financial information, documentation or other information or conditions as may be requested by such Participant and the receipt of a satisfactory appraisal of the Leased Property. Lessee shall have thirty (30) days after receipt of the Participants’ consent to the Renewal Option Request (such time period being referred to as the “Renewal Rescission Period”) to irrevocably rescind the Renewal Option Request and elect not to extend the Term (a “Renewal Rescission”). If Lessee exercises a Renewal Rescission, the Lease shall terminate on the last day of the Term and Lessee shall be deemed to have exercised the Purchase Option. Any failure by Lessee to exercise a Renewal Rescission during the Renewal Rescission Period shall be deemed a waiver of the right of Lessee to effectuate a Renewal Rescission and Lessee shall have been deemed to have accepted Participant’s consent to the Renewal Option Request and any terms and conditions set forth therein.

If consented to pursuant to the preceding paragraph, Lessee and the Participants shall proceed promptly to execute and deliver all such amendments and modifications to the Operative Documents as are necessary to set forth any terms and conditions relating to the Renewal Option not reflected in the Operative Documents and the renewal shall become effective as of the first date (the “Renewal Effective Date”) on or after the Renewal Option Response Date on which all of the Participants shall have consented to such Lease Renewal; provided that on both the date of the Renewal Option Request and the Renewal Effective Date (unless otherwise specified): (w) each of the representations and warranties made by Lessee in or pursuant to the Operative Documents shall be true and correct in all material respects as if made on and as of each such date (except to the extent any such representation or warranty specifically relates to an earlier date or which have been previously disclosed to and approved by Administrative Agent and the Participants), (x) Lessee shall not have elected the Purchase Option or Sale Option, (y) (i) as of the Renewal Option Request, no Event of Default shall be continuing and (ii) as of the Renewal Effective Date, no Default or Event of Default shall be continuing, and (z) Lessor shall have received a certificate of a Responsible Officer of Lessee as to the matters set forth in clauses (w), (x) and (y) (if applicable) above and, without duplication, the conditions set forth in Section 19.3 of the Lease shall have been satisfied as of the dates required therein.

(b) Following the Renewal Effective Date, Lessee’s election of the Lease Renewal Term shall be undertaken pursuant to, and shall be subject to the terms and conditions set forth in, Section 19.1(a) of the Lease.

Article V

Certain Intentions of the Parties

Section 5.1. Nature of Transaction. It is the intention of the parties that:

(a) the Overall Transaction constitutes a lease from Lessor to Lessee for purposes of Lessee’s financial reporting, including, without limitation, under Accounting Standards Codification (ASC 842);

(b) for all other purposes, including federal and all state and local income and transfer taxes, bankruptcy, insolvency, conservatorships and receiverships (including the substantive law upon which bankruptcy, conservatorship and insolvency and receivership proceedings are based), real estate and commercial law and UCC purposes:

(i) the Overall Transaction constitutes a secured lending transaction by the Participants to Lessee and preserves beneficial ownership in the Leased Property in Lessee, Lessor holds only legal title to the Leased Property within the meaning of 11 U.S.C. Section 541(d), Lessee will be entitled to all tax benefits (including depreciation) ordinarily available to owners of property similar to the Leased Property for tax purposes, the obligations of Lessee to pay Basic Rent shall be treated as payments of interest to the Participants, the payment by Lessee of any amounts in respect of the Lease Balance shall be treated as payments of principal to the Participants and, in the event Lessee purchases the Leased Property pursuant to the terms of the Lease and pays in full the Lease Balance and all other amounts outstanding under the Operative Documents, legal title to the Leased Property shall automatically vest in Lessee; and

(ii) in order to secure the obligations of Lessee now existing or hereafter arising under the Lease or any of the other Operative Documents, the Lease, together with the other Security Instruments, creates a security interest or a lien, as the case may be, in the Leased Property and the other Collateral in favor of the Administrative Agent, and for the benefit of the Participants, to secure Lessee’s payment and performance of the Obligations; and

(iii) the Security Instruments create Liens on and security interests in the Leased Property and the other Collateral, granted by Lessor or Lessee, as applicable, in favor of the Administrative Agent for the benefit of all of the Participants to secure Lessor’s and Lessee’s payment and performance of their respective obligations under the Lease, the Rent Assignment Agreement and other applicable Operative Documents.

Nevertheless, without limiting the foregoing agreement, Lessee acknowledges and agrees that none of the Participants, the Administrative Agent or the Arranger has made any representations or warranties concerning the tax, accounting or legal characteristics of the Operative Documents or any aspect of the Overall Transaction and that Lessee has obtained and relied upon such tax, accounting and legal advice concerning the Operative Documents and the Overall Transaction as it deems appropriate.

(c) Specifically, without limiting the generality of clause (a), the parties hereto intend and agree that in the event of any insolvency, conservatorship or receivership proceedings or matters or a petition under the United States bankruptcy laws, or any other applicable insolvency, conservatorship or receivership laws or statute of the United States of America or any State or Commonwealth thereof affecting Lessee, Guarantor or any Participant or any collection actions, the transactions evidenced by the Operative Documents (including, without limitation, the Lease) constitute a financing made directly to Lessee by the Participants, as unrelated third party lenders, and that Lessor holds a leasehold interest in the Site and good and marketable title to the Facility to secure Lessee’s obligations to repay such financing to the Participants and all other amounts due under any of the Operative Documents and that Lessee retains the beneficial ownership of the Leased Property.

Section 5.2. Amounts Due Under Lease. Anything else herein or elsewhere to the contrary notwithstanding, it is the intention of Lessee and the Participants that: (i) the amount and timing of installments of Basic Rent due and payable from time to time under the Lease shall be equal to the aggregate payments due and payable as Yield on the Rent Assignment Contributions and Yield on the Lessor Amount due on each Payment Date; (ii) if Lessee elects the Early Termination Option, the Purchase Option or becomes obligated or otherwise elects to purchase the Leased Property under the Lease, the Lease Balance, all accrued and unpaid Yield thereon, any Fees and all other obligations of Lessee owing to the Participants shall be paid in full by Lessee; (iii) if Lessee properly elects the Sale Option with respect to the Leased Property and subject to Articles XX and XXI of the Lease, Lessee shall only be required to pay to the Administrative Agent the proceeds of the sale of the Leased Property, the Sale Option Recourse Amount with respect to the Leased Property and any amounts due pursuant to Section 20.2 of the Lease (which aggregate amounts may be less than the unpaid principal of the Rent Assignment Contributions and Lessor Amount), together with all other amounts due and payable as Supplemental Rent, but subject to the right of the parties with respect to the Gross Proceeds as set forth at Section 5.3(d)(i); and (iv)

upon an Event of Default resulting in an acceleration of Lessee’s obligations to purchase the Leased Property under the Lease, the amounts then due and payable by Lessee under the Lease on a recourse basis shall include all amounts necessary to pay in full the Lease Balance.

Section 5.3. Distribution. (a) Each payment of Basic Rent to the extent attributable to Yield (and any payment of interest on overdue installments of Basic Rent) received by the Administrative Agent shall be distributed by the Administrative Agent to the Participants, in accordance with, and for application to, the amount of Yield then due on the Rent Assignment Contribution Amount and the Lessor Amount, as well as any overdue Yield due to each Rent Assignee or Lessor (to the extent permitted by Applicable Laws).

(b) Any payment received by the Administrative Agent as a result of:

(i) the purchase of the Leased Property pursuant to the provisions of the Lease (including, but not limited to, Section 18.1 and 19.1), or

(ii) the payment of the Lease Balance or Purchase Amount pursuant to the Lease, shall be distributed by the Administrative Agent to pay in full, on a pro rata basis, as applicable, the Participant Balance of each applicable Participant and the balance, if any, of such payment or amounts remaining after satisfaction of all Lessee’s liabilities under the respective Operative Documents shall be promptly distributed to, or as directed by, Lessee.

(c) The payment by Lessee of the Sale Option Recourse Amount to the Administrative Agent in accordance with Section 20.1(i) of the Lease upon Lessee’s exercise of the Sale Option shall be distributed by the Administrative Agent in the following amounts and order of priority:

first, on a pro rata basis based on their respective shares of the Rent Assignment Contribution Balance, to the Rent Assignees for application to pay in full the Rent Assignment Contribution Balance owing to them; and

second, to Lessor (and its designees) for application to pay in full the Lessor Balance; and

third the balance, if any, shall be promptly distributed to, or as directed by, Lessee.

(d) Any payments received by the Administrative Agent as Gross Proceeds from the sale of the Leased Property pursuant to Lessee’s exercise of the Sale Option pursuant to Article XX of the Lease or by Lessor as contemplated by Section 20.3 of the Lease or pursuant to Section 13.2 herein shall be distributed after deduction of the costs and expenses referred to in Section 20.1(i) of the Lease by the Administrative Agent in the funds so received in the following order of priority:

first, to the extent not previously deducted therefrom, in an amount equal to the reasonable sales costs, expenses and related taxes incurred by Lessor or the Administrative Agent in connection with any sale of the Leased Property to the party that incurred such amount;

second, on a pro rata basis based on their respective shares of the Rent Assignment Contribution Balance, to the Rent Assignees for application to pay in full the Rent Assignment Contribution Balance owing to them;

third, to Lessor (and its designees) for application to pay in full the Lessor Balance and all other amounts owing by Lessee under the Operative Documents; and

fourth, the balance, if any, of such payment or amounts shall be promptly distributed to, or as directed by, Lessee.

(e) All payments of Supplemental Rent received by the Administrative Agent (excluding any amounts payable pursuant to the preceding provisions of this Section 5.3) shall be distributed promptly by the Administrative Agent upon receipt thereof to the Persons entitled thereto pursuant to the Operative Documents.

(f) If, on any date, while an Event of Default is continuing, a payment is made of any amount (other than the Lease Balance), including proceeds from the sale of the Leased Property, then distributions of such amounts shall be made by the Administrative Agent in the following order of priority:

first, to the extent not previously deducted therefrom, in an amount not to exceed the reasonable sales costs, expenses and taxes incurred by Lessor or the Administrative Agent in connection with any sale of the Leased Property, second, on a pro rata basis based on their respective shares of the Participant Balance, to the Participants for application to pay in full the Lease Balance owing to them; and

third, the balance, if any, of such payment or amounts shall be promptly distributed to, or as directed by, Lessee.

(g) (i) Any payment received by the Administrative Agent for which no provision as to the application thereof is made in the Operative Documents or elsewhere in this Section 5.3 shall be distributed in accordance with Section 5.3(f).

(ii) Except as otherwise provided in Section 5.3(a), all payments received and amounts realized by the Administrative Agent under the Lease or otherwise with respect to the Leased Property, or any proceeds thereof, to the extent received or realized at any time after an indefeasible payment in full of the Participant Balances of all Participants and all other amounts due and owing to the Participants, shall be distributed forthwith by the Administrative Agent in the order of priority set forth in Section 5.3(f), except that such payment shall be distributed omitting clause “first” of such Section 5.3(f).

(iii) Any payment received by the Administrative Agent for which provision as to the application thereof is made in an Operative Document, but not elsewhere in this Section 5.3, shall be distributed forthwith by the Administrative Agent to the Person and for the purpose for which such payment was made in accordance with the terms of such Operative Document.

(h) Except to the extent clause (g) is applicable thereto, any amounts payable to the Administrative Agent as a result of a Casualty or Condemnation pursuant to the Lease shall be distributed as follows: (x) if a Termination Notice shall have been given, all amounts that are to be applied to the purchase price of the Leased Property in accordance with Section 15.1(b) of the Lease shall be distributed by the Administrative Agent in accordance with Section 5.3(b); and (y) all amounts payable to Lessee for the repair of damage caused by such Casualty or Condemnation in accordance with Section 14.1(a) of the Lease shall be distributed to, or as directed by, Lessee.

(i) To the extent any payment made to any Participant, personally, is insufficient to pay in full the Participant Balance of such Participant, then each such payment which is payable to a Rent Assignee shall first be applied to accrued Yield and then to principal outstanding on the Rent Assignment Contributions and each such payment which is payable to Lessor shall first be applied to accrued Yield and then to the Lessor Amount, as applicable.

Article VI

Conditions Precedent to the Document Closing Date

Section 6.1. Conditions Precedent to the Document Closing Date. The effectiveness of the Operative Documents are subject to the satisfaction or waiver on or prior to the Document Closing Date of each of the following conditions precedent:

(i) Lessee’s and Guarantor’s Resolutions and Incumbency Certificate, etc. (A) Lessee shall have delivered to Lessor and the Administrative Agent (1) a good standing certificate with respect to Lessee from the State Corporation Commission of the Commonwealth of Virginia and the Secretary of State of the State of Georgia, issued by such office no earlier than thirty (30) days prior to the Document Closing Date and (2) a Responsible Officer’s Certificate of Lessee substantially in the form of Exhibit G, attaching and certifying as to (w) the corporate authority for the execution, delivery and performance by Lessee of each Operative Document to which it is or will be a party, (x) its organizational documents, (y) its bylaws and (z) the incumbency and signature of persons authorized to execute and deliver on its behalf the Operative Documents to which it is a party and (B) the Guarantor shall have delivered to Lessor and the Administrative Agent (1) a good standing certificate with respect to Guarantor from the State Corporation Commission of the Commonwealth of Virginia and the Secretary of State of the State of Georgia, issued by such office no earlier than thirty (30) days prior to the Document Closing Date and (2) a Responsible Officer’s Certificate of Guarantor substantially in the form of Exhibit G-1, attaching and certifying as to (w) the corporate authority for the execution, delivery and performance by Guarantor of each Operative Document to which it is or will be a party, (x) its organizational documents, (y) its by-laws and (z) the incumbency and signature of persons authorized to execute and deliver on its behalf the Operative Documents to which it is a party.

(ii) Opinions of Special Counsel to Lessee and Guarantor. Lessee shall have delivered to Lessor and the Administrative Agent the opinion of King & Spalding LLP, special counsel to Lessee and Guarantor, as to the matters set forth in Exhibit B, which opinion shall be reasonably acceptable in form and substance to Lessor.

(iii) [Intentionally Omitted].

(iv) Taxes. All stamp, court or documentary, intangible, recording, filing or similar taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of the Operative Documents, if any, shall have been paid, or provisions for such payment shall have been made by Lessee or Guarantor to the satisfaction of Lessor and the Administrative Agent.

(v) [Intentionally Omitted].

(vi) Environmental Report. Prior to the Document Closing Date, an Environmental Audit with respect to the Site shall have been received by and be satisfactory to Lessor, and Lessor, the Participants and the Administrative Agent shall receive a letter from the consultant performing the Environmental Audit which allows Lessor and the Administrative Agent to rely on such report.

(vii) Matters relating to the Site.

(A) The Ground Lease, Ground Sublease and Authority Lease, and the documents relating thereto, shall have been entered into by the parties thereto and shall be satisfactory in form and substance to the Participants;

(B) Lessor and the Administrative Agent shall have received evidence satisfactory to Lessor that the First Modification to Memorandum of Lease and First Modification to Leasehold Deed to Secure Debt shall have been or are being recorded with the appropriate Governmental Authorities, and the UCC Financing Statements shall have been or are being filed with the appropriate Governmental Authorities;

(C) Lessor and the Administrative Agent shall have received evidence satisfactory to the Participants that the Assignment of Leases shall have been recorded with the appropriate Governmental Authorities (and the issuance of the title insurance policies in Section 6.1(x) below shall be satisfactory evidence of the foregoing), and the UCC Financing Statements with respect to such Site shall have been or are being filed with the appropriate Governmental Authorities; provided, that the related conditions in this clause (C) shall be deemed to have been satisfied to the extent that such items are addressed (to the reasonable satisfaction of Lessor and the Administrative Agent) in the Title Policies delivered pursuant to Section 6.1(x) below; and

(D) Lessor shall have received evidence satisfactory to Lessor that all real property taxes imposed on, or with respect to the Leased Property, have been paid to date.

(viii) Searches. Lessor and the Administrative Agent shall have received reports disclosing no liens other than Permitted Liens and otherwise reasonably acceptable to the Participants (A) as to Lessee by the applicable office of the state in which Lessee is organized, dated not earlier than thirty (30) Business Days prior to the Document Closing Date, of the results of a search of the applicable UCC files maintained by such office and (B) as to the Site, by the appropriate county filing or recording office of the county in which such Site is located, dated not earlier than thirty (30) Business Days prior to the Document Closing Date, of the results of a search of the applicable UCC files and any indices of Liens maintained by such office (including, if applicable, indices of judgment, revenue and tax liens).

(ix) [Reserved].

(x) Title and Title Insurance. Lessor and the Administrative Agent shall have received from the Title Insurance Company the following modifications and/or new policies, as applicable, dated as of the Document Closing Date: (i) any necessary modifications to the ALTA 2006 owner’s policy of title insurance (or an irrevocable commitment for the issuance thereof) with respect to the Leased Property (the “Owner’s Ground Lease Policy”) originally issued in connection with the Original Participation Agreement, reasonably acceptable in form and substance to Lessor, insuring that Lessor has a good and marketable leasehold interest in the Leased Property pursuant to the Ground Lease, subject in each case to such exceptions to title as are acceptable to Lessor, in an amount equal to the Aggregate Commitment Amount together with complete, legible copies of all documents referenced as exceptions therein, (ii) any necessary modifications to the ALTA 2006 owner’s policy of title insurance (or an irrevocable commitment for the issuance thereof) with respect to the Leased Property (the “Owner’s Authority Lease Policy”) originally issued in connection with the Original Participation Agreement, reasonably acceptable in form and substance to Lessor, insuring that Lessor has a good and marketable leasehold interest in the Leased Property pursuant to the Authority Lease, subject in each case to such exceptions to title as are acceptable to Lessor, in an amount equal to the Aggregate Commitment Amount together with complete, legible copies of all documents referenced as exceptions therein, and (iii) any necessary modifications to the ALTA 2006 lender’s policy of title insurance (or an irrevocable commitment for the issuance thereof) with respect to the Site (the “Lenders’ Policy”; together with the Owner’s Ground Lease Policy, the Owner’s Ground Sublease Policy, and the Owner’s Authority Lease Policy, the “Title Policies”) originally issued in connection with the Original Participation Agreement, reasonably acceptable in form and substance to the Participants, insuring the Lien created by the Lease as a valid first priority Lien against the Leased Property, subject in each case to such exceptions to title as are acceptable to the Participants, in an amount equal to the Aggregate Commitment Amount together with complete, legible copies of all documents referenced as exceptions therein. The Title Policies shall be dated as of the Document Closing Date and, to the extent permitted under Applicable Laws, shall, as applicable: (v) contain affirmative endorsements as to mechanics’ liens, zoning, comprehensive coverage, encroachments, the nonviolation of covenants and restrictions, rights of access and survey matters, (x) delete survey exclusions, (y) contain endorsements regarding the effect of recharacterization, and (z) contain such other endorsements reasonably requested by the Participants.

(xi) Filings and Recordings. All filings or recordings enumerated and described in Schedule 6.1(xi), as well as all other filings and recordings necessary or advisable, including precautionary financing statements and/or mortgage filings, reasonably deemed necessary by Lessor and the Administrative Agent, to perfect the rights, titles and interests of Lessor, the Participants and the Administrative Agent intended to be created by the Operative Documents shall have been made (or appropriate arrangements so to file shall have been made) in the appropriate places or offices, including any recordings and filings necessary to create, perfect, preserve and protect: (A) Lessor’s interest in the Collateral and any other property and interests included in the Leased Property, and (B) first priority liens for the benefit of the Administrative Agent and the Participants on the Collateral, subject only to Permitted Liens. All recording and filing fees and taxes with respect to any recordings or filings made pursuant to this Section 6.1(xi) shall have been paid in full by Lessee on or prior to such date, and satisfactory evidence thereof shall have been delivered to Lessor and the Administrative Agent, or arrangements for such payment shall have been made by Lessee to the reasonable satisfaction of Lessor.

(xii) Insurance. Lessor and the Administrative Agent shall have received insurance (including any flood insurance required to be obtained by Lessee under the Operative Documents) complying with, and to the extent required to be in place on the Document Closing Date pursuant to, the provisions of the Lease shall be in full force and effect as evidenced by certificates of insurance, broker’s reports or insurance binders delivered to Lessor, all in form and substance reasonably satisfactory to Lessor and the Administrative Agent.

(xiii) [Intentionally Omitted].

(xiv) [Intentionally Omitted].

(xv) Requirements of Law. In the reasonable opinion of Lessor, the Administrative Agent and the Participants and their respective counsel, the Overall Transaction does not and will not violate in any material respect any Applicable Laws and does not and will not subject any such Person to any material adverse regulatory prohibitions or constraints or cause any such Person to violate any Applicable Laws.

(xvi) Responsible Officer’s Certificate of Lessee and Guarantor. Lessor and the Administrative Agent shall have received a (1) Responsible Officer’s Certificate of Lessee, in substantially the form of Exhibit D-1 attached hereto, dated as of the Document Closing Date, and (2) Responsible Officer’s Certificate of Guarantor, in substantially the form of Exhibit D-2 attached hereto, dated as of the Document Closing Date.

(xvii) Document Closing Date. The Document Closing Date shall occur on or prior to April 1, 2026.

(xviii) No Default. There shall not be continuing any Default, Event of Default, or Event of Loss (except as notified in writing by Lessee to Lessor pursuant to that certain Notice of Property Condition dated February 25, 2026) or Significant Environmental Event, and no Default, Event of Default, Event of Loss or Significant Environmental Event will have occurred after giving effect to the Document Closing Date.

(xix) [Intentionally Omitted].

(xx) Financial Statements. The Participants shall have reviewed and approved the most recent financial statements of the Guarantor and its Consolidated Subsidiaries filed with the SEC.

(xxi) [Intentionally Omitted].

(xxii) [Intentionally Omitted].

(xxiii) [Intentionally Omitted].

(xxiv) [Intentionally Omitted].

(xxv) [Intentionally Omitted].

(xxvi) Governmental Approvals. All Governmental Actions and other approvals, consents, licenses and easements required to be taken, given or obtained, as the case may be, by or from any Governmental Authority or another Person, or by or from any trustee or holder of any indebtedness or obligation of Lessee or Guarantor, that are necessary in connection with the performance of their respective obligations under the Operative Documents, and that are necessary to have been obtained prior to the Document Closing Date shall have been taken, given or obtained, as the case may be, shall be in full force and effect, and the time for appeal with respect thereto shall have expired (or, if an appeal shall have been taken, the same shall have been dismissed) and shall not be subject to any pending proceedings or appeals (administrative, judicial or otherwise), except for any such Governmental Actions, approvals, consents, licenses or easements the failure of which to obtain or maintain could not reasonably be expected to cause a Material Adverse Effect.

(xxvii) KYC Information.

(i) Upon the reasonable request of any Participant made at least ten (10) days prior to the Document Closing Date, Lessee and Guarantor shall have provided to such Participant, and such Participant shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act, in each case at least ten (10) days prior to the Document Closing Date.

(ii) At least ten (10) days prior to the Document Closing Date, if Lessee and/or Guarantor qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, Lessee and/or Guarantor, as applicable, shall deliver, to each Participant that so requests, a Beneficial Ownership Certification.

(xxviii) Fees. The Administrative Agent, Lessor and the Arranger shall have received all Fees due and payable pursuant to Section 4.4.

(xxix) Litigation. No action or proceeding shall have been instituted, nor shall any action or proceeding be threatened, before any Governmental Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority (i) to set aside, restrain, enjoin or prevent the full performance of this Participation Agreement, any other Operative Document or any transaction contemplated as part of the Overall Transaction, (ii) that questions the validity of the Operative Documents or the rights or remedies of Lessor or the Administrative Agent with respect to Lessee, Guarantor, the Leased Property or the other Collateral under the Operative Documents, or (iii) for which there is a reasonable possibility of an adverse decision which has had or would reasonably be expected to have a Material Adverse Effect pursuant to clauses (d), (e), (f) or (g) of the definition thereof.

(xxx) Transaction Expenses. Lessee shall have paid or made arrangements to pay all applicable Transaction Expenses then due and payable.

(xxxi) Authorization, Execution and Delivery of Documents. The Participation Agreement, the Guaranty, the Lease, the First Modification to Memorandum of Lease, the First Modification to Leasehold Deed to Secure Debt, the Rent Assignment Agreement, the Security Instruments and the Fee Letters shall have been duly authorized, executed and delivered by each of the initial parties thereto, shall (to the extent the form and substance thereof shall not be prescribed hereby) be in form and substance satisfactory to each Participant and copies of an executed counterpart of each thereof (except for each Fee Letter, originals and copies of which shall only be delivered to the parties thereto) shall have been received by each of the Participants, the Administrative Agent and Lessor. Each of the Operative Documents listed in this clause (xxxi) shall be in full force and effect as to all other initial parties thereto.

All documents and instruments required to be delivered on the Document Closing Date shall be delivered at the offices of Chapman and Cutler LLP, 320 South Canal Street, Chicago, Illinois 60606 Attention: Vincent W. Pelleriti, Esq, or at such other location as may be determined by Lessor and Lessee.

Article VII

[Intentionally Omitted]

Article VIII

Representations

Section 8.1. Representations of the Participants. As of the date of its execution of this Participation Agreement, each Participant represents and warrants, severally and only as to itself, to the other Participants and to the Administrative Agent and Lessee that:

(a) Power and Authority. Such Participant has the requisite power and authority to enter into and perform its obligations under the Operative Documents to which it is a party.

(b) Lessor Liens. There are no Lessor Liens attributable to such Participant on the Lease or the Leased Property.

(c) Organization, etc. Such Participant is a corporation, banking association, or limited liability company validly organized and existing and in good standing under the laws of the State or jurisdiction of its creation.

(d) ERISA. Such Participant is not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with performing its obligations under the Operative Documents.

Section 8.2. Representations of Lessee. Lessee represents and warrants to each of the other parties hereto as of the Document Closing Date that:

(a) Corporate Existence and Power. Lessee is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia (or, if another corporation has become Lessee as permitted by Section 9.2(b), the laws of its jurisdiction of incorporation or organization). Lessee has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have such licenses, authorizations, consents and approvals could not be reasonably expected to result in a Material Adverse Effect.

(b) Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by Lessee of the Operative Documents (i) are within Lessee’s corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of, or filing with, any governmental body, agency or official (except for filings with governmental agencies (x) which filings are necessary or desirable in order for Lessee to comply with disclosure obligations under applicable laws and (y) which filings, if not made, would not impair the validity or enforceability of the Operative Documents and the obligations of Lessee thereunder in any material respect) and (iv) do not (x) violate, in any material respect, any provision of law or regulation applicable to Lessee (including without limitation the Margin Regulations) or the articles of incorporation or by-laws of Lessee, or of any agreement under which Debt may be incurred or any other material agreement or instrument binding upon Lessee (excluding any contravention or default of any material agreement or instrument as could not reasonably be expected to result in a Material Adverse Effect) or (z) result in the creation or imposition of any Lien on any asset of Lessee.

(c) Binding Effect. This Participation Agreement constitutes, and when executed and delivered in accordance with this Participation Agreement, each other Operative Document to which Lessee is a party will constitute, a valid and binding obligation of Lessee, enforceable against it in accordance with its terms, subject to (i) applicable Debtor Relief Laws and

(ii) equitable principles of general applicability (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d) Litigation. There is no action, suit or proceeding pending against, or to the knowledge of Lessee, threatened against or affecting, Lessee before any court or arbitrator or any governmental body, agency or official, which, if determined adversely, could reasonably be expected to result in a Material Adverse Effect or which in any manner impairs the validity or enforceability of the Operative Documents in any material respect.

(e) Compliance with Law. Lessee is in compliance in all material respects with all applicable provisions of the United States Interstate Commerce Commission Termination Act of 1995, as amended, and all regulations, orders, rulings and official interpretations thereunder, except where the failure to so comply could not reasonably be expected to result in a Material Adverse Effect.

(f) Environmental Matters. Except for the Disclosed Matters and matters disclosed in the Environmental Audit and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, Lessee has not (i) failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law with respect to the Site, (ii) become subject to any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) from any Environmental Violation or Environmental Claim relating to the Site, (iii) received notice of any Environmental Claim relating to the Site, or (iv) knows of any basis for any Environmental Claim relating to the Site.

(g) Taxes. Lessee and Guarantor have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by Lessee or Guarantor or are contesting such assessment in good faith by appropriate proceedings, except where the failure to so pay or file could not be reasonably expected to result in a Material Adverse Effect.

(h) Not an Investment Company. Lessee is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(i) Full Disclosure. All written information (it being understood that such information will be deemed to include the Guarantor's most recent filings on Form 10-K and Form 10-Q and any filing on Form 8-K, or posting on Guarantor’s website at https://norfolksouthern.investorroom.com/sec-filings, filed or posted since Guarantor’s most recent filing on Form 10-Q), other than financial projections, any forecasts or other forward looking information and information of a general economic or industry-specific nature, taken as a whole, heretofore furnished by Lessee to the Administrative Agent or any Participant for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by Lessee to the Administrative Agent or any Participant will be (in the case of any such information furnished after the date hereof, after giving effect to any supplements thereto), complete and correct in all material respects on the date as of which such information is stated or certified.

(j) No Default. No Event of Default is continuing and the Lessee is not in default under or with respect to any material contract, agreement, lease or other instrument to which it is a party or by which its property is bound or affected where such default could reasonably be expected to result in a Material Adverse Effect.

(k) Anti-Corruption Laws and Sanctions. Lessee and its respective directors, officers, employees, and, to the knowledge of Lessee, its agents are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. Lessee and, to the knowledge of Lessee, any of its respective directors, officers or employees has not taken any action, directly or indirectly, that would result in a violation by such Persons of any Sanctions or Anti-Corruption Laws.

(l) [Intentionally Omitted].

(m) Patents, Trademarks. There are no patents, patent rights, trademarks, service marks, trade names, copyrights, licenses or other intellectual property rights with respect to the Leased Property that are necessary for the operation of the Leased Property, except to the extent that Lessee has rights in respect thereof without payment of royalties or other licensing payments which rights may be freely leased, licensed or otherwise provided to Lessor or any successor owner, lessee, user or operator of the Leased Property.

(n) Subjection to Government Regulation. Neither the Administrative Agent nor any Participant will become subject to ongoing regulation of its operations by any Governmental Authority solely by reason of entering into the Operative Documents or consummation or performance of the transactions contemplated thereby, except for regulation the applicability of which depends upon the existence of facts in addition to the ownership of, or the holding of any interest in, the Leased Property.

(o) [Intentionally Omitted].

(p) Location of Chief Executive Office and Principal Place of Business, etc. The (i) “location” (as such term is used in Section 9-307 of the Uniform Commercial Code) of Lessee is the State of Georgia, and the place where its records covering the Leased Property and all of its interests, into and under all documents relating to the Leased Property are and will be kept, is located at the Leased Property and (ii) “Norfolk Southern Railway Company” is its true legal name as registered in the jurisdiction of its organization, its federal employer identification number is 53-6002016 and its organizational identification number designated by its jurisdiction of organization is 00028001.

(q) Title to Leased Property; Leasehold Interest. Subject at all times to Section 5.1 hereof, Lessor will at all times have good and marketable record title to the Facility and leasehold interest in the Site, free and clear of all Liens other than Permitted Liens.

(r) Creation of Liens. The Security Instruments will create a valid (and when the filings and recordings described in Schedule 6.1(x) have been made) first priority (subject only to Permitted Liens) perfected Lien in favor of Lessor or the Administrative Agent, as applicable, in the Leased Property and the collateral described in the Assignment of Leases, as applicable, and no filing, recording, registration or notice with, or payment of any fees to, any federal or state Governmental Authority will be necessary to establish or (except for such filings and recordings as will be made pursuant to Schedule 6.1(xi) and payment of fees in connection therewith, which fees Lessee has provided on the Document Closing Date) perfect, or give record notice of, the Lien in favor of Lessor or the Administrative Agent, as applicable, to the extent such Lien may be perfected by filings or recordings. With respect to Lessor’s leasehold interest in the Site, the Ground Lease, Ground Sublease and Authority Lease is sufficient to convey a good and marketable leasehold interest to the Site (subject to the Permitted Liens).

(s) Applicable Law. The Facility and Site are in compliance in all material respects with all Applicable Laws and Insurance Requirements, and any present use and presently anticipated future use thereof by Lessee and its agents, assignees, employees, invitees, lessees, licensees and tenants comply with all Applicable Laws. No notices, complaints or orders of violation or noncompliance or liability have been issued to Lessee or, to the best of their knowledge, threatened by any Person with respect to the Leased Property or the present or intended future use thereof, and Lessee is not aware of any circumstances which could give rise to the issuance of any such notices, complaints or orders.

(t) Utilities; Use and Operation of Leased Property. All utilities required to adequately service the Leased Property for its intended use are available. All utilities serving the Leased Property are located in, and vehicular access to the Leased Property is provided by, either public rights-of-way abutting the Leased Property or valid easements that run with the land and the benefit of which are part of the leasehold estate demised under the Ground Lease. With respect to the Leased Property, all material licenses, approvals, authorizations, consents, permits (including, without limitation, building and environmental permits, licenses, approvals, authorizations and consents), easements and rights-of-way, including proof and dedication, required for (x) the use, treatment, storage, transport, disposal or disposition of any Hazardous Substance on, at or under the Leased

Property, (y) [Intentionally Omitted] and (z) the use and operation of the Leased Property have either been obtained from the appropriate Governmental Authorities having jurisdiction or from private parties, as the case may be, or will be obtained from the appropriate Governmental Authorities having jurisdiction or from private parties, as the case may be, as and when necessary.

(u) Flood Hazard Areas. No portion of the Site is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable Governmental Authority. If the Site is located, or becomes located, in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable Governmental Authority, then, to the extent required by Applicable Laws, flood insurance has been or will be obtained by Lessee in accordance with the National Flood Insurance Act of 1968, as amended.

(v) No Prohibited Transactions. None of the transactions contemplated by the Operative Documents will constitute a prohibited transaction within the meaning of Section 4975(c)(1)(A) through (D) of the Code.

(w) Site Compliance. The Site is in compliance in all material respects with all Applicable Laws, including all Environmental Laws and applicable zoning, use and building codes, laws, regulations and ordinances relating to the operations, maintenance, use or ownership of the Site, except where the noncompliance with which individually or in the aggregate could not reasonably be expected to have a material adverse effect on Lessee’s ability to perform its obligations under the Operative Documents.

(x) Environmental Condition of the Site. Except as set forth in the Environmental Audit described in Section 6.1(vi) or any other environmental report delivered to the Participants (whether or not addressed to the Participants) before the Document Closing Date,

(i) Lessee has not received any written notice of, or written inquiry from any Governmental Authority regarding, any Environmental Claim or any violation or non-compliance with Environmental Laws with regard to the Site;

(ii) Lessee has not stored, released or transported any Hazardous Substances on the Leased Property or the Site in violation of Environmental Laws;

(iii) the Site does not contain any Hazardous Substance at, on or under the Site in amounts or concentrations that constitute a violation of Environmental Laws; and

(iv) Lessee has or will have obtained all Governmental Actions which are required of it under all Environmental Laws with regard to the Site.

(y) Title. On the Document Closing Date, the Ground Lessor shall have good fee simple title to the Site, subject to Permitted Liens and such matters as are set forth in the Title Policies.

(z) [Intentionally Omitted].

(aa) Beneficial Ownership Certification. As of the Document Closing Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.

(bb) Plan Assets. Lessee represents and warrants as of the Document Closing Date that Lessee is not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Commitments.

(cc) Bond Documents and Authority Lease Obligations and Related Matters. There exist no obligations or liabilities of Lessor under any of the Bond Documents or the Authority Lease which are not obligations required to be performed by Lessee under the Operative Documents.

Section 8.3. [Intentionally Omitted].

Section 8.4. Representations and Warranties of Administrative Agent. Bank of America, N.A., in its individual capacity and not in its capacity as the Administrative Agent (with the exception of the last sentence of clause (b) below, which representation and warranty is made by Bank of America, N.A. solely in its capacity as the Administrative Agent), hereby represents and warrants to each of the other parties hereto that:

(a) Organization and Authority. It is duly organized as a national banking association under the laws of the United States of America, and has the corporate power and authority to enter into and perform its obligations under the Operative Documents.

(b) Authorization; Binding Effect. The Operative Documents to which the Administrative Agent is or will be a party have been or will be, on the date required to be delivered hereby, duly authorized, executed and delivered by the Administrative Agent. This Participation Agreement is, and each such other Operative Documents is, or, when so executed and delivered by the Administrative Agent will be, valid, legal and binding agreements of the Administrative Agent, enforceable against the Administrative Agent in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

(c) Non-Contravention. Neither the execution and delivery by the Administrative Agent of the Operative Documents to which it is or will be a party, either in its individual capacity, or as the Administrative Agent, or both, nor compliance with the terms and provisions thereof, conflicts with, results in a breach of, constitutes a default under (with or without the giving of notice or lapse of time or both), or violates any of the terms, conditions or provisions of: (i) its charter documents or bylaws; (ii) any bond, debenture, note, mortgage, indenture, agreement, lease or other instrument to which it is now a party or by which it or its property, either in its individual capacity, or as the Administrative Agent, or both, is bound or affected, where such conflict, breach, default or violation would be reasonably likely to materially and adversely affect the ability of the Administrative Agent, either in its individual capacity, or as the Administrative Agent, or both, to perform its obligations under any Operative Document to which it is or will be a party, either in its individual capacity, or as the Administrative Agent, or both; or (iii) any of the terms, conditions or provisions of any law, rule, regulation, order, injunction or decree of any federal or Governmental Authority of the State of Utah or any of the terms, conditions or provisions of any law, rule, regulation, order, injunction or decree of any Governmental Authority of the United States governing the banking and trust powers of the Administrative Agent applicable to it in its individual capacity or as the Administrative Agent, or both, where such conflict, breach, default or violation would be reasonably likely to materially and adversely affect the ability of the Administrative Agent, either in its individual capacity, or as the Administrative Agent, or both, to perform its obligations under any Operative Document to which it is or will be a party.

(d) Absence of Litigation, etc. There is no litigation (including derivative actions), arbitration or governmental proceedings pending or, to the best knowledge of the Administrative Agent, threatened against it which would be reasonably likely to adversely affect the Administrative Agent’s ability to perform its obligations under the Operative Documents to which it is or will be a party.

(e) Governmental Actions. No action, consent or approval of, registration or filing with or any other action by any federal or Governmental Authority is or will be required by the Administrative Agent in connection with the Overall Transaction, except those which have been made or obtained or will be obtained on a timely basis in the ordinary course of the Administrative Agent’s business, and which are in full force and effect.

Article IX

Covenants of Lessee

Section 9.1. Affirmative Covenants of Lessee.

(a) Information. Lessee will deliver to Lessor and the Administrative Agent for circulation to each of the Participants:

(i) within ten (10) days after any officer of Lessee obtains knowledge of any Default or Event of Default, a certificate of the chief financial officer or the chief accounting officer of Lessee setting forth the details thereof and the action which Lessee is taking or proposes to take with respect thereto;

(ii) as soon as reasonably practicable after any officer of Lessee obtains knowledge of the commencement of, or of a threat of the commencement of, any actions, suits or proceedings against Lessee before any court or arbitrator or any Governmental Authority which, if determined adversely, could reasonably be expected to result in a Material Adverse Effect or which in any manner questions the validity or enforceability of the Operative Documents in any material respect, a certificate of the chief financial officer or the chief accounting officer of Lessee setting forth the nature of such pending or threatened action, suit or proceeding and such additional information with respect thereto as may be reasonably requested by any Participant; and

(iii) from time to time such additional information regarding the financial position, business or properties of Lessee as any Participant through the Administrative Agent may reasonably request.

(b) Maintenance of Property; Insurance. Without limiting the obligations of Lessee under the Lease:

(i) Lessee will keep all property deemed by Lessee to be necessary to its business in such order and condition as Lessee shall consider prudent, ordinary wear and tear excepted.

(ii) Lessee will maintain insurance (or self-insurance) in such amounts as it reasonably deems necessary to carry on its business on terms Lessee reasonably deems appropriate.

(c) Conduct of Business and Maintenance of Existence. Lessee will preserve, renew and keep in full force and effect its corporate existence, except as permitted by Section 9.2(b) and its rights, privileges and franchises reasonably deemed by Lessee to be necessary in the normal conduct of business, except where the failure to maintain such rights, privileges and franchises could not be reasonably expected to result in a Material Adverse Effect.

(d) Compliance with Laws. Lessee will comply, in all material respects, with all Applicable Laws, ordinances, rules, regulations, and requirements of Governmental Authorities (including, without limitation, the Interstate Commerce Commission Termination Act of 1995, Environmental Laws, ERISA, Anti-Corruption Laws and applicable Sanctions, and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where such failure could not be reasonably expected to result in a Material Adverse Effect.

(e) Payment of Obligations. Lessee will pay and discharge, and will cause each Significant Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities (including, without limitation, tax liabilities and claims of materialmen, warehousemen and the like which if unpaid would by law give rise to a Lien not permitted by the Operative Documents), except where the same may be contested in good faith by appropriate proceedings or where the failure to pay such obligation or liability could not be reasonably expected to result in a Material Adverse Effect, and will maintain, and will cause each Significant

Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

(f) Inspection of Property, Books and Records. Lessee will keep proper books of record and account in accordance with generally accepted accounting principles; and will permit representatives designated in writing by the Administrative Agent or Lessor (and, upon a Default or Event of Default, any Rent Assignee), and subject to such limitations as Lessee may reasonably impose to insure safety or compliance with any applicable legal or contractual restrictions, to visit and inspect any of their respective properties (other than the Leased Property), to examine and make abstracts from any of their corporate books and financial records and to discuss their respective affairs, finances and accounts with their respective principal officers, all at such reasonable times during normal business hours, after reasonable prior notice; provided that, unless a Default or Event of Default shall be continuing, there shall be no more than one such inspection by the Administrative Agent and Lessor taken as a whole during any fiscal year.

(g) Anti-Corruption Laws and Sanctions. Lessee will maintain in effect and enforce policies and procedures designed to promote and achieve compliance by Lessee, its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and the Sanctions, if any, applicable to such Persons.

(h) On-going KYC Obligation. Promptly following any request therefor, provide information and documentation reasonably requested by the Administrative Agent or any Participant for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation.

Section 9.2. Negative Covenants of Lessee.

(a) Negative Pledge. Neither Lessee nor any Subsidiary will create, assume or suffer to exist any Lien on the Leased Property, other than Permitted Liens.

(b) Consolidations, Mergers and Sales of Assets.

(i) Lessee will not (A) consolidate or merge with or into any other Person or (B) sell, lease or otherwise transfer, directly or indirectly, all or substantially all of its assets to any other Person; provided that Lessee may merge or consolidate with another Person or sell all or substantially all of its assets to another Person if:

(1) the Person surviving such merger or consolidation, or the Person that acquires substantially all of Lessee’s assets, is a business corporation incorporated under the laws of a State of the United States of America;

(2) the Person surviving such merger or consolidation, if not Lessee, or the Person that acquires substantially all of Lessee’s assets, (i) executes and delivers to the Administrative Agent and each of the Participants an instrument in form reasonably satisfactory to the Administrative Agent pursuant to which such Person assumes all of Lessee’s obligations under the Operative Documents as theretofore amended or modified, including the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of all amounts payable hereunder and the performance of all of the other covenants and agreements contained herein (ii) provides to the Administrative Agent and the Participants, at least 5 Business Days prior to the closing of such merger, consolidation or sale of assets, (x) all documentation and other information requested by the Administrative Agent or any Participant in order to comply with requirements of the PATRIOT Act, applicable “know your customer” and anti money laundering rules and regulations and (y) to the extent such Person qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation and (iii) if requested by the Required Participants, delivers an opinion of counsel reasonably satisfactory to the Required Participants (it being understood that an opinion delivered substantially in the form provided on the Document Closing Date shall be reasonably satisfactory), in each case after giving effect to such merger, consolidation or sale of assets, as the case may be;

(3) immediately after giving effect to such merger, consolidation or sale of assets, no Event of Default shall have occurred and be continuing and the representations and warranties of Lessee contained in this Participation Agreement and each other Operative Document shall be true in all material respects (or, if qualified as to materiality, in all respects) as if made immediately after such merger, consolidation or sale of assets (except to the extent such representations and warranties specifically relate to an earlier date, in which case, such representations and warranties shall be true in all material respects (or, if qualified as to materiality, in all respects) as of such earlier date); and

(4) the Guaranty remains in full force and effect and is reaffirmed by Guarantor.

(c) [Intentionally Omitted].

(d) Transactions with Affiliates. Lessee will not, and will not permit any Subsidiary to, directly or indirectly, pay any funds to or for the account of, make any Investment in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect, any transaction with, any Affiliate except on an arm’s-length basis on terms no less favorable in any material respect to Lessee or such Subsidiary than could have been obtained from a third party who was not an Affiliate; provided that the foregoing provisions of this Section shall not prohibit (i) the declaration or payment of any lawful dividend or other payment ratably in respect of all of its capital stock of the relevant class, (ii) transactions entered into in the ordinary course of business with joint ventures in which Lessee has a direct or indirect interest to the extent Lessee has determined in its reasonable judgment that the business purpose achieved by such transactions renders the terms thereof reasonable or (iii) any payment under any tax sharing agreement entered into among Lessee, its parent and any of its parent’s Subsidiaries.

Article X

Other Covenants and Agreements

Section 10.1. Covenants of the Administrative Agent and the Participants. (a) Lessor Liens. Each of the Participants (severally and not jointly with any other Participants), the Administrative Agent and Lessor hereby agrees that so long as this Participation Agreement is in effect it:

(i) will not create, incur, assume or suffer to exist any Lessor Lien attributable to it upon the Lease or the Leased Property (other than as contemplated by any of the Operative Documents); and

(ii) will remove any Lessor Lien created or incurred by it and use its best efforts to remove any Lessor Lien attributable to it assumed or suffered to exist by it upon the Lease or the Leased Property (other than the Liens of the Security Instruments and such other Liens as are contemplated by any of the Operative Documents); provided, however, that any action taken pursuant to this clause (ii) shall not limit Lessee’s rights or remedies under any of the Operative Documents.

(b) Rent Assignment Agreement. Lessor and each Participant hereby agrees that, so long as the Lease is in effect, Lessor shall not consent to or permit any amendment of the terms and provisions of the Rent Assignment Agreement or any Security Instrument, whether or not any Event of Default shall have occurred and be continuing, if any such amendment or action would have the effect of increasing the obligations of Lessee or decreasing the rights of Lessee, in each case without the prior written consent of Lessee except that without such consent, Lessor may waive performance by the Administrative Agent of obligations to Lessor, the non-performance of which does not adversely affect Lessee.

(c) Acceptance of Provisions of Lease. The Participants and the Administrative Agent hereby acknowledge and accept the provisions of Sections 15.2 and 20.1 of the Lease.

(d) Depreciation. With respect to any taxable year or portion thereof, prior to the Expiration Date, no Participant shall claim any federal or state or local tax attributes or benefits (including depreciation) relating to the Leased Property or otherwise claim ownership of the Leased Property for federal, state or local tax purposes unless required to do so by an appropriate taxing authority or after a clearly applicable change in Applicable Laws or as a protective response to a proposed adjustment by a Governmental Authority; provided, however, that if an appropriate taxing authority shall require Lessor or any Participant to claim any such federal or state tax attributes or benefits or if it proposes to claim any such federal or state tax attributes or benefits as a protective response, such Person shall promptly notify Lessee thereof and shall permit Lessee to contest such requirement in a manner similar to the contest rights provided in, and subject to any applicable limitation to a contest contained in, Section 13.4(b).

(e) Right of Set-Off. Each of the Participants, Lessor and the Administrative Agent, in its individual capacity, and each of Lessee and Guarantor covenants as to itself, not jointly with any other Person, that it shall not exercise, or attempt to exercise, any right of setoff, banker’s lien, or the like, against any deposit account or property of Guarantor or Lessee, or any of its Affiliates held or maintained by such Person without the prior written consent of the Administrative Agent, which shall base its decision to grant such consent solely upon a determination, upon the advice of the Administrative Agent’s counsel, that such exercise shall not adversely affect the right of any other Participant to resort to any other right or remedy as a result of the application of state law relating to a Rent Assignee.

(f) Release of Documents. The Administrative Agent hereby agrees that, upon a sale of the Leased Property pursuant to Section 20.1 of the Lease and payment of all amounts due and owing from Lessee under the Operative Documents or repayment in full of all Rent Assignment Contributions and Lessor Amount and all other amounts due and owing from Lessee under the Operative Documents to the Administrative Agent and the Participants, the Administrative Agent shall, at Lessee’s sole cost and expense execute and deliver to Lessee a bill of sale, release of any Security Instrument, and releases of all other Liens created by the Operative Documents, and termination statements for any financing statements relating to the Leased Property or any of the Collateral which are then of record naming the Administrative Agent as secured party or assignee thereof.

(g) Release of Liens. The Administrative Agent hereby agrees with Lessee (so long as no Event of Default shall be continuing), the Rent Assignees and the Administrative Agent, except as otherwise expressly authorized or otherwise permitted under the Operative Documents, not to release the Lien of any of the Security Instruments on the Collateral.

(h) Notice of Change; Lessor Confirmation Letter. Lessor shall notify Lessee if (i) Lessor determines that any facts or circumstances could reasonably be expected to cause Lessor to be deemed to be a “variable interest entity” pursuant to GAAP, or (ii) the SEC or the accounting firm which audits Lessor sends Lessor written notice that it has commenced any investigation or inquiry into whether Lessor is a “variable interest entity”, or (iii) Lessor has knowledge that the status of Lessor is being considered under Paragraph 7 of ASC 810. In the event that Lessor becomes a “variable interest entity” pursuant to GAAP, or is otherwise required to be consolidated with Lessee, Lessor shall provide such financial information as may be reasonably requested by Lessee in connection with the consolidation of Lessor in Lessee’s financial statements. Lessor shall annually, and upon the request of Lessee, and in any event not more than quarterly, provide to Lessee a letter of the same tenor as the Lessor Confirmation Letter. In the event Lessor shall be determined to be a “variable interest entity” under GAAP, then at Lessee’s option, Lessor shall, at Lessee’s expense, assign its interest in this Agreement, the other Operative Documents and the Leased Property to a successor lessor designated by Lessee for the Lessor Balance plus all other amounts owing to Lessor under the Operative Documents in accordance with Section 12.1(b).

(i) Bond Documents. So long as no Event of Default is continuing under the Operative Documents and except as otherwise provided in the Operative Documents, the Participants shall not terminate the Authority Lease or the Bond Documents without the prior written consent of Lessee.

Article XI

Reserved

Article XII

Transfers of Participants’ Interests

Section 12.1. Assignments.

(a) All or any part of the interest of any Rent Assignee in, to or under this Participation Agreement, the other Operative Documents or the Leased Property may be assigned or transferred by such Rent Assignee at any time to any Eligible Assignee; provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all such rights and obligations under the Rent Assignment Agreement (if applicable to such Rent Assignee); (ii) unless both parties to the assignment are the Participants immediately prior to giving effect to the assignment, the amount of the Commitment of the assigning Rent Assignee being assigned pursuant to each such assignment shall not be less than $15,000,000.00 (or if less, the entire amount of such Participant’s Commitment) and shall be an integral multiple of $5,000,000.00 (or such Participant’s entire Commitment); (iii) each such assignment shall be to an Eligible Assignee;(iv) Lessor shall have received from the assignee/transferee or the assignor/transferor of a transfer fee in the amount of $1,000.00; (v) each assignee or transferee shall have complied, as of the date of the transfer, with the delivery requirements of Section 12.3(a); (vi) if the assignment occurs prior to the end of the Commitment Period, the assignor shall concurrently assign to the assignee that percentage of its Commitment set forth in Schedule II hereto; (vii) each assignee or transferee shall (A) acknowledge in writing, addressed and delivered to each of the parties to this Participation Agreement, that the obligations to be performed by the assignor or transferor from and after the date of such transfer or assignment under this Participation Agreement and all other Operative Documents are its obligations, including the obligations imposed by this Section 12.1(a), and (B) represent and warrant to Lessor, Guarantor, the Administrative Agent, each other Participant and Lessee in writing each of the representations and warranties as set forth in Section 8.1 and that it has the requisite power and authority to accept such assignment or transfer and engage in the Overall Transaction; (viii) the transferor and transferee Rent Assignee shall deliver to Lessee, Guarantor the Administrative Agent and Lessor an Assignment Agreement, in substantially the form of Exhibit E, each executed by the assignee or transferee; and (ix) to the extent required in the definition of “Eligible Assignee”, Lessee shall have provided its written consent (not to be unreasonably withheld or delayed) which consent shall not be required during the existence of a Default or Event of Default.

Any transfer or assignment made in violation of the above requirements shall not be effective against the other parties to this Participation Agreement until such requirements are satisfied.

(b) All of the interests of Lessor in, to or under this Participation Agreement, the other Operative Documents, the Leased Property or the other Collateral may be assigned or transferred by Lessor at any time to any Eligible Assignee; provided, however, that (i) Lessor shall give notice of such assignment and the name of the assignee to Lessee; (ii) the assignee or transferee shall have complied, as of the date of the transfer, with the delivery requirements of Section 12.3(a);(iii) the assignee or transferee shall (A) acknowledge in writing, addressed and delivered to each of the parties to this Participation Agreement, that the obligations to be performed by the assignor or transferor from and after the date of such transfer or assignment under this Participation Agreement and all other Operative Documents are its obligations, including the obligations imposed by this Section 12.1(b), and (B) represent and warrant to Lessor, Guarantor, the Administrative Agent and Lessee in writing each of the representations and warranties as set forth in Section 8.1 and that it has the requisite power and authority to accept such assignment or transfer and to engage in the Overall Transaction; (iv) the transferor and transferee shall deliver to Lessee, Guarantor, the Administrative Agent and Lessor an Assignment Agreement, in substantially the form of Exhibit E, each executed by the assignee or transferee; and (v) to the extent required in the definition of “Eligible Assignee”, Lessee shall have provided its written consent (not to be unreasonably withheld or delayed) which consent shall not be required during the existence of an Event of Default; provided, further, that no such assignment shall be made if so long as no Event of Default exists, (1) in the reasonable opinion of Lessee, such assignment would cause Lessee to be required to cease reporting the Lease as an operating lease in Lessee’s financial statements and (2) Lessee provides Lessor written notice of such determination within thirty (30) days of Lessee’s receipt of the notice described in clause (i) above. If Lessee has objected to a proposed assignee for the reason set forth in clause (1) above (which shall be the only reason Lessee can object to a proposed assignee), Lessor may re-submit notice of such proposed assignee to Lessee at a later date and the reasonableness of Lessee’s opinion in clause (1) shall be determined as of such later date. Additionally, in the event Lessee objects in writing to the proposed assignee for the reason set forth in clause (1) above (which shall be the only reason Lessee can object to a proposed assignee) within five (5) days of receipt of the notice described in clause (i) above, Lessee shall have thirty (30) days from the date of receipt of such notice to find a replacement assignee and if no such replacement assignee is found within such thirty (30) day period, Lessor may assign all of its rights, obligations and interest in, to and under the Lease, the other Operative Documents, and the Leased Property as contemplated above to such assignee identified in such notice delivered to Lessee.

Any transfer or assignment made in violation of the above requirements shall not be effective against the other parties to this Participation Agreement until such requirements are satisfied.

The Administrative Agent shall maintain a register for the recordation of the names and addresses of the Participants that own interests in, to or under this Participation Agreement, the other Operative Documents, the Leased Property or the other Collateral, and the Commitments of, and any other amounts treated as principal or interest for United States federal income tax purposes owing to each Participant pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Lessee, the Administrative Agent and the Participants shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Participant hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Lessee and any Participant, at any reasonable time and from time to time upon reasonable prior notice. No transfer or assignment shall be effective until recorded in the Register.

Section 12.2. Participations. Notwithstanding Section 12.1, any Participant may at any time sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a “Sub-Participant”) participating interests in all or a portion of its rights and obligations under this Participation Agreement or the other Operative Documents and the Collateral (including, without limitation, all or portion of the Rent owing to it) without the prior consent of Lessee or the Administrative Agent; provided, however, that:

(a) no participation contemplated in this Section 12.2 shall relieve such Participant from its obligations hereunder or under any other Operative Document;

(b) such Participant shall remain solely responsible for the performance of its Commitment and such other obligations hereunder and under any Operative Documents;

(c) Lessee, Lessor and the Administrative Agent shall continue to deal solely and directly with such Participant in connection with such Participant’s rights and obligations under this Participation Agreement and each of the other Operative Documents; and

(d) each Participant that sells a sub-participation shall, acting solely for this purpose as a non-fiduciary agent of the Lessee, maintain a register on which it enters the name and address of each Sub-Participant and information relating to the interests of each Sub-Participant (including information relating to any amounts treated as principal or interest for United States federal income tax purposes) (the “Participant Register”); provided that no Participant shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Sub-Participant or any information relating to a Sub-Participant’s interests) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Participant shall treat each Person whose name is recorded in the Participant Register as the owner of such Participation for all purposes of this Participation Agreement notwithstanding any notice to the contrary.

Section 12.3. Withholding Taxes; Disclosure of Information; Pledge Under Regulation A.

(a) If any Participant, or any assignee or Sub-Participant from such Participant in any Lessor Amount (each such Participant, assignee or Sub-Participant, a “Recipient”) is a U.S. Person, then such Recipient shall (i) furnish to Lessor, the Administrative Agent and Lessee in duplicate, for each taxable year of Recipient during the Term, a properly completed and executed Internal Revenue Service Form W-9 and any additional form (or such other form) as is necessary to claim complete exemption from United States withholding taxes on all payments hereunder, and (ii) provide to Lessor, the Administrative Agent, Guarantor and Lessee a new Internal Revenue Service Form W-9 and any such additional form (or other such form) upon the expiration or obsolescence of any previously delivered form in accordance with applicable United States laws and regulations duly executed and completed by Lessor or Recipient, as the case may be.

(b) If any Recipient is not a U.S. Person, then the Recipient shall (i) furnish to Lessor, the Administrative Agent, Guarantor and Lessee in duplicate, for each taxable year of Recipient during the Term, a properly completed and executed Internal Revenue Service Form W-8 ECI, Internal Revenue Service Form W-8 BEN-E or Internal Revenue Service Form W-8 IMY, as applicable, together with any necessary attachments, and any additional form (or such other form) as is necessary to benefit from complete exemption from United States withholding taxes on all payments hereunder, (ii) provide to Lessor, the Administrative Agent, Guarantor and Lessee a new Internal Revenue Service Form W-8 ECI, Internal Revenue Service Form W-8 BEN-E or Internal Revenue Service Form W-8 IMY, as applicable, together with any necessary attachments, and any such additional form (or such other form) upon the expiration or obsolescence of any previously delivered form duly executed and completed by such Recipient, and (iii) comply at all times with all applicable United States laws and regulations and all provisions of any applicable tax treaty with regard to such withholding tax exemption.

(c) If any payment made to a Recipient under any Operative Document would be subject to United States federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to the Lessee and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Lessee or Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) as may be necessary for the Lessee and Administrative Agent to comply with their respective obligations, if any, under FATCA and to determine that such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.

(d) By its acceptance of an assignment of or participation in the interests, in whole or in part, under this Participation Agreement, each Recipient shall be deemed bound by the provisions set forth in this Article XII and to represent on the date it becomes a Recipient, that it is entitled to complete exemption from United States withholding taxes on all payments hereunder.

(e) Subject to Section 15.14 hereof, the Administrative Agent or any Participant may, in connection with any assignment, participation or proposed assignment or participation permitted pursuant to this Article XII, disclose to the Recipient or proposed Recipient any information relating to Lessee.

(f) Anything in this Article XII to the contrary notwithstanding, any Participant may, without the consent of Lessee, assign and pledge all or any portion of its interest in the Rent Assignment Contributions, this Participation Agreement to any Federal Reserve Bank as collateral security pursuant to Regulation A of the F.R.S. Board.

Article XIII

Indemnification

Section 13.1. Indemnification.

(a) General Indemnification. Without limitation on the rights of any Indemnitee under any other indemnification set forth in this Article XIII, whether or not any of the transactions contemplated hereby shall be consummated, Lessee shall pay and assume liability for, and does hereby agree to indemnify, protect, defend, save and keep harmless each General Indemnitee from and against any and all Claims that may be imposed on, incurred by or asserted against such General Indemnitee (whether because of action or omission by such General Indemnitee), whether or not such Claim is covered by any other indemnification under this Article XIII or such General Indemnitee shall also be indemnified as to any such Claim by any other Person, and whether or not such Claim arises or accrues after the Expiration Date, in each case under this Section 13.1(a), arising out of or in any way relating to:

(1) any of the Operative Documents, any of the transactions contemplated thereby or any investigation, litigation or proceeding in connection therewith, and any amendment, modification or waiver in respect thereof;

(2) the Leased Property, or any part thereof or interest therein;

(3) the purchase, manufacturing, mortgaging, design, construction, preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, purchase, ownership, possession, rental, lease, sublease, repossession, maintenance, repair, alteration, modification, addition or substitution, storage, transfer of title, redelivery, use, financing, refinancing, operation, condition, sale (including, without limitation, any sale or other transfer pursuant to Sections 15.1 or 16.2 or any sale or transfer pursuant to Articles XVIII, XX or XXI of the Lease), return or other disposition of all or any part of any interest in the Leased Property or the Site or the imposition of any Lien (or incurring of any liability to refund or pay over any amount as a result of any Lien) thereon, including, without limitation: (i) Claims or penalties arising under any agreements or obligations relating to any violation of law or in tort (strict liability or otherwise) by Lessee, Guarantor, the Administrative Agent, Lessor, any Participant or any other Person or with respect to the use, operation or maintenance of the Leased Property or the Site, (ii) loss of or damage to the environment (including, without limitation, investigation costs, cleanup costs, response costs, remediation and removal costs, costs of corrective action, costs of financial assurance, and all other damages, costs, fees and expenses, fines and penalties, including natural resource damages), or death or injury to any Person, and all expenses associated with the protection of wildlife, aquatic species, vegetation, flora and fauna, and any mitigating action required by or under any Environmental Laws, (iii) any Claim resulting from or related to latent or other defects in the Leased Property, whether or not discoverable, (iv) any Claims resulting from the existence or Release of any Hazardous Substance at or from the Leased Property or the Site, (v) any Claim resulting from or related to the purchase, acquisition, lease or transfer of the Leased Property, or arising from or relating to the Ground Lease, the Ground Sublease or the Authority Lease, (vi) any Claim based upon a violation or alleged violation of the terms of any restriction, easement, condition or covenant or other matter affecting title to the Leased Property or the Site,(vii) the making of any Modifications in violation of any standards imposed by any insurance policies required to be maintained by Lessee pursuant to the Lease which are in effect at any time with respect to the Leased Property or the Site or any part thereof, or(viii) any Claim for patent, trademark or copyright infringement;

(4) the offer, issuance, sale, transfer or delivery of the Rent Assignment Interest or Lessor Amount in accordance with the terms of this Participation Agreement;

(5) the breach or alleged breach by either Guarantor or Lessee of any representation or warranty made by it or deemed made by it in any Operative Document or any certificate delivered by it;

(6) assuming that no Participant uses “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with performing its obligations under the Operative Documents, the transactions contemplated hereby or by any other Operative Document, in respect of the application of Parts 4 and 5 of Subtitle B of Title I of ERISA and any prohibited transaction described in Section 4975(c) of the Code;

(7) the retaining or employment of any broker, finder or financial advisor by Lessee to act on its behalf in connection with this Participation Agreement; or

(8) any other agreement entered into or assumed by Lessee or its Affiliate in connection with the Leased Property (including, in connection with each of the matters described in this Section 13.1 to which this indemnity shall apply, matters based on or arising from the negligence of any Participant Indemnitee or any General Indemnitee).

It is expressly understood and agreed that the indemnities provided for herein shall survive the expiration or termination of and shall be separate and independent from any remedy under the Lease or any other Operative Document.

(b) Exclusions from Indemnities. Notwithstanding the foregoing provisions of this Article XIII, Lessee shall not be obligated to indemnify a General Indemnitee under Section 13.1 for any Claim to the extent that such Claim is attributable to: (i) the gross negligence or willful misconduct of such Indemnitee; (ii) the breach by such Indemnitee of its representations and warranties in Section 8.1 or 8.4, as the case may be, or the breach by such Indemnitee of its covenants as set forth in this Participation Agreement or in any other Operative Document to which such Indemnitee is a party; (iii) any Claim resulting from the imposition of any Lessor Lien which such Indemnitee is responsible for discharging under the Operative Documents; (iv) [Intentionally omitted]; (v) [Intentionally omitted]; provided, however, that nothing in the foregoing clauses (i) through (iii) shall be deemed to exclude or limit any (x) Claim that Lessor or any Participant Indemnitee may have under any Operative Document or Applicable Laws for damages from Lessee or Guarantor for breach by Lessee or Guarantor of its representations or warranties made or deemed made by it in any Operative Document or (y) any remedy under or right to damages pursuant to Article XVI of the Lease. Additionally, this Section 13.1 shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax Claim.

Section 13.2. Nonconformance. If (a) Lessee elects the Sale Option, an Event of Default is continuing, or Lessee returns the Leased Property to Lessor or the Administrative Agent and (b) after paying to Lessor, for the benefit of the Participants, any amounts then due under the Operative Documents (including the Sale Option Recourse Amount), the Lease Balance shall not have been reduced to zero, then Lessee shall promptly pay on the earlier of Expiration Date or the date which is thirty (30) days following the delivery of the appraisal described below, an amount (the “Nonconformance Amount”) not to exceed the shortfall which such appraisal indicates is the result of extraordinary wear and tear to or excessive usage of the Leased Property, whether or not permitted under the Lease. For purposes of making the determination provided for in this Section 13.2, Lessor shall cause to be delivered to the Administrative Agent and Lessee within twenty (20) days of the occurrence of the event described in the first sentence of this Section 13.2 but in any event not less than ten (10) Business Days prior to the consummation of a sale of the Leased Property, at Lessee’s sole cost and expense, a report from an appraiser selected by the Required Participants and reasonably approved by Lessee, in form and substance satisfactory to the Required Participants and using approved methods satisfactory to the Required Participants, concerning the extent to which the fact that the actual Fair Market Value of the Leased Property as of the date of determination is less than the Fair Market Value anticipated for such date in the Appraisal is due to any of the factors enumerated in the preceding sentence hereof. Any Nonconformance Amounts payable by Lessee shall be distributed in accordance with Section 5.3(d).

Section 13.3. Proceedings in Respect of Claims. With respect to any amount that Lessee is requested by an Indemnitee to pay by reason of Section 13.1 or 13.2, such Indemnitee shall, if so requested by Lessee and prior to any payment, submit such additional information to Lessee as Lessee may reasonably request and which is in the possession of such Indemnitee to substantiate properly the requested payment.

In case any action, suit or proceeding shall be brought against any Indemnitee, such Indemnitee shall, within a reasonable period, notify Lessee of the commencement thereof provided that failure to notify Lessee shall not alter such Indemnitee’s rights under this Section 13.3, except to the extent such failure precludes or materially impairs Lessee’s ability to conduct a defense, and Lessee shall be entitled, at its expense, to participate in, and, to the extent that Lessee desires to, assume and control the defense thereof through its own counsel, which shall be subject to the reasonable approval of the Required Participants, on behalf of the Indemnitee; provided, however, that Lessee shall have acknowledged in writing its obligation to fully indemnify such Indemnitee in respect of such action, suit or proceeding and, at the request of the Indemnitee, provide an indemnity reasonably satisfactory to the Indemnitee, and, Lessee shall keep such Indemnitee fully appraised of the status of such action, suit or proceeding and shall provide such Indemnitee with all information with respect to such action, suit or proceeding as such Indemnitee shall reasonably request. Lessee must indicate its election to assume such defense by written notice to the Indemnitee within ninety (90) days following receipt of Indemnitee’s notice of the Claim, or in the case of a third party claim which requires a shorter time for response then within such shorter period as specified in the Indemnitee’s notice of Claim; provided that such Indemnitee has given Lessee notice thereof. Lessee shall not be entitled to assume and control the defense of any such action, suit or proceeding if and to the extent that, (A) in the reasonable opinion of such Indemnitee, (x) such action, suit or proceeding involves any risk of imposition of criminal liability or any material risk of imposition of material civil liability on such Indemnitee or will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on the Leased Property unless, in the case of civil liability, Lessee shall have posted a bond or other security reasonably satisfactory to the relevant Indemnitees in respect to such risk or (y) the control of such action, suit or proceeding would involve an actual or potential conflict of interest, (B) such proceeding involves Claims not fully indemnified by Lessee which Lessee and the Indemnitee have been unable to sever from the indemnified Claim(s), or (C) an Event of Default is continuing. The Indemnitee may participate in a reasonable manner at its own expense and with its own counsel in any proceeding conducted by Lessee in accordance with the foregoing. Lessee shall not enter into any settlement or other compromise with respect to any Claim which is entitled to be indemnified under Section 13.1 or 13.2, as applicable, without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld or delayed in the case of a money settlement not involving an admission of liability of such Indemnitee.

The party controlling the defense shall consult in good faith with the other party and its counsel with respect to the defense and shall keep the non-controlling party reasonably informed as to the progress of the defense. Each Indemnitee shall supply Lessee with such information and documents reasonably requested by Lessee as are necessary or advisable for Lessee to participate in any action, suit or proceeding to the extent permitted by Section 13.1 or 13.2, as applicable, and Lessee and/or Guarantor shall reimburse the Indemnitee for the reasonable out-of-pocket expenses of supplying such information and documents. Except during the continuance of an Event of Default where Lessee or Guarantor shall have failed to provide indemnity, in form, substance and in such amount reasonably satisfactory to each Indemnitee, no Indemnitee shall enter into any settlement or other compromise with respect to any Claim which is entitled to be indemnified under Section 13.1 or 13.2, as applicable, without the prior written consent of Lessee, which consent shall not be unreasonably withheld, unless such Indemnitee waives its right to be indemnified under Section 13.1 or 13.2, as applicable, with respect to such Claim, does not admit any criminal liability or civil liability on behalf of Lessee in connection with such Claim, and uses reasonable efforts to advise Lessee on the status of proceedings from time to time during the pendency of such Claim.

Upon payment in full of any Claim by Lessee pursuant to Section 13.1 or 13.2, as applicable, to or on behalf of an Indemnitee, Lessee, without any further action, shall be subrogated to any and all claims that such Indemnitee may have relating thereto (other than claims in respect of insurance policies maintained by such Indemnitee at its own expense), and such Indemnitee shall execute such instruments of assignment and conveyance, evidence of claims and payment and such other documents, instruments and agreements as may be necessary to preserve any such claims and otherwise cooperate with Lessee and give such further assurances as are necessary or advisable to enable Lessee vigorously to pursue such claims.

Any amount payable to an Indemnitee pursuant to Section 13.1 or 13.2 shall be paid to such Indemnitee promptly, but in no event no later than thirty (30) days, after receipt of a written demand therefor from such Indemnitee, accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable; provided that the foregoing shall not limit any obligation of Lessee to indemnify an Indemnitee for costs and expenses incurred by such Indemnitee in contesting such Claim in accordance with the terms herein.

Section 13.4. General Tax Indemnity.

(a) Indemnification. Without limitation on the rights of any Tax Indemnitee under any other indemnification provision of this Article XIII, and the immediately preceding sentence, Lessee shall pay and assume liability for, and does hereby agree to indemnify, protect and defend the Leased Property and all Tax Indemnitees, and hold it and them harmless against, all Impositions on an After Tax Basis.

(b) Contests. If any claim shall be made against any Tax Indemnitee or if any proceeding shall be commenced against any Tax Indemnitee (including a written notice of such proceeding) for any Imposition as to which Lessee may have an indemnity obligation pursuant to this Section 13.4, or if any Tax Indemnitee shall determine that any Imposition for which Lessee may have an indemnity obligation pursuant to this Section 13.4 may be payable, such Tax Indemnitee shall promptly (and in any event, within twenty (20) days) notify Lessee in writing (provided that failure to so notify Lessee within twenty (20) days shall not alter such Tax Indemnitee’s rights under this Section 13.4, except to the extent such failure precludes or materially adversely affects the ability to conduct a contest of any indemnified Taxes) and shall not take any action with respect to such claim, proceeding or Imposition without the written consent of Lessee (such consent not to be unreasonably withheld or unreasonably delayed) for thirty (30) days after the receipt of such notice by Lessee; provided, however, that in the case of any such claim or proceeding, if such Tax Indemnitee shall be required by law or regulation to take action prior to the end of such thirty (30) day period, such Tax Indemnitee shall in such notice to Lessee, so inform Lessee, and such Tax Indemnitee shall not take any action with respect to such claim, proceeding or Imposition without the consent of Lessee (such consent not to be unreasonably withheld or unreasonably delayed) for ten (10) days after the receipt of such notice by Lessee, unless the Tax Indemnitee shall be required by law or regulation to take action prior to the end of such ten (10) day period.

Lessee shall be entitled for a period of thirty (30) days from receipt of such notice from the Tax Indemnitee (or such shorter period as the Tax Indemnitee has notified Lessee is required by law or regulation for the Tax Indemnitee to commence such contest), to request in writing that such Tax Indemnitee contest the imposition of such Tax, at Lessee’s expense. If (x) such contest can be pursued in the name of Lessee and independently from any other proceeding involving a Tax liability of such Tax Indemnitee for which Lessee has not agreed to indemnify such Tax Indemnitee, (y) such contest must be pursued in the name of the Tax Indemnitee, but can be pursued independently from any other proceeding involving a Tax liability of such Tax Indemnitee for which Lessee has not agreed to indemnify such Tax Indemnitee or (z) the Tax Indemnitee so requests, then Lessee shall be permitted to control the contest of such claim; provided that in the case of a contest described in any of clause (x), (y) or (z) if the Tax Indemnitee determines in good faith that such contest by Lessee could have a material adverse impact on the business or operations of the Tax Indemnitee and provides a written explanation to Lessee of such determination, the Tax Indemnitee may elect to control or reassert control of the contest, and provided, that by taking control of the contest, Lessee acknowledges that it is responsible for the Imposition ultimately determined to be due by reason of such claim, and provided, further, that in determining the application of clauses (x) and (y) of the preceding sentence, each Tax Indemnitee shall take any and all reasonable steps to segregate claims for any Taxes for which Lessee indemnifies hereunder from Taxes for which Lessee is not obligated to indemnify hereunder, so that Lessee can control the contest of the former. In all other claims requested to be contested by Lessee, the Tax Indemnitee shall control the contest of such claim, acting through counsel reasonably acceptable to Lessee. In no event shall Lessee be permitted to contest (or the Tax Indemnitee required to contest) any claim, (A) if such Tax Indemnitee provides Lessee with a legal opinion of independent counsel that such action, suit or proceeding involves a risk of imposition of criminal liability or will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on the Leased Property or any part of any thereof unless Lessee shall have posted and maintained a bond or other security reasonably satisfactory to the relevant Tax Indemnitee in respect to such risk, (B) if an Event of Default is continuing, unless Lessee shall have posted and maintained a bond or other security reasonably satisfactory to the relevant Tax Indemnitee in respect of the Taxes subject to such claim and any and all expenses for which Lessee is responsible hereunder reasonably foreseeable in connection with the contest of such claim, (C) unless Lessee shall have agreed to pay and shall pay to such Tax Indemnitee on demand all reasonable out-of-pocket costs, losses and expenses that such Tax Indemnitee may incur in connection with contesting such Imposition, including all reasonable legal, accounting and investigatory fees and disbursements as well as the Impositions which are the subject of such claim to the extent the contest is unsuccessful, or (D) if such contest shall involve the payment of the Tax prior to the contest, unless Lessee shall provide to the Tax Indemnitee an interest-free advance in an amount equal to the Imposition that the Indemnitee is required to pay (with no additional net after-tax costs (including Taxes) to such Tax Indemnitee). In addition for Tax Indemnitee controlled contests and claims contested in the name of the Tax Indemnitee in a public forum, no contest shall be required: (A) unless the amount of the potential indemnity (taking into account all similar or logically related claims that have been or could be raised in any audit involving such Tax Indemnitee for which Lessee may be liable to pay an indemnity under this Section 13.4(b)) exceeds $50,000 and (B) unless, if requested by the Tax Indemnitee, Lessee shall have provided to the Tax Indemnitee an opinion of counsel selected by Lessee (which may be in-house counsel, except, in the case of income taxes indemnified hereunder, which opinion shall be that of independent tax counsel selected by the Tax Indemnitee and reasonably acceptable to Lessee) that a reasonable basis exists to contest such claim. In no event shall a Tax Indemnitee be required to appeal an adverse judicial determination to the United States Supreme Court.

The party conducting the contest shall consult in good faith with the other party and its counsel with respect to the contest of such claim for Taxes (or claim for refund) but the decisions regarding what actions to be taken shall be made by the controlling party in its sole judgment; provided, however, that if the Tax Indemnitee is the controlling party and Lessee recommends the acceptance of a settlement offer made by the relevant Governmental Authority and such Tax Indemnitee rejects such settlement offer then the amount for which Lessee will be required to indemnify such Tax Indemnitee with respect to the Taxes subject to such offer shall not exceed the amount which it would have owed if such settlement offer had been accepted. In addition, the controlling party shall keep the non-controlling party reasonably informed as to the progress of the contest, and shall provide the non-controlling party with a copy of (or appropriate excerpts from) any reports or claims issued by the relevant auditing agents or taxing authority to the controlling party thereof, in connection with such claim or the contest thereof.

Each Tax Indemnitee shall supply Lessee with such information and documents reasonably requested by Lessee as are necessary or advisable for Lessee to participate in any action, suit or proceeding to the extent permitted by this Section 13.4(b), and Lessee shall promptly reimburse such Indemnitee for the reasonable out-of-pocket expenses of supplying such information and documents. Except during the continuation of an Event of Default where Lessee and/or Guarantor shall have failed to provide indemnity and, if requested by a Tax Indemnitee, collateral security, both in form, substance and in such amounts reasonably satisfactory to each Tax Indemnitee, no Tax Indemnitee shall enter into any settlement or other compromise or fail to appeal an adverse ruling with respect to any claim which is entitled to be indemnified under this Section 13.4 (and with respect to which contest is required under this Section 13.4(b)) without the prior written consent of Lessee, unless such Tax Indemnitee waives its right to be indemnified under this Section 13.4 with respect to such claim.

Notwithstanding anything contained herein to the contrary, a Tax Indemnitee will not be required to contest (and Lessee shall not be permitted to contest) a claim with respect to the imposition of any Tax if (i) such Tax Indemnitee shall waive its right to indemnification under this Section 13.4 with respect to such claim (and any claim with respect to such year or any other taxable year, the contest of which is materially adversely affected as a result of such waiver) or (ii) such Tax is the sole result of a claim of a continuing and consistent nature, which claim has previously been resolved against the relevant Tax Indemnitee (unless a change in law or facts has occurred since such prior adverse resolution and Lessee provides an opinion of independent tax counsel to the effect it is more likely than not that such change in law or facts will result in a favorable resolution of the claim at issue).

(c) Payments. (i) To, or for the Account of, a Tax Indemnitee. Any Imposition indemnifiable under this Section 13.4 shall be paid directly when due to the applicable taxing authority if direct payment is practicable and permitted. If direct payment to the applicable taxing authority is not permitted or is otherwise not made, any amount payable to a Tax Indemnitee pursuant to this Section 13.4 shall be paid within thirty (30) days after receipt of a written demand therefor from such Tax Indemnitee, accompanied by a written statement describing in reasonable detail the amount so payable, but not before two (2) Business Days prior to the date that the relevant Taxes are due. Any payments made pursuant to this Section 13.4 shall be made directly to the Tax Indemnitee entitled thereto in immediately available funds at such bank or to such account as specified by the Tax Indemnitee in written directions to Lessee, or, if no such direction shall have been given, by check of Lessee payable to the order of the Tax Indemnitee by certified mail, postage prepaid at its address as set forth in this Participation Agreement. Upon the request of any Tax Indemnitee with respect to a Tax that Lessee is required to pay, Lessee shall furnish to such Tax Indemnitee the original or a certified copy of a receipt for Lessee’s payment of such Tax or such other evidence of payment as is reasonably acceptable to such Tax Indemnitee.

(ii) To Lessee. (x) If any Tax Indemnitee actually shall realize a Tax benefit (whether by way of deduction, or use of a credit) with respect to a Tax not indemnifiable hereunder which, in the Tax Indemnitee’s reasonable determination, would not have been realized but for any Tax with respect to which Lessee has reimbursed or indemnified such Tax Indemnitee pursuant to the Operative Documents, which benefit was not previously taken into account in determining the amount of Lessee’s payment to such Tax Indemnitee, such Tax Indemnitee shall pay to Lessee an amount equal to the amount of such Tax benefit, increased by any actual Tax savings realized by such Tax Indemnitee and net of any additional Taxes and any expenses related to obtaining the Tax benefit actually borne by such Tax Indemnitee as a result of such payment (a “Grossed-Up Basis”); provided, however, that as long as an Event of Default is continuing any such amounts may be applied against any amounts due and owing by Lessee under the Lease; provided further, however, that no Tax Indemnitee shall be required to pay to Lessee any Tax benefit to the extent such payment would be greater than the amount of such Taxes in respect of which the reimbursement or indemnification was paid by Lessee, reduced by all prior payments by such Tax Indemnitee under this Section 13.4(c)(ii)(x) in respect of such amount; any payment to Lessee which is so limited shall, to the extent of such unpaid excess, be carried over and shall be available to offset any future obligations of Lessee under this Section 13.4. If such repaid Tax benefit is thereafter lost, the additional Tax payable shall be treated as a Tax indemnifiable hereunder without regard to the exclusions set forth in clauses (i) through (xi) of the definition of Impositions.

(y) Upon receipt by a Tax Indemnitee of a refund or the benefit of a credit which in the Tax Indemnitee’s reasonable determination was derived all or in part from any Taxes paid or indemnified against by Lessee, which refund or credit was not previously taken into account in determining the amount of Lessee’s payment to such Tax Indemnitee, such Tax Indemnitee shall pay to Lessee, on a Grossed-Up Basis, an amount equal to the amount of such refund, plus any interest received by or credited to such Tax Indemnitee with respect to such refund; provided, however, that as long as an Event of Default is continuing any such amounts may be applied against any amounts due and owing by Lessee under the Lease; provided, further, however, that no Tax Indemnitee shall be required to pay to Lessee any refund or credit to the extent such refund or credit is greater than the amount of Taxes in respect of which payment or indemnification was made by Lessee, reduced by all prior payments by such Tax Indemnitee under this Section 13.4(c)(ii)(y) in respect of such amount. If such repaid refund or credit is thereafter lost, the additional Tax payable shall be treated as a Tax indemnifiable hereunder without regard to the exclusions set forth in clauses (i) through (x) of the definition of Impositions.

(d) Reports. In the case of any report, return or statement required to be filed with respect to any Taxes that are subject to indemnification under this Section 13.4 and of which Lessee has knowledge, Lessee shall promptly notify the Tax Indemnitee of such requirement and, at Lessee’s expense (i) if Lessee is permitted (unless otherwise requested by the Tax Indemnitee) by Applicable Laws, timely file such report, return or statement in its own name or (ii) if such report, return or statement is required to be in the name of or filed by such Tax Indemnitee or the

Tax Indemnitee otherwise requests that such report, return or statement be filed in the name of or by such Tax Indemnitee, Lessee shall prepare such report, return or statement for filing by such Tax Indemnitee in such manner as shall be satisfactory to such Tax Indemnitee and send the same to the Tax Indemnitee for filing no later than fifteen (15) days prior to the due date therefor. In any case in which the Tax Indemnitee will file any such report, return or statement, Lessee shall, upon written request of such Tax Indemnitee, provide such Tax Indemnitee with such information as is reasonably necessary to allow the Tax Indemnitee to file such report, return or statement.

(e) Withholding Taxes. (i) Except as otherwise required by law, each payment to an Indemnitee under or contemplated by any Operative Document shall be free of Withholding Taxes (including any Withholding Taxes in respect of payments pursuant to this Section 13.4) and Lessee agrees to indemnify, protect, defend and hold harmless the Tax Indemnitees against all such Withholding Taxes. If any such withholding is so required, Lessee shall make the withholding and pay the amount withheld to the appropriate taxing authority before penalties attach thereto or interest accrues thereon. Lessee shall forthwith pay the relevant Tax Indemnitee an amount that, after making all required deductions (including deductions applicable to additional sums payable under this Section), equals the amount that would have been paid if such withholding had not been required. Notwithstanding the first sentence of this Section 13.4(e), Lessee shall not be required to make any additional payment to or on behalf of a Tax Indemnitee pursuant to this paragraph on account of:

(A) Withholding Taxes while they are being contested in accordance with Section 13.4(b), so long as such Tax Indemnitee shall be receiving all payments required to be made to it without reduction for any such Withholding Taxes;

(B) Withholding Taxes imposed on a transferee on the day of the transfer to the extent of the excess of such Withholding Taxes over the total amount of Withholding Taxes that would have been imposed on the transferor on the date of the transfer had there not been a transfer;

(C) Withholding Taxes imposed on a Participant to the extent of the excess of such Withholding Taxes over the total amount of the Withholding Taxes that would have been imposed had such Participant not relocated its Applicable Funding Office after the date of this Agreement;

(D) Withholding Taxes resulting from the gross negligence, willful misconduct, or fraud of the Tax Indemnitee or any of its Affiliates or the breach of the Operative Documents by the Tax Indemnitee including directing Lessor to engage in any activity not permitted under the Operative Documents;

(E) Withholding Taxes imposed under the laws of any jurisdiction other than the United States or any state or local jurisdiction thereof, other than any jurisdiction where such Tax is imposed solely as a result of Lessee making a payment from such jurisdiction or the location or use of the Leased Property in such jurisdiction;

(F) Withholding Taxes imposed pursuant to FATCA; and

(G) Withholding Taxes attributable to any Recipient’s failure to comply with Section 12.3.

If Lessee pays any amount to a Tax Indemnitee with respect to Withholding Taxes required to be withheld by law but not subject to indemnity pursuant to this Section 13.4, such Tax Indemnitee shall reimburse Lessee within thirty (30) days of written demand therefor for the amount so paid by Lessee provided that if such Tax Indemnitee fails to reimburse Lessee within such thirty (30) days, such Tax Indemnitee shall thereafter be obligated to reimburse Lessee for such amount together with interest on such amount at the Overdue Rate from the date such reimbursement was due until the date it is paid.

(ii) For purposes of this Section 13.4, it shall be assumed that the Lease constitutes a loan for United States federal income tax purposes (as is the parties’ intention).

(f) Disclosure. The parties agree that any party to this Participation Agreement (and each employee, representative, or other agent of such party) may disclose the tax aspects of the transactions contemplated by this Participation Agreement and the structural aspects of these transactions as they relate to such tax aspects without limitation of any kind on such disclosure. Any party may provide any of the Operative Documents to the Internal Revenue Service and to any other relevant government tax authority.

Section 13.5. After Tax Basis. If an Indemnitee shall not be entitled to a corresponding and equal deduction with respect to any payment or Tax which Lessee is required to pay or reimburse under any other provision of this Article XIII (each such payment or reimbursement under this Article XIII, an “Original Payment”) and which Original Payment constitutes income to such Indemnitee when accrued or received, then Lessee shall pay to, or for the account of, such Indemnitee on demand the amount of such Original Payment on an After Tax Basis.

Section 13.6. [Intentionally Omitted].

Section 13.7. Environmental Indemnity. Without limitation of the other provisions of this Article XIII, Lessee hereby agrees to indemnify, hold harmless and defend each Indemnitee from and against any and all Claims, losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings (including informal proceedings) and orders, judgments, remedial action, requirements, enforcement actions of any kind, and all reasonable and documented costs and expenses incurred in connection therewith (including reasonable and documented attorneys’ and/or paralegals’ fees and expenses), including all costs incurred in connection with any investigation or monitoring of the condition of the Leased Property or any clean-up, remedial, removal or restoration work required or conducted by any Governmental Authority or required by Environmental Laws (collectively, “Environmental Claims”), arising in whole or in part, out of:

(a) the presence on, under or around the Leased Property or any portion thereof of any Hazardous Substance, or any Release of any Hazardous Substance on, under, from, onto or around the Leased Property or any portion thereof,

(b) any activity, including, without limitation, construction (including construction of the Facility), carried on or undertaken on the Leased Property or any portion thereof or off the Leased Property, and whether by Lessee or any of its Affiliates or any predecessor in title or any employees, agents, sublessees, contractors or subcontractors of Lessee, any of its Affiliates or any predecessor in title, or any other Persons (including such Indemnitee), in connection with the investigation, handling, treatment, remediation, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Substance that at any time has been or is Released, located or present on, under or around, or that at any time has or may migrate, flow, percolate, diffuse or in any way move onto or under the Leased Property or any portion thereof, or any activity that aggravates, contributes to or exacerbates existing environmental conditions or results in a violation of existing deed restrictions.

(c) loss of or damage to any property or the environment arising from, or in any way related to, the Leased Property (including, without limitation, investigation costs, clean-up costs, response costs, remediation, restoration and removal costs, cost of corrective action, costs of financial assurance, fines and penalties and natural resource damages), or death or injury to any Person, and all expenses associated with the protection of wildlife, aquatic species, vegetation, flora and fauna, and any mitigating action required by or under Environmental Laws, in each case arising from, or in any way related to, the Leased Property or the Overall Transaction or any portion thereof,

(d) any claim concerning lack of compliance with Environmental Laws, or any act or omission causing an environmental condition that requires remediation or would allow any Governmental Authority to record a Lien against the Leased Property or any portion thereof, or

(e) any residual contamination on or under any of the Leased Property, or affecting any natural resources, and any contamination of any property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Substance, in each case arising from, or in any way related to, the Leased Property or the Overall Transaction or any portion thereof, and irrespective of whether any of such activities were or will be undertaken in accordance with Applicable Laws.

Notwithstanding the foregoing provisions of this Section 13.7, Lessee shall not be obligated to indemnify an Indemnitee under this Section 13.7 for any Claim (i) to the extent that such Claim is attributable to the gross negligence or willful misconduct of such Indemnitee or (ii) to the extent attributable to acts occurring after the expiration or earlier termination of the Term.

Article XIV

Contingent SOFR Rate and Other Costs

Section 14.1. Term SOFR Rate Lending Unlawful. If any Participant shall reasonably determine (which determination shall, upon notice thereof to the Lessee and the Participants, be conclusive and binding on the Lessee and which notice shall be withdrawn whenever the applicable circumstances no longer exist) that the introduction of or any change in or in the interpretation of any applicable law makes it unlawful, or any central bank or other Governmental

Authority asserts that it is unlawful, for such Participant to make available, continue or maintain any Rent Assignment Contribution or Lessor Amount that bears Yield based upon the Term SOFR Rate, as the case may be, the obligation of such Participant to make available, continue or maintain any such Rent Assignment Contribution or Lessor Amount, as the case may be, on a Term SOFR Rate basis shall, upon such determination, forthwith be suspended (unless such Participant determines in its sole discretion that it can continue to make any Rent Assignment Contribution or Lessor Amount based upon the Term SOFR Rate at one of its lending offices where such action would not be deemed unlawful) until such Participant shall notify the Lessee and Lessor that the circumstances causing such suspension no longer exist and, to the extent required by any such introduction of or change in or in the interpretation of any law, all Rent Assignment Contributions and Lessor Amount, as the case may be, of such Participant shall automatically accrue Yield at the Alternate Base Rate (unless and until a Successor Rate has been determined in accordance with Section 14.10(b)) either (a) on the last day of the then current Interest Period applicable to such Rent Assignment Contribution or Lessor Amount, as the case may be, if such Participant may lawfully continue to maintain and fund such Rent Assignment Contribution or Lessor Amount, or(b) immediately if such Participant shall determine that it may not lawfully continue to maintain and fund such Rent Assignment Contribution or Lessor Amount, as the case may be, to such day or sooner, if required by such law or assertion.

Section 14.2. [Intentionally Omitted].

Section 14.3. Increased Costs, etc. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other Governmental Authority after the date hereof increases or would increase the cost other than in respect of Taxes, except for withholding taxes imposed as the result of any change in law, regulation or treaty first enacted, promulgated or signed after the Document Closing Date (and without limiting Lessee’s obligations pursuant to Sections 13.4, 13.5 or 14.6 hereof), to any Participant of, or reduces or would reduce the amount of any sum receivable by, such Participant in respect of making available, continuing or maintaining (or of its obligation to make available, continue or maintain) or prevents or would prevent any Participant from being legally entitled to a complete exemption from withholding as described in Section 12.3 with respect to, any Rent Assignment Contributions or Lessor Amount, as the case may be, then Lessee shall from time to time, within thirty (30) days of demand by such Participant together with the certificate referred to below (with a copy of such demand and certificate to the Administrative Agent), pay to the Administrative Agent for the account of such Participant additional amounts sufficient to compensate such Participant for such increased cost; provided, that no Participant shall be entitled to demand such compensation more than ninety (90) days following the later of such Participant’s incurrence or sufferance thereof and such Participant’s actual knowledge of the event giving rise to such Participant’s rights under this section; provided further, however, that the foregoing provision shall in no way limit the right of any Participant to demand or receive such compensation to the extent that such compensation relates to the retroactive application of any law, regulation, guideline or request if such demand is made within ninety (90) days after the implementation of such retroactive law, interpretation, guideline or request. A certificate as to the nature and amount of such increased cost, submitted to Lessee and the Administrative Agent by such Participant in good faith, shall be conclusive and binding for all purposes, absent manifest error. Notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a change in law, regardless of the date enacted, adopted or issued.

Section 14.4. Funding Losses. In the event any Participant shall incur any loss or out-of-pocket expense (including any Break Costs and any loss or out-of-pocket expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Participant to make available, continue or maintain any portion of the principal amount of any Rent Assignment Contributions or Lessor Amount, as the case may be) as a result of

(a) any conversion or repayment or prepayment of the principal amount of any Rent Assignment Contributions or Lessor Amount, as the case may be, on a date other than the scheduled last day of the Interest Period applicable thereto,

(b) [Intentionally Omitted],

then, upon the written notice of such Participant to Lessee (with a copy to Lessor), Lessee shall, within five (5) days of its receipt thereof, pay directly to such Participant as Supplemental Rent such amount (determined on the basis of such Participant’s standard practices) as will reimburse such Participant for such loss or out-of-pocket expense. Such written notice (which shall include calculations in sufficiently reasonable detail to indicate the incurrence and amount of such loss and out-of-pocket expense) shall be presumed correct and binding on Lessee absent demonstrable error.

Section 14.5. Increased Capital Costs. If any Participant determines that compliance with any law or regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) issued, promulgated or made, as the case may be, after the date hereof affects or would affect the amount of capital required or expected to be maintained by such Participant or any corporation controlling such Participant and that the amount of such capital is increased by or based upon the existence of such Participant’s Commitment hereunder and other commitments of this type then, within thirty (30) days of demand by such Participant together with the certificate referred to below (with a copy of such demand and certificate to the Administrative Agent), Lessee shall pay to the Administrative Agent for the account of such Participant, from time to time as specified by such Participant, additional amounts sufficient to compensate such Participant or such corporation in the light of such circumstances, to the extent that such Participant determines such increase in capital to be allocable to the existence of such Participant’s Commitment hereunder or the Fundings made by such Participant hereunder; provided, that no Participant shall be entitled to demand such compensation if more than ninety (90) days following the later of such Participant’s incurrence or sufferance thereof and such Participant’s actual knowledge of the event giving rise to such Participant’s rights under this section; provided further, however, that the foregoing proviso shall in no way limit the right of any Participant to demand or receive such compensation to the extent that such compensation relates to the retroactive application of any law, regulation, guideline or request described above if such demand is made within one year after the implementation of such retroactive law, interpretation, guidelines or request. A certificate as to such amounts submitted to Lessee and the Administrative Agent by such Participant in good faith shall be conclusive and binding for all purposes, absent manifest error.

Section 14.6. After Tax Basis. Lessee shall pay all amounts owing under this Article XIV on an After Tax Basis.

Section 14.7. Applicability of Certain Sections. The provisions of Sections 14.1 through 14.6 are applicable to Lessor and the Participants in connection with any funding or maintenance thereof by reference to the Term SOFR Rate, and not otherwise.

Section 14.8. Funding Office. If Lessee is required to pay additional amounts to or for the account of any Participant pursuant to Sections 14.1 to 14.3 or Section 14.5, to the extent applicable, then such Participant will agree to use reasonable efforts to change the jurisdiction of its Applicable Funding Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the sole judgment of such Participant, is not otherwise disadvantageous to such Participant.

Section 14.9. Replacement of Participants. (a) If (i) any Participant shall make demand for payment under Section 12.3, 13.4(e), 14.3 or 14.5, or shall deliver any notice to the Administrative Agent pursuant to Section 14.1 resulting in the suspension of certain obligations of the Participants with respect to maintenance of its Rent Assignment Contribution or the Lessor Amount, as applicable, by reference to the Term SOFR, (ii) the Administrative Agent notifies Lessee that such Rent Assignee is a Defaulting Rent Assignee under Section 3.5(b), (iii) any Participant fails to consent to a Renewal Option Request pursuant to Section 4.7, or (iv) any Participant shall refuse to consent to any amendment, modification or waiver which has been approved by the Required Participants but can only become effective upon the consent of all Participants, then within sixty (60) days of such demand, notice or refusal, Lessee may demand that such Participant assign its interest in accordance with this Section 14.9 to one or more Eligible Assignees designated by Lessee and all (but not less than all) of such Participant’s Commitment(s), Fundings and its Rent Assignment Contribution and Lessor Amount, as applicable, within the next thirty (30) days but such Participant shall be entitled to any amount which would have been due to it under Section 14.4 hereof if such Fundings had been prepaid rather than assigned. If any such Eligible Assignee designated by Lessee shall fail to consummate such assignment on terms acceptable to such Participant and as otherwise provided in Sections 12.1(a) and 12.1(b), or if Lessee shall fail to designate any such Eligible Assignee for all of such Participant’s Commitment or Fundings, then such Participant may assign such Commitment and Fundings to any other Eligible Assignee in accordance with this Section 14.9 and as otherwise provided in Sections 12.1(a) and 12.1(b) during such 30-day period.

(b) The Administrative Agent and Lessor hereby agree to reasonably cooperate with Lessee, at Lessee’s sole cost and expense in Lessee’s efforts to arrange one or more replacement Participants as contemplated by this Section 14.9.

Section 14.10. Inability to Determine Rates.

(a) If (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (x) no Successor Rate has been determined in accordance with Section 14.10(b), and the circumstances under clause (i) of Section 14.10(b) or the Scheduled Unavailability Date has occurred, or (y) adequate and reasonable means do not otherwise exist for determining Term SOFR for any Interest Period, or (ii) the Administrative Agent or the Required Participants determine that for any reason that Term SOFR for any Interest Period does not adequately and fairly reflect the cost to such Participants of their Funding, then the Administrative Agent will promptly so notify the Lessee and each Participant.

Thereafter, the obligation of the Participants to maintain the Fundings at the Term SOFR Rate shall be suspended (to the extent of the affected Fundings or Interest Periods) until the Administrative Agent (or, in the case of a determination by the Required Participants described in clause (ii) of this Section 14.10(a), until the Administrative Agent upon the instruction of the Required Participants) revokes such notice, and any such Funding (to the extent of the affected Fundings or Interest Periods) shall bear Yield on an Alternate Base Rate basis (unless and until a Successor Rate has been determined in accordance with Section 14.10(b)).

(b) Replacement of Term SOFR or Successor Rate. Notwithstanding anything to the contrary in this Participation Agreement or any other Operative Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Lessee or Required Participants notify the Administrative Agent (with, in the case of the Required Participants, a copy to the Lessee) that the Lessee or Required Participants (as applicable) have determined, that:

(i) adequate and reasonable means do not exist for ascertaining Term SOFR, including, without limitation, because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii) CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after Term SOFR or the Term SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of U.S. dollar denominated syndicated loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide Term SOFR after such specific date (the latest date on which Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, the “Scheduled Unavailability Date”);

then, on a date and time determined by the Administrative Agent (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period for Yield calculated and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Operative Document with Daily Simple SOFR for any payment period for Yield calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Participation Agreement or any other Operative Document (the “Successor Rate”).

If the Successor Rate is Daily Simple SOFR, all Yield payments will be payable on a monthly basis on the applicable Payment Date.

Notwithstanding anything to the contrary herein or in any other Operative Document, (x) if the Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (y) if the events or circumstances of the type described in Section 14.10(b)(i) or (ii) have occurred with respect to the Successor Rate then in effect, then in each case, the Administrative Agent and the Lessee may amend this Participation Agreement solely for the purpose of replacing Term SOFR or any then current Successor Rate in accordance with this Section 14.10 at the end of any Interest Period with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such benchmark, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a “Successor Rate”. Any such amendment shall become effective at 5:00 p.m. (New York City time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Participants and the Lessee unless, prior to such time, Participants comprising the Required Participants have delivered to the Administrative Agent written notice that such Required Participants object to such amendment. If no Successor Rate is agreed to by Administrative Agent and Lessee, the Rent Assignment Contribution Amount and the Lessor Amount will be deemed to bear Yield on an Alternate Base Rate basis until a Successor Rate is so agreed to by Administrative Agent and Lessee. The Administrative Agent will promptly (in one or more notices) notify the Lessee and each Participant of the implementation of any Successor Rate.

Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than 0%, the Successor Rate will be deemed to be 0% for the purposes of this Participation Agreement and the other Operative Documents.

In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Operative Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Participation Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Lessee and the Participants reasonably promptly after such amendment becomes effective.

Article XV

Miscellaneous

Section 15.1. Survival of Agreements. The representations, warranties, covenants, indemnities and agreements of the parties provided for in the Operative Documents, and the parties’ obligations under any and all thereof, shall survive the execution and delivery and the termination or expiration of this Participation Agreement and any of the other Operative Documents, the transfer of the interest in the Leased Property as provided herein or in any other Operative Documents (and shall not be merged into any conveyance or transfer document), any disposition of any interest of Lessor in the Leased Property, the purchase and sale of the Rent Assignment Interest or Lessor Amount, payment therefor and disposition thereof, and shall be and continue in effect notwithstanding any investigation made by any party hereto or to any of the other Operative Documents and the fact that any such party may waive compliance with any of the other terms, provisions or conditions of any of the Operative Documents.

Section 15.2. No Broker, Etc. Except for Lessee’s and Guarantor’s dealing with Banc of America Leasing & Capital, LLC, as the Arranger, each of the parties hereto represents to the others that it has not retained or employed the Arranger, or any broker, finder or financial advisor to act on its behalf in connection with this Participation Agreement, nor has it authorized the Arranger, or any broker, finder or financial adviser retained or employed by any other Person so to act, nor has it incurred any fees or commissions to which Lessor, the Administrative Agent or any Participant might be subjected by virtue of their entering into the Overall Transaction. Any party who is in breach of this representation shall indemnify and hold the other parties harmless from and against any liability arising out of such breach of this representation.

Section 15.3. Notices. Unless otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be in writing and shall be deemed to have been duly given and shall be effective: (i) in the case of notice by letter, the earlier of when delivered to the addressee by hand or courier if delivered on a Business Day and, if not delivered on a Business Day, the first Business Day thereafter or on the third Business Day after depositing the same in the mails, registered or certified mail, postage prepaid, return receipt requested, (ii) in the case of a prepaid delivery to a reputable national overnight air courier service, on the Business Day following such date of delivery, and (iii) in the case of notice by facsimile, email or bank wire, when receipt is confirmed if delivered on a Business Day and, if not delivered on a Business Day, the first Business Day thereafter, addressed as provided on Schedule III hereto, or to such other address as any of the parties hereto may designate by written notice.

Notices and other communications to the Participants hereunder may be delivered or furnished via the Platform or other electronic communications (in .pdf form) pursuant to procedures approved by the Administrative Agent (upon any such procedures’ approval, the Administrative Agent shall provide notice thereof to the applicable Participant); provided that the foregoing shall not apply to notices pursuant to Article 3 unless otherwise agreed by the Administrative Agent and the applicable Participant. The Administrative Agent or the Lessee may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications (in .pdf form) pursuant to procedures approved by it prior to such communication (upon any such procedures’ approval, the Administrative Agent shall provide notice thereof to the Participants); provided that approval of such procedures may be limited to particular notices or communications.

The platform is provided “as is” and “as available.” neither the Administrative Agent nor any of its affiliates nor any of the respective directors, officers, agents or employees of the foregoing warrants the adequacy of the platform, and such parties expressly disclaim liability for errors in or omission from the communications (as defined below). no warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any such party in connection with the communications or the PLATFORM. In no event shall the Administrative Agent have any liability to the Lessee, any Participant or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Lessee’s or the Administrative Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Lessee pursuant to any Operative Document or the transactions contemplated therein which is distributed to the Administrative Agent or any Participant by means of electronic communications pursuant to this Section, including through the Platform.

Section 15.4. Counterparts. (a) This Participation Agreement, any Operative Document and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Participation Agreement or any Operative Document (each a “Communication”), including Communications required to be in writing, may, if agreed by the Lessor and Administrative Agent, be in the form of an Electronic Record and may be executed using Electronic Signatures, including, without limitation, facsimile and/or .pdf. Each of the parties hereto agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent, Lessor and each of the Rent Assignees of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format for transmission, delivery and/or retention. The Administrative Agent, Lessor and each of the Rent Assignees may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent, Lessor and each of the Rent Assignees shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of Lessee without further verification and regardless of the appearance or form of such Electronic Signature and (b) upon the request of the Administrative Agent, Lessor or any Rent Assignee, any Communication executed using any Electronic Signature shall be promptly followed by a manually executed, original counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

(b) Neither the Administrative Agent nor Lessor shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Operative Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s or Lessor’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent and Lessor shall be entitled to rely on, and shall incur no liability under or in respect of this Participation Agreement or any other Operative Document by acting upon, any Communication or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Operative Documents for being the maker thereof).

(c) Each of the parties hereto hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Participation Agreement and/or any other Operative Document based solely on the lack of paper original copies of this Participation Agreement and/or such other Operative Document, and (ii) any claim against the Administrative Agent, Lessor and each Rent Assignee for any liabilities arising solely from the Administrative Agent’s, Lessor’s and/or any Rent Assignee’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Lessee to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

(d) Each of the parties hereto represents and warrants to the other parties that it has the corporate capacity and authority to execute this Participation Agreement and any other Communication through electronic means and there are no restrictions on doing so in that party’s constitutive documents.

Section 15.5. Amendments. No Operative Document nor any of the terms thereof may be terminated, amended, supplemented, waived or modified without the written agreement or consent of Lessor, the Administrative Agent, Lessee and the Required Participants; provided, however, that Sections 6.2(b) and 15.19 hereof may not be terminated, amended, supplemented, waived or modified without the written agreement or consent of the Arranger; and provided, further, that such termination, amendment, supplement, waiver or modification shall require the written agreement or consent of each Participant if such termination, amendment, supplement, waiver or modification would:

(a) modify any of the provisions of this Section 15.5, change the definition of “Required Participants” or modify or waive any provision of an Operative Document expressly requiring consent, approval or action by each Participant;

(b) (i) amend, modify, waive or supplement any of the provisions of Sections 4.1, 4.2, 4.7 and 5.3 hereof or Sections 2.5, 2.6 or 2.7 of the Rent Assignment Agreement or (ii) extend the maturity date of any Rent Assignment Interest or extend the Expiration Date;

(c) reduce, modify, amend or waive any fees or indemnities in favor of any Participant, including without limitation amounts payable pursuant to Article XIII (except that any Person may consent to any reduction, modification, amendment or waiver of any indemnity payable to it);

(d) modify, postpone, reduce or forgive, in whole or in part, any payment of Rent (other than pursuant to the terms of the Operative Documents), any Rent Assignment Contribution or Lessor Amount, the Lease Balance, the Rent Assignment Contribution Balance, Sale Option Recourse Amount, amounts due pursuant to Section 20.2 of the Lease, or Yield, Upfront Fee or Commitment Fee (except that any Person may consent to any modification, postponement, reduction or forgiveness of any payment of any Fees payable to it) or, subject to clause (c) above, any other amount payable to it under the Lease or this Participation Agreement, modify the definition or method of calculation of Rent (other than pursuant to the terms of the Operative Documents), Rent Assignment Contributions or Lessor Amounts, Lease Balance, Rent Assignment Contribution Balance, Lessor Balance, Sale Option Recourse Amount, Aggregate Commitment Amount, Participant Balance or any other definition which would affect the amounts which are payable under the Operative Documents;

(e) consent to any assignment of the Lease by Lessee releasing Lessee from its obligations in respect of the payments of Rent, Rent Assignment Contribution Balance, Lessor Balance or Lease Balance or changing the absolute and unconditional character of such obligations;

(f) release of any Lien granted by Lessee or Lessor under the Operative Documents, except as provided in the Operative Documents, or release Guarantor under the Guaranty or amend, release or waive compliance with the terms of the Guaranty; or

(g) amend, release or waive compliance with the terms of either Section 16.1(h) or (i) of the Lease; or

(h) increase the Aggregate Commitment Amount without the consent of the affected Participants.

Without limiting the foregoing, (1) no increase in the Commitment of any Participant shall occur without the consent of such Participant and (2) no amendment, supplement, waiver or modification (A) shall be effective with respect to the definitions of “Excepted Rights” and “Excepted Payments”, the Rent Assignment Agreement, the Assignment of Leases, Articles VI, IX, X, XI, XIII, XIX or XX of the Lease, Article XII of this Agreement or any definitions used therein, unless Lessor has agreed to such amendment, supplement, waiver or modification or (B) which increases Lessor’s obligations under the Operative Documents or adversely affect Lessor’s rights or its interest under the Operative Documents or the Leased Property, without Lessor’s prior written consent.

Section 15.6. Obligations. Lessee shall pay, as Supplemental Rent, when due, all costs, expenses and other amounts (other than the principal and Yield on the Rent Assignment Contributions which are payable to the extent otherwise required by the Operative Documents) required to be paid by Lessor under the Rent Assignment Agreement and any Security Instrument.

Section 15.7. Headings, Etc. The Table of Contents and headings of the various Articles and Sections of this Participation Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

Section 15.8. Parties in Interest. Except as provided in Section 15.19 and as otherwise expressly provided herein, none of the provisions of this Participation Agreement is intended for the benefit of any Person except the parties hereto. Except as otherwise specifically provided for in an Operative Document, Lessee shall not assign or transfer any of its rights or obligations under the Operative Documents without the prior written consent of the Required Participants.

SECTION 15.9. GOVERNING LAW. THIS PARTICIPATION AGREEMENT SHALL IN ALL RESPECTS, EXCEPT AS SET FORTH IN THE PROVISO, BE GOVERNED BY THE INTERNAL LAW OF THE STATE OF NEW YORK AS TO ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES, EXCEPT TITLE 14 OF ARTICLE 5 OF THE NEW YORK GENERAL OBLIGATIONS LAW; PROVIDED, HOWEVER, THAT WITH RESPECT TO THE CREATION, PERFECTION, EFFECT OF PERFECTION, PRIORITY AND ENFORCEMENT OF SECURITY INTERESTS AND LIENS IN THE LEASED PROPERTY AND PROJECT COLLATERAL, SUCH MATTERS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF GEORGIA AND, TO THE EXTENT APPLICABLE, THE UNIFORM COMMERCIAL CODE OF SUCH STATE (INCLUDING THE CHOICE OF LAW RULES UNDER SUCH UNIFORM COMMERCIAL CODE).

Section 15.10. Severability. Any provision of this Participation Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 15.11. Further Assurances. The parties hereto shall promptly cause to be taken, executed, acknowledged or delivered, at the sole expense of Lessee, all such further acts, conveyances, documents and assurances as the other parties may from time to time reasonably request in order to carry out more effectively the intent and purposes of this Participation Agreement and the other Operative Documents and the Overall Transaction, including, without limitation to establish, preserve, protect and perfect the right, title and interest of Lessor and the Administrative Agent in the Leased Property, the Lien of Lessor and the Administrative Agent in the other Collateral, and/or any Participant’s rights under this Participation Agreement and the other Operative Documents (including, without limitation, the preparation, execution and filing of any and all UCC Financing Statements (including precautionary financing statements) and other filings or registrations which the parties hereto may from time to time reasonably request to be filed or effected). Lessee, at its own expense and without the need of any prior request from any other party, shall take such action as may be necessary (including any action specified in the preceding sentence), or (if Lessor shall so request) as so requested, in order to maintain and protect all Liens and security interests provided for hereunder or under any other Operative Document.

Section 15.12. Submission to Jurisdiction. Each party hereto irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Participation Agreement or any other Operative Document, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in the borough of Manhattan, and appellate courts from any thereof;

(b) consents that any such action or proceedings may be brought to such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth on Schedule III or at such other address of which the other parties hereto shall have been notified pursuant to Section 15.3; and

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

SECTION 15.13. WAIVER OF JURY TRIAL. THE PARTIES HERETO VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS PARTICIPATION AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT, OR ANY COURSE OF CONDUCT, course of dealing, statements (whether verbal or written) or actions of any of the parties hereto and thereto. The parties hereto hereby agree that they will not seek to consolidate any such litigation with any other litigation in which a jury trial has not or cannot be waived. The provisions of this Section 15.13 have been fully NEGOTIATED BY THE PARTIES HERETO AND SHALL BE SUBJECT TO NO EXCEPTIONS. EACH PARTY acknowledges and agrees that it has received full and sufficient consideration for this provision (and each other provision of each other Operative Document to which it is a party) and that this provision is a material inducement for each other party entering into this Participation Agreement and each other Operative Document.

Section 15.14. Confidentiality. Each party hereto shall keep confidential, and shall not disclose, any information not otherwise publicly available it obtains about Lessee, Guarantor or the books and records of Lessee, Guarantor and each of its Affiliates or relating to the Leased Property, except that such party may disclose such information (i) as required by Applicable Laws,(ii) to its attorneys, auditors, accountants and other professional advisors which have been informed as to the confidential nature of such information, (iii) in connection with the enforcement of the Operative Documents, (iv) to its Affiliates, any participant, transferee, potential participant or potential transferee permitted by the Operative Documents; provided such Affiliate, potential participant or potential transferee agrees to the terms of this sentence, (v) to any federal or state banking authority or other regulatory authority having jurisdiction over such Participant, the Arranger or the Administrative Agent or any of their respective Affiliates, and to any of their officers, employees and agents and (vi) to the IRS and other applicable taxing authorities.

Section 15.15. Limited Liability of Lessor. The parties hereto agree that Lessor shall have no personal liability whatsoever to Lessee, the Rent Assignees, the Administrative Agent or any of their respective successors and assigns for any Claim based on or in respect of this Participation Agreement or any of the other Operative Documents or arising in any way from the Overall Transaction; provided, however, that Lessor shall be liable in its individual capacity: (a) for its own willful misconduct or gross negligence (or negligence in the handling of funds), (b) for liabilities that may result from the inaccuracy or incorrectness of any representation or warranty made by it in this Participation Agreement or in any certificate or document delivered pursuant hereto, or from the failure of Lessor to perform the covenants and agreements set forth in Section 10.1 hereof or any other breach by Lessor of any of its other covenants or obligations hereunder or under any of the other Lessor Documents, or (c) for any Tax based on or measured by any fees, commission or compensation received by it for actions contemplated by the Operative Documents; provided, further, in no event shall Lessor’s liability exceed the amount Funded by Lessor.

Section 15.16. Limited Liability of Administrative Agent. The parties hereto agree that the Administrative Agent, in its individual capacity, shall have no personal liability whatsoever to Lessee, Lessor, the Rent Assignees or any of their respective successors and assigns for any Claim based on or in respect of this Participation Agreement or any of the other Operative Documents or arising in any way from the Overall Transaction; provided, however, that the Administrative Agent shall be liable in its individual capacity: (a) for its own willful misconduct or gross negligence (or, to the extent Lessor receives funds from Lessee hereunder, its negligence in the handling of funds) and, to each Participant for the breach of its obligations to such Participant in respect of the Operative Documents and the Leased Property, (b) for liabilities that may result from the incorrectness of any representation or warranty expressly made by it in this Participation Agreement or from its failure to perform the covenants and agreements set forth in this Participation Agreement or any other Operative Document, or (c) for any Tax based on or measured by any fees, commission or compensation received by it for actions contemplated by the Operative Documents. It is understood and agreed that, except as provided in the preceding proviso, the Administrative Agent shall have no personal liability under any of the Operative Documents as a result of acting pursuant to and consistent with any of the Operative Documents.

Section 15.17. Payment of Transaction Expenses and Other Costs.

(a) Transaction Expenses and Continuing Expenses. As and when any portion of Transaction Expenses becomes due and payable, including the continuing fees, expenses and disbursements (including reasonable counsel fees) of Lessor, as Lessor under the Lease and the Administrative Agent under the Operative Documents, such Transaction Expenses shall be paid by Lessee as Supplemental Rent.

(b) [Intentionally Omitted].

(c) Amendments, Supplements and Appraisal. Without limitation of the foregoing, Lessee agrees to pay to the Participants and the Administrative Agent all reasonable costs and expenses (including reasonable legal fees and expenses of special counsel to the Administrative Agent and Lessor and the document counsel) incurred by any of them in connection with: (i) the considering, evaluating, investigating, negotiating and entering into or giving or withholding of any amendments or supplements or waivers or consents with respect to any Operative Document; (ii) any Event of Loss or Significant Environmental Event or termination of the Lease or any other Operative Document; (iii) the negotiation and documentation of any restructuring or “workout”, whether or not consummated, of any Operative Document; (iv) the enforcement of the rights or remedies under the Operative Documents; or (v) any transfer by Lessor or a Participant of any interest in the Operative Documents during the continuance of an Event of Default.

Section 15.18. Reproduction of Documents. This Participation Agreement, all documents constituting an Appendix, Schedule or Exhibit hereto, and all documents relating hereto received by a party hereto, including, without limitation: (a) consents, waivers and modifications that may hereafter be executed; (b) documents received by the Participants or Lessor in connection with the receipt and/or acquisition of the Leased Property; and (c) financial statements, certificates, and other information previously or hereafter furnished to Lessor, the Administrative Agent or any Participant may be reproduced by the party receiving the same by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. Each of the parties hereto agrees and stipulates that, to the extent permitted by law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such party in the regular course of business) and that, to the extent permitted by law, any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 15.18 shall not prohibit Lessee, Guarantor or any other party hereto from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

Section 15.19. Role of Arranger. Each party hereto acknowledges hereby that it is aware of the fact that Banc of America Leasing & Capital, LLC has acted as an “Arranger” with respect to the Overall Transaction. The parties hereto acknowledge and agree that Arranger and its Affiliates, including Bank of America, N.A., have not made any representations or warranties concerning, and that they have not relied upon the Arranger as to, the tax, accounting or legal characterization or validity of (i) the Operative Documents or (ii) any aspect of the Overall Transaction. The parties hereto acknowledge and agree that the Arranger has no duties, express or implied, under the Operative Documents in its capacity as Arranger. The parties hereto further agree that Section 5.1, Section 16.6, Section 15.2, the first proviso in the first sentence of Section 15.5, Section 15.17(a) and this Section 15.19 are for the express benefit of the Arranger, and the Arranger shall be entitled to rely thereon as if it were a party hereto.

Section 15.20. Retention of Consultants. In connection with any matters to be determined or resolved by an independent engineer, an independent environmental consultant or other third party expert, the Administrative Agent is hereby authorized to retain any such third party consultant reasonably acceptable to Lessee, at Lessee’s cost and expense, in accordance with the terms of the Operative Document calling for or requiring the appointment of such third party consultant.

Section 15.21. Liability Limited. No Participant shall have any obligation to any other Participant or to Lessee, Lessor or the Administrative Agent with respect to the Overall Transaction, except those obligations of such Participant expressly set forth in the Operative Documents or except as set forth in the instruments delivered in connection therewith, and no Participant shall be liable for performance by any other party hereto of such other party’s obligations under the Operative Documents, except as otherwise so set forth.

Section 15.22. Deliveries to Participants. Lessee may fulfill its obligations hereunder and under each of the other Operative Documents to provide any item (other than any notices) to any Participant by providing sufficient copies of such item directly to the Administrative Agent, along with the costs of postage, with instructions to the Administrative Agent to deliver such item to such Participant.

Section 15.23. USA Patriot Act Notice. Each Participant that is subject to the USA Patriot Act hereby notifies Lessee and Lessor that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies Lessee and Guarantor, which information includes the name and address of Lessee and Guarantor and other information that will allow such Participant, as applicable, to identify Lessee and Lessor, as applicable, in accordance with the USA Patriot Act.

Section 15.24. No Advisory or Fiduciary Responsibility. (a) In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Operative Document), Lessee acknowledges and agrees that: (i) (A) the services regarding this Agreement provided by the Administrative Agent and the Participants are arm’s-length commercial transactions between Lessee, on the one hand, and the Administrative Agent and the Participants, on the other hand, (B) Lessee has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) Lessee is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Operative Documents; (ii) (A) the Administrative Agent and each Participant is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Lessee or any other Person and (B) neither the Administrative Agent nor any Participant has any obligation to Lessee or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Operative Documents; and (iii) the Administrative Agent and the Participants and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Lessee and its Affiliates, and neither the Administrative Agent, nor any Participant has any obligation to disclose any of such interests to Lessee or any of its Affiliates. To the fullest extent permitted by law, Lessee hereby waives and releases any claims that it may have against the Administrative Agent, or any Participant with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

(b) The Administrative Agent and the Arranger hereby informs the Participants that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Rent Assignment Contributions, the Commitments and the Operative Documents, (ii) may recognize a gain if it extended the Rent Assignment Contributions or the Commitments for an amount less than the amount being paid for an interest in the Rent Assignment Contributions or the Commitments by such Participant or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Operative Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

Section 15.25. Termination of Authority Lease. Notwithstanding anything to the contrary set forth in the Lease or any other Operative Document:

(a) if at any time the Lease is terminated, or the Lease Balance is accelerated pursuant to the terms thereof, Lessor shall have the right but not the obligation to terminate, at Lessee’s sole cost and expense, the Authority Lease; provided however, that if Lessee pays, or causes to be paid, in full the Lease Balance plus any and all other amounts outstanding under the Operative Documents to Lessor, Administrative Agent, the Rent Assignees and any other party entitled thereto, then Lessor shall, at Lessee’s sole cost and expense, assign Lessor’s interest to Lessee (and Lessee shall assume Lessor’s interest) in the Authority Lease “as is, where is” without any representation or warranty of Lessor; and

(b) if at any time Lessee purchases, or becomes obligated to purchase, the Facility under the Lease or any other Operative Document, then Lessor shall, at Lessee’s sole cost and expense, contemporaneously with the payment of the purchase price therefore, including the Lease Balance and all other amounts owing to Lessor, Administrative Agent, the Rent Assignees or any other person under the Operative Documents, assign Lessor’s interest to Lessee (and Lessee shall assume Lessor’s interest) in the Authority Lease “as is, where is” without any representation or warranty of Lessor; and

(c) if Lessor exercises any remedy under Article XVI of the Lease or the Lease Balance is accelerated pursuant to the terms thereof, then Lessor shall, at Lessee’s sole cost and expense, contemporaneously with the payment of the Lease Balance and all other amounts owing to Lessor, Administrative Agent, the Rent Assignees or any other person under the Operative Documents, assign Lessor’s interest to Lessee (and Lessee shall assume Lessor’s interest) in the Authority Lease “as is, where is” without any representation or warranty of Lessor.

Section 15.26. Original Issue Discount Legend. THE AMOUNTS REPRESENTING SECURED OBLIGATIONS FOR UNITED STATES FEDERAL INCOME TAX PURPOSES AS PART OF THE OVERALL TRANSACTION WILL BE TREATED AS ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1273 OF THE CODE) FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY OF SUCH SECURED OBLIGATIONS MAY BE OBTAINED BY WRITING TO VICE PRESIDENT TAXATION OF GUARANTOR AT ITS ADDRESS REFERRED TO IN SCHEDULE III HERETO.

Section 15.27. Effect of Restatement. On the Document Closing Date, the Original Participation Agreement will be amended, restated and superseded in its entirety as set forth in this Participation Agreement. The parties hereto acknowledge and agree, however, that (a) this Participation Agreement and the other Operative Documents do not constitute a novation or termination of the Obligations under and as defined in the Original Participation Agreement or under the other Original Operative Documents as in effect immediately prior to the Document Closing Date, (b) such Obligations are in all respects continuing with only the terms being modified as provided in this Participation Agreement and the other Operative Documents, (c) the Original Guaranty, as amended, restated and superseded pursuant to the Guaranty, is in all respects continuing and remains in full force and effect with respect to all Liabilities (as defined therein),

(d)except as provided for or contemplated by the Operative Documents, the mortgage, liens and security interests in favor of Lessor securing payment of such Obligations are in all respects continuing and in full force and effect with respect to all Obligations and (e) except to the extent the context requires otherwise, all references in the other Operative Documents to the “Participation Agreement” or other reference originally applicable to the Original Participation Agreement shall be deemed to refer without further amendment to this Participation Agreement, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

Section 15.28. Restructuring Event. Notwithstanding anything herein to the contrary, the occurrence of a Restructuring Event during the Lease Term (a) shall not constitute a breach of any representation, warranty or covenant of Lessee (with all parties acknowledging and agreeing that Lessee will remain in place following any such Restructuring Event), and (b) upon termination of the Bank Credit Agreement in connection with any Restructuring Event, any representations, warranties, covenants (including, without limitation, any financial covenants) with respect to the Guarantor that were based on the Bank Credit Agreement shall be of no further force and effect, so long as (in each case of clause (a) and (b) above), contemporaneously with any such Restructuring Event (i) Union Pacific shall assume the Guarantor’s obligations under the Operative Documents and provide a replacement guaranty of the Obligations under the Operative Documents (in form and substance reasonably satisfactory to Lessor), at Lessee’s sole cost and expense, (ii) the Operative Documents shall be amended (in form and substance reasonably satisfactory to Lessor), at Lessee’s sole cost and expense, to include the same representations, warranties and covenants, in each case, on parity with Union Pacific’s senior unsecured revolving credit facility (including with respect to obligors thereunder) and (iii) Lessee shall deliver, or cause to be delivered, customary legal opinions with respect to the replacement guaranty and amendments to the Operative Documents (in form an substance reasonably satisfactory to Lessor).

Article XVI

The Administrative Agent

Section 16.1. Appointment. Each Participant hereby irrevocably designates and appoints the Administrative Agent as its agent under this Participation Agreement and the other Operative Documents, and each such Participant irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Participation Agreement and the other Operative Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Participation Agreement and the other Operative Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Participation Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the other Operative Documents, or any fiduciary relationship with any Participant or any other party to the Operative Documents, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Participation Agreement or any other Operative Document or otherwise exist against the Administrative Agent.

Section 16.2. Delegation of Duties. The Administrative Agent may execute any of its duties under this Participation Agreement and the other Operative Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of agents or attorneys-in-fact selected by it with reasonable care.

Section 16.3. Exculpatory Provisions. Neither the Administrative Agent (in its capacity as such) nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Participation Agreement or any other Operative Document, except for its or such Person’s own willful misconduct or gross negligence (or negligence in the handling of funds) or (b) responsible in any manner to any Participant or any other party to the Operative Documents for any recitals, statements, representations or warranties made by Lessor or Lessee or Guarantor or any officer thereof contained in this Participation Agreement or any other Operative Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Participation Agreement or any other Operative Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Participation Agreement or any other Operative Document or for any failure of Lessor or Lessee or Guarantor to perform its respective obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Participant or any other party to the Operative Documents to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Participation Agreement or any other Operative Document, or to inspect the properties, books or records of Lessor, Guarantor or Lessee.

Section 16.4. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Rent Assignment Contribution Amount, Lessor Amount, writing, resolution, notice, consent, certificate, affidavit, letter, facsimile message, statement, order or other document or other written communication believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Lessor or Lessee), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Rent Assignment Contribution Amount or Lessor Amount as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent, in accordance with the Rent Assignment Agreement. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Participation Agreement or any other Operative Document unless it shall first receive the advice or concurrence of the Required Participants, or it shall first be indemnified to its satisfaction by the applicable Participants against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Participation Agreement and the other Operative Documents in accordance with a request of the Required Participants, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Participants and all future transferees. Wherever in the Operative Documents the consent or approval of the Administrative Agent is required, in giving any such consent or approval the Administrative Agent may rely upon, or make its approval subject to, the directions of or consent or approval from the Required Participants.

Section 16.5. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Participant referring to this Participation Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall promptly give notice thereof to the Participants, Lessor and Lessee. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Required Participants; provided, however, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Participants.

Section 16.6. Indemnification. Other than with respect to indemnification provided to the Administrative Agent in accordance with Section 15.2 and 16.4, the Administrative Agent agrees to look solely to Lessee under Section 13.1(a), and not to any other party hereto, for any claim for indemnification which may arise hereunder or under any other Operative Document.

Section 16.7. Administrative Agent in Its Individual Capacity. Each Participant acknowledges that Bank of America, N.A. is acting as the Administrative Agent hereunder. Bank of America, N.A. and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Lessor, Lessee and their Affiliates as though it was not the Administrative Agent hereunder and under the other Operative Documents and without notice to or consent of the Participants. Each Participant acknowledges that, pursuant to such activities, Bank of America, N.A. or its Affiliates may receive information regarding Lessee, Guarantor, Lessor or its respective Affiliates (including information that may be subject to confidentiality obligations in favor of Lessee, Lessor or its respective Affiliates) and acknowledges that such Persons shall be under no obligation to provide such information to them.

Section 16.8. Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Participants and Lessee and may be removed at any time with or without cause by the Required Participants. Upon any such resignation or removal, the Required Participants shall have the right to appoint a successor the Administrative Agent, reasonably acceptable to Lessee. If no successor the Administrative Agent shall have been so appointed by the Required Participants, and shall have accepted such appointment, within thirty (30) days after the retiring the Administrative Agent’s giving of notice of resignation or the Required Participants’ removal of the retiring the Administrative Agent, then the retiring the Administrative Agent may, on behalf of the Participants, appoint a successor the Administrative Agent, which shall be a commercial bank described in clause (i) or (ii) of the definition of Eligible Assignee and have a combined capital and surplus of at least $150,000,000. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor the Administrative Agent, such successor the Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring the Administrative Agent, and the retiring the Administrative Agent shall be discharged from its duties and obligations under this Participation Agreement. After any retiring the Administrative Agent’s resignation or removal hereunder as the Administrative Agent, the provisions of this Article XVI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement. Notwithstanding the foregoing, if no Event of Default shall be continuing, then no successor the Administrative Agent shall be appointed under this Section 16.8 without the prior written consent of Lessee, which consent shall not be unreasonably withheld or delayed.

Section 16.9. Non-Reliance on Administrative Agent. Each Participant acknowledges that it has, independently and without reliance upon the Administrative Agent or any of its Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Participant also acknowledges that it will, independently and without reliance upon the Administrative Agent or any of its Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Operative Document or any related agreement or any document furnished hereunder or thereunder.

Section 16.10. Yield Rates. The Administrative Agent does not warrant, or accept responsibility for, nor shall the Administrative Agent have any liability with respect to, the administration or submission of or any other matter related to the rates in the definition of “Term SOFR Rate” or with respect to any rate that is an alternative or replacement for or successor to any of such rate (including, without limitation, any Successor Rate) or the effect of any of the foregoing, or of any Conforming Changes.

[End of Page]

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Participation Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

Norfolk Southern Railway Company,as Lessee

By:	/s/ Jason Zampi
Name:	Jason Zampi
Title:	Vice President & Chief financial officer

[Signature Page to Amended and Restated Participation Agreement - Norfolk Southern]

BA Leasing BSC, LLC, as Lessor

By:	/s/ Jinyan Zhao
Name:	Jinyan Zhao
Title:	Vice President

[Signature Page to Amended and Restated Participation Agreement - Norfolk Southern]

Bank of America, N.A., not in its individual capacity, except as expressly stated herein, but solely as Administrative Agent

By:	/s/ Jinyan Zhao
Name:	Jinyan Zhao
Title:	Vice President

[Signature Page to Amended and Restated Participation Agreement - Norfolk Southern]

BA Leasing BSC, LLC, as Rent Assignee

By:	/s/ Jinyan Zhao
Name:	Jinyan Zhao
Title:	Vice President

[Signature Page to Amended and Restated Participation Agreement - Norfolk Southern]

Final Version

Norfolk Southern 2026 Lease Financing

Amended and Restated Definitions and Interpretation

(a) Interpretation. In each Operative Document, unless a clear contrary intention appears:

(i) the singular number includes the plural number and vice versa;

(ii) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Operative Documents, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

(iii) reference to any gender includes the other gender;

(iv) reference to any agreement (including any Operative Document), document or instrument means such agreement, document or instrument as amended, replaced, extended, restated, supplemented, or otherwise modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Operative Documents, and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor;

(v) reference to any Applicable Laws means such Applicable Laws as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Applicable Laws means that provision of such Applicable Laws from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

(vi) reference in any Operative Document to any Article, Section, Appendix, Schedule or Exhibit means such Article or Section thereof or Appendix, Schedule or Exhibit thereto;

(vii) “hereunder”, “hereof”, “hereto” and words of similar import shall be deemed references to an Operative Document as a whole and not to any particular Article, Section or other provision thereof;

(viii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; and

(ix) relative to the determination of any period of time, “from” means “from and including” and “to”, “until” and “through” means “to but excluding”.

Appendix 1

(to Participation Agreement)

(b) Accounting Terms. In each Operative Document, unless expressly otherwise provided, accounting terms shall be construed and interpreted, and accounting determinations and computations shall be made, in accordance with GAAP.

(c) Conflict in Operative Documents. If there is any conflict between any Operative Documents, such Operative Document shall be interpreted and construed, if possible, so as to avoid or minimize such conflict, but, to the extent (and only to the extent) of such conflict, the Participation Agreement shall prevail and control.

(d) Legal Representation of the Parties. The Operative Documents were negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring the Operative Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

(e) Yield Rates. The Administrative Agent does not warrant, or accept responsibility for, nor shall the Administrative Agent have any liability with respect to, the administration or submission of or any other matter related to the rates in the definition of “Term SOFR Rate” or with respect to any rate that is an alternative or replacement for or successor to any of such rate (including, without limitation, any Successor Rate) or the effect of any of the foregoing, or of any Conforming Changes.

(f) Defined Terms. Unless a clear contrary intention appears, terms defined herein have the respective indicated meanings when used in each Operative Document.

“Administrative Agent” means Bank of America, N.A., in its capacity as administrative agent under the Participation Agreement, or any successor pursuant to the terms of the Operative Documents.

“Administrative Agent Fee Letter” means the amended and restated fee letter dated April 1, 2026, between Lessee and the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person (i) each Person (a “Controlling Person”) (other than the Guarantor or a Subsidiary) that directly, or indirectly through one or more intermediaries, controls such Person or (ii) each Person (other than the Guarantor or a Subsidiary) which is controlled by or is under common control with a Controlling Person. As used herein, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“After Tax Basis” means, with respect to any payment to be received (to the extent the receipt of such payment constitutes taxable income to such recipient), the amount of such payment increased so that, after deduction of the amount of all Taxes (including any Taxes payable by reason of inclusion of such amount in income other than as excluded by the definition of Impositions) required to be paid by the recipient (less any tax savings realized and the present value of any tax savings projected) with respect to the receipt by the recipient of such amounts, such increased payment (as so reduced) is equal to the payment otherwise required to be made.

“Aggregate Commitment Amount” means Four Hundred Ninety-Eight Million Six Hundred Seventy-Four Thousand Eight Hundred Twenty-Two Dollars and Seventeen Cents ($498,674,822.17).

“ALTA” means the American Land Title Association or any successor thereto.

“Alternate Base Rate” means, on any date with respect to any Rent Assignment Contribution or Lessor Amount, a fluctuating rate of interest per annum equal to the higher of (A) the rate of interest most recently announced by Bank of America, N.A. in the United States from time to time as its “prime rate”, and (B) the Federal Funds Effective Rate most recently determined by the Administrative Agent plus .50% per annum, plus the Applicable Margin. If either of the aforesaid rates or their equivalent changes from time to time after the Document Closing Date, the Alternate Base Rate shall be automatically increased or decreased, if appropriate and as the case may be, without notice to Lessee, Guarantor or Lessor, as of the effective time of each change. The “prime rate” is a rate set by Bank of America, N.A. based upon various factors including Bank of America, N.A.’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America, N.A. shall take effect at the opening of business on the day specified in the public announcement of such change.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to Guarantor, Lessee or their respective Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977, and the rules and regulations thereunder.

“Applicable Funding Office” means, for each Participant, the office of such Participant set forth as the Applicable Funding Office for such Participant on Schedule III to the Participation Agreement, as applicable, or such other office of such Participant (or of an Affiliate of such Participant) as such Participant may from time to time specify to the Administrative Agent and Lessee by written notice as the office from which its Rent Assignment Contributions or Lessor Amount, as applicable, accruing Yield at the Term SOFR Rate are made available and maintained.

“Applicable Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations (including Environmental Laws), ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable orders, judgments, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority or agency, in each case whether or not having the force of law (including those pertaining to health, safety or the environment (including, without limitation, wetlands)). “Applicable Margin” means, for the Rent Assignment Contribution Commitment and the Lessor

Commitment, as applicable and at any time, the applicable percentage rate per annum set forth in the pricing grid below:

Status	Level I	Level II	Level III	Level IV
Applicable Margin for Rent Assignment Contribution	1.375%	1.500%	1.625%	2.000%
Applicable Margin for Lessor Contribution	1.375%	1.500%	1.625%	2.000%

For purposes of this grid, the following terms have the following meanings, subject to the final paragraph of this grid:

“Level I Status” exists at any date if, at such date, Guarantor’s senior unsecured long-term debt is rated BBB+/Baa1 or higher.

“Level II Status” exists at any date if, at such date, Guarantor’s senior unsecured long-term debt is rated BBB/Baa2.

“Level III Status” exists at any date if, at such date, Guarantor’s senior unsecured long-term debt is rated BBB-/Baa3.

“Level IV Status” exists at any date if, at such date, Guarantor’s senior unsecured long-term debt is rated BB+/Ba1 or lower.

“Moody’s” means Moody’s Investors Service, Inc., or its successor entity.

“S&P” means Standard & Poor’s Rating Service, a division of S&P Global, Inc., or its successor entity.

“Status” refers to the determination of which of Level I Status, Level II Status, Level III Status, or Level IV Status exists at any date.

The credit ratings to be utilized for purposes of this grid are those assigned to the senior unsecured long-term debt securities of Guarantor without third-party credit enhancement, and any rating assigned to any other debt security of Guarantor shall be disregarded. In the event of split ratings from Moody’s and S&P, (i) if the ratings are one full rating category apart, Status shall be determined by the higher of the two ratings (unless the lower of such two ratings is BB+(Ba1) or lower, in which case Status shall be determined by the lower of such two ratings) and (ii) if the ratings are more than one full rating category apart, Status shall be determined based on the rating at the midpoint between the two ratings, (e.g., BBB+/Baa2 results in Level I Status and BBB+/Baa3 results in Level II Status). The Status as of the Document Closing date is Level I.

“Appurtenant Rights” means, with respect to the Site, (i) all agreements, easements, rights of way or use, rights of ingress or egress, privileges, appurtenances, tenements, and other rights and benefits at any time belonging or pertaining to the Site or the Improvements thereon, including, without limitation, the use of any streets, ways, alleys, vaults or strips of land adjoining, abutting, adjacent or contiguous to the Site and (ii) all permits, licenses and rights, whether or not of record, appurtenant to the Site.

“Arranger” means Banc of America Leasing & Capital, LLC.

“Assignment of Leases” means that certain Amended and Restated Assignment of Leases and Absolute Assignment of Rent Agreement, dated as of the Document Closing Date, between Lessor and the Administrative Agent.

“Authority” means The Atlanta Development Authority d/b/a Invest Atlanta, a public body corporate and politic of the State of Georgia.

“Authority Deed to Secure Debt” means the Authority Deed to Secure Debt and Security Agreement, dated as of March 1, 2019, between the Authority and Lessor, as amended, modified and/or otherwise supplemented from time to time.

“Authority Lease” means the Lease Agreement dated as of March 1, 2019, by and between the Authority, as issuer, and Lessor, as lessee, as amended, modified and/or otherwise supplemented from time to time.

“Authority Lease Rent” means the ‘Rental Payments’ (as defined in the Authority Lease) due under the Authority Lease.

“Authorized Officer” means any officer of Lessee or Guarantor, as applicable, who shall be duly authorized to execute the Operative Documents.

“BALC” means Banc of America Leasing & Capital, LLC.

“Bank Credit Agreement” means that certain Amended and Restated Credit Agreement dated as of January 26, 2024 by and among Guarantor, the lenders from time to time parties thereto, Wells Fargo Bank, N.A., as administrative agent and swingline lender, Bank of America, N.A. and Citibank, N.A., as syndication agents, and Goldman Sachs Bank USA, Morgan Stanley Senior Funding, Inc. and U.S. Bank National Association, as documentation agents.

“Bankruptcy Code” means the Bankruptcy Code in Title 11 of the United States Code.

“Base Term” is defined in Section 2.3 of the Lease.

“Base Term Commencement Date” means April 1, 2026.

“Basic Rent” means, for any Payment Date on which Basic Rent is due, an amount equal to the sum of the aggregate amount of Yield payable under the Operative Documents on such date on the Rent Assignment Contributions and the Lessor Amount in respect of the applicable Interest Period.

“Beneficiary” and “Beneficiaries” is defined in Section 1 of the Guaranty.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Arrangement” means, at any time, an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by Guarantor or Lessee, as applicable.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Benefitted Rent Assignee” is defined in Section 7.6 of the Rent Assignment Agreement.

“Bond Documents” means the Bond Purchase Agreement, the Indenture and any other document, agreement or instrument delivered in connection therewith.

“Bond Purchase Agreement” means that certain Bond Purchase Agreement, dated as of March 1, 2019, by and between the Authority and Lessor, as amended, modified and/or otherwise supplemented from time to time.

“Bonds” the Bonds issued by the Authority and purchased by Lessor pursuant to the Bond Documents.

“Break Costs” means an amount equal to the amount, if any, required to compensate Lessor or any Rent Assignee for any additional losses (including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or funds acquired by Lessor or any Rent Assignee to fund its obligations under the Operative Documents) it may reasonably incur as a result of (w) the exercise by Lessor of the purchase option set forth in Section 2.9 of the Rent Assignment Agreement, (x) Lessee’s payment of Basic Rent or the Lease Balance other than on a Payment Date, (y) [omitted] or (z) as a result of any conversion of the Term SOFR Rate during an Interest Period pursuant to and in accordance with the Operative Documents. A statement as to the amount of such loss, cost or expense, prepared in good faith and in reasonable detail and submitted by Lessor or any Rent Assignee, as the case may be, to Lessee, shall be presumed correct absent demonstrable error.

“Business Day” means (a) each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banks in any of Atlanta, Georgia and New York, New York are generally authorized or obligated, by law or executive order, to close and (b) relative to any determination of the Term SOFR Rate, any day which is a U.S. Government Securities Business Day.

“Casualty” means an event of damage or casualty relating to any portion of the Leased Property.

“Civil Asset Forfeiture Reform Act” means the Civil Asset Forfeiture Reform Act of 2000 (HR 1658), Pub. L. No. 106-185, 106th Cong. (2000), together with the rules and regulations promulgated thereunder.

“Claims” means any and all obligations, liabilities, losses, actions, suits, judgments, enforcement actions, proceedings, damages, penalties, fines, claims, demands, settlements, costs and expenses (including, without limitation, reasonable legal fees and expenses) of any nature whatsoever.

“CME” means CME Group Benchmark Administration Limited.

“Code” means the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

“COG” means Central of Georgia Railroad Company, a Georgia Corporation.

“COG Ground Lease” means the Ground Lease dated as of March 1, 2019, by and between COG, as ground lessor, and Lessee, as ground lessee, as assigned by Lessee to Lessor pursuant to the COG Ground Lease Assignment.

“COG Ground Lease Assignment” means that certain Assignment of Ground Lease dated as of March 1, 2019, by and between Lessee, as assignor, and Lessor, as assignee.

“Collateral” means all of Lessee’s right, title and interest in (i) the Leased Property, (ii) [intentionally omitted], (iii) contracts, agreements and warranties relating to the Leased Property, (iv) the Ground Lease, the Ground Sublease and the Authority Lease, (v) the Security Property, (vi) any rights to liquidated damages, rebates, offset or other warranty payments, or assignment under a purchase order, invoice or purchase agreement with any manufacturer of or contractor for any portion of the Collateral, (vii) all insurance policies required to be maintained pursuant to the Lease, and (viii) all products, excess successions, subleases, rents, issues, profits, products, returns, income and proceeds of and from any or all of the foregoing (including proceeds from any of the foregoing), and to the extent not otherwise included, all payments under insurance (whether or not Lessee is the loss payee thereof) or any indemnity, warranty or guarantee payable by reason of loss or damage to or otherwise with respect to any of the foregoing.

“Commitment” means (i) as to any Rent Assignee, its Rent Assignment Commitment, and (ii) as to Lessor, its Lessor Commitment.

“Commitment Percentage” means, (i) with respect to Lessor, the percentage set forth opposite Lessor’s name under the heading “Commitment Percentage” on Schedule I to the Participation Agreement and (ii) with respect to any Rent Assignee, the percentage set forth opposite such Rent Assignee’s name under the heading “Commitment Percentage (of the Aggregate Commitment Amount)” on Schedule II to the Participation Agreement, in each case, as such schedule may be amended or modified from time to time in accordance with the Participation Agreement.

“Condemnation” means any condemnation, requisition, confiscation, seizure or other taking or sale of the use or title to the Leased Property or any part thereof in, by or on account of any eminent domain proceeding or other action by any Governmental Authority or other Person under the power of eminent domain or otherwise or any transfer in lieu of or in anticipation thereof. A Condemnation shall be deemed to have “occurred” on the earliest of the dates that use or title is taken or transferred.

“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR or any proposed Successor Rate or Term SOFR, as applicable, any conforming changes to the definitions of “SOFR”, “Term SOFR” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of the Participation Agreement and any other Operative Document).

“Consolidated Net Tangible Assets” means, as of any date of determination, the total assets of Guarantor and its Consolidated Subsidiaries (less applicable reserves and other properly deducted items) after deducting therefrom (a) all current liabilities (excluding any thereof that are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed) and (b) all goodwill, trade names, trademarks, patents, purchased technology, unamortized debt discount and other intangible assets of Guarantor or any of its Consolidated Subsidiaries, all as set forth on the consolidated balance sheet of Guarantor and its Consolidated Subsidiaries most recently delivered under Section 8(a)(i) or 8(a)(ii) of the Guaranty.

“Consolidated Net Worth” means, at any date, the consolidated stockholders’ equity of Guarantor and its Consolidated Subsidiaries as of such date.

“Consolidated Subsidiary” means, at any date, with respect to any Person, any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date. Unless otherwise specified, a “Consolidated Subsidiary” shall be a Consolidated Subsidiary of Guarantor. “Consolidated Total Capital” means, at any date, the sum of (i) Consolidated Net Worth and (ii) Consolidated Total Debt, in each case at such date.

“Consolidated Total Debt” means, at any date, without duplication, the aggregate amount of Debt of Guarantor and its Consolidated Subsidiaries, determined on a consolidated basis using generally accepted accounting principles of consolidation as of such date.

“Construction Consultant” means B. Wallace Tipton Construction Consultants or any successor named by Lessor.

“Contingent Rent” means amounts payable to any Indemnitee pursuant to Section 13 of the Participation Agreement or which become due and payable to any Person pursuant to any provisions of Section 15.11, 15.17(c) or 15.20 of the Participation Agreement or Section 25.13 of the Lease.

“Continuing Directors” means, at any time, each (i) individual who was a director of Guarantor twenty-four (24) months before such time, (ii) individual whose election or nomination as a director of Guarantor was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of the board of directors of Guarantor and (iii) individual whose election or nomination to the board of directors of Guarantor was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of the board of directors of Guarantor.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Controlled Substances Act” means 21 U.S.C. ch. 13, §801 et seq., known as the Controlled Substances Act, and the rules and regulations promulgated thereunder.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” means any Covered Entity that is party to a Supported QFC (as defined in the Bank Credit Agreement).

“Daily Simple SOFR” with respect to any applicable determination date means the SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source selected by the Administrative Agent in its reasonable discretion).

“Debt” of any Person means, at any date, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) all indebtedness of such Person evidenced by bonds, debentures, notes, equipment trust certificates or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) any obligation (whether fixed or contingent) to reimburse any bank or other Person in respect of amounts paid or payable under a standby letter of credit, (vi) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (vii) all Debt of others Guaranteed by such Person.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

“Derivatives Obligations” of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

“Disclosed Matters” means Guarantor’s most recent filing on Form 10-K for the year ended December 31, 2025, and any subsequent filing made on Form 10-Q or Form 8-K on or three Business Days prior to the Document Closing Date, or any posting on Guarantor’s website at https://norfolksouthern.investorroom.com/sec-filings, posted since Guarantor’s most recent filing on Form 10-Q, on or prior to the Document Closing Date.

“Document Closing Date” means April 1, 2026.

“Dollars” and “$” mean dollars in lawful currency of the United States of America.

“Early Termination Option” means Lessee’s option to purchase all, but not less than all, of the Leased Property in accordance with the provisions of Section 18.1 of the Lease.

“East Palestine Train Derailment” means the train derailment that occurred in East Palestine, Ohio on February 3, 2023, the associated fires and the resulting controlled vent and burn procedure conducted on February 6, 2023 on the tank cars containing vinyl chloride, all as set forth in the Quarterly Report on Form 10-Q filed by Guarantor with the SEC for the period ended September 30, 2023.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means (a) any Participant or Affiliate or Subsidiary of a Participant that is a U.S. Person, (b) any lender or Affiliate or Subsidiary of a lender under the Bank Credit Agreement that is a U.S. Person and (c) any other commercial bank, financial institution, leasing company or “accredited investor” (as defined in Regulation D) that is either a bank organized or licensed under the laws of the United States of America or any State thereof or that has agreed to provide the information listed in Section 12.3 of the Participation Agreement to the extent that it may lawfully do so and that is approved by Lessee (such approval not to be unreasonably withheld or delayed); provided that (i) Lessee’s consent or approval is not required pursuant to clause (a) or (b) or, with respect to clause (c), during the existence and continuation of a Default or an Event of Default and (ii) none of Lessee or any of its Affiliates or Subsidiaries shall qualify as an Eligible Assignee.

“Environmental Audit” means a Phase I environmental site assessment (the scope and performance of which meets or exceeds ASTM Standard E1527-13 Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process or any updates thereto) of the Site and any additional environmental assessments, reports or information recommended in such Phase I environmental site assessment and requested by or provided to Lessor, including, without limitation, a Phase II environmental site assessment.

“Environmental Claims” is defined in Section 13.7 of the Participation Agreement.

“Environmental Laws” means any federal, state or local laws, common laws, ordinances codes, rules, orders, regulations, licenses, permits, governmental approvals, judgments, comfort letters, environmental deed restrictions, no further action letters, consent decrees, restrictions, or other requirements of, or legally binding agreement with, any Government Authority, in each case, relating to pollution, natural resources or wildlife, or the protection of human health, safety, the environment and natural resources, including, without limitation, laws relating to Hazardous Substances, reclamation of land and waterways, and emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or Hazardous Substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollution, contaminants, chemicals, or industrial, toxic or Hazardous Substances or wastes to the extent applicable to the relevant matter.

“Environmental Violation” means any activity, occurrence or condition that violates or results in non-compliance with any Environmental Law with respect to the Leased Property.

“Equipment” means equipment, apparatus, fittings and personal property of every kind and nature whatsoever purchased, leased or otherwise acquired by Lessor using amounts advanced by the Participants pursuant to the Participation Agreement and now or subsequently attached to, contained in or used or usable in any way in connection with any operation or letting of the Leased

Property, including but without limiting the generality of the foregoing, all screens, awnings, storm doors and windows, heating, electrical, switch gear, uninterrupted power supply, and mechanical equipment, lighting, switchboards, plumbing, ventilation, air conditioning and air-cooling apparatus, refrigerating and incinerating equipment, escalators, generators, elevators, loading and unloading equipment and systems, laundry equipment, cleaning systems (including window cleaning apparatus), communications systems (including satellite dishes and antennae), sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, fittings and fixtures of every kind and description.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Group” means Guarantor, Lessee, any Consolidated Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control, which, together with Guarantor or any Consolidated Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

“Event of Default” means a Lease Event of Default.

“Event of Loss” means any Significant Casualty or Significant Condemnation.

“Excepted Payments” means: (a) all indemnity payments or payments under any guaranty (including indemnity payments made pursuant to Article XIII of the Participation Agreement and payments under the Guaranty) to which any Participant or any of their respective Affiliates, agents, officers, directors or employees is entitled pursuant to the Operative Documents; (b) any amounts (other than Basic Rent or amounts payable by Lessee pursuant to Section 15.2, Articles XVI or XVIII of the Lease) payable under any Operative Document to reimburse Lessor or any of its Affiliates (including the reasonable expenses of Lessor or such Affiliates incurred in connection with any such payment) for performing or complying with any of the obligations of Lessee under and as permitted by any Operative Document; (c) any amount payable to any Participant by any transferee permitted under the Operative Documents of the interest of any Participant as the purchase price of the Participant’s interest (or a portion thereof); (d) any insurance proceeds (or payments with respect to self-insured risks or policy deductibles) under liability policies; (e) any insurance proceeds under policies maintained by the Administrative Agent or any Participant in accordance with Section 13.4 of the Lease; (f) Transaction Expenses, Contingent Rent or Fees paid or payable to or for the benefit of the Administrative Agent, the Arranger or any Participant; (g) all right, title and interest of Lessor to the Leased Property or any portion thereof or any other property to the extent any of the foregoing has been released from the Liens of the Security Instruments following the payment of the Purchase Amount; (h) [reserved]; and (i) any payments in respect of interest to the extent attributable to payments referred to in clauses (a) through (h) above.

“Excepted Rights” shall mean Lessor’s right (a) to receive from Lessee, the Administrative Agent or Guarantor all notices, certificates, reports, filings, opinions of counsel, copies of all documents and all information which Lessee or Guarantor is permitted or required to give or furnish to the “Lessor” pursuant to the Lease, the Guaranty or any other Operative Document, (b) to exercise the inspection rights provided for in Section 4.2 of the Lease, (c) to give any demand notice under the Guaranty with respect to indemnification obligations owing to Lessor and to demand payment from Guarantor under the Guaranty with respect to such indemnification obligations, and (d) Lessor’s rights under Section 15.5 of the Participation Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, and the regulations promulgated thereunder.

“Expiration Date” means the fifth anniversary of the Document Closing Date as such date may be renewed pursuant to Section 4.7 of the Participation Agreement.

“Extended Remarketing Period” is defined in Section 20.3 of the Lease.

“Facility” means the approximately 750,000 square foot, 18-story class A office tower and approximately 2,000 space parking structure constructed and/or installed on the Site, including all buildings, structures, fixtures, Equipment and other improvements of every kind related thereto existing at any time and from time to time (including those purchased with amounts advanced by the Participants pursuant to the Original Participation Agreement) on or under the Site, together with any and all Appurtenant Rights, all paving, grading, utility pipes, fencing, conduits and lines, signs, retaining walls, lighting, electrical and drainage structures, parking areas and roadways, all Modifications and other additions to or changes in the Facility at any time.

“Fair Market Value” means with respect to the Leased Property or any portion thereof, as of the date of the determination, the fair market value (which in any event shall not be less than zero) as determined by the Appraiser (or any other independent appraiser chosen by Lessor at the direction of the Administrative Agent and reasonably acceptable to Lessee) that would be obtained in an arm’s-length transaction between an informed and willing buyer (other than a buyer currently in possession) and an informed and willing seller, under no compulsion to buy or sell, and neither of which is related to Lessor, the Administrative Agent, Guarantor or Lessee or any Affiliate thereof, for the purchase of the Leased Property or such portion thereof, as applicable. Such fair market value shall be calculated assuming that the Leased Property is in the condition and repair required to be maintained by the terms of the Lease (unless such fair market value is being determined for purposes evaluating the items described in Section 13.2 of the Participation Agreement, in which case this assumption shall not be made).

“FATCA” means, means sections 1471 through 1474 of the Code, as of the date of the Participation Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such sections of the Code.

“Federal Funds Effective Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America, N.A. on such day on such transactions as determined by the Administrative Agent.

“Fee Letters” means, collectively, the Structuring Agent Fee Letter and the Administrative Agent Fee Letter, and each a “Fee Letter”.

“Fees” is defined in Section 4.4 of the Participation Agreement.

“FIRPTA Affidavit” means a certificate of non-foreign status satisfying the requirements of Treasury Regulation section 1.1445-2(b)(2).

“FIRREA” means the Financial Institution Reform, Recovery and Enforcement Act of 1989, and all regulations promulgated pursuant thereto.

“F.R.S. Board” means the Board of Governors of the Federal Reserve System of the United States or any successor thereto.

“GAAP” means generally accepted accounting principles in the United States applied on a consistent basis.

“General Indemnitee” or “Tax Indemnitee” means each Participant, the Administrative Agent (in its individual capacity and as agent), the Arranger, any additional, separate co-agent appointed in accordance with the terms of the Participation Agreement, the Authority, and the respective Affiliates, successors, permitted assigns, permitted transferees, contractors, employees, officers, directors, shareholders, partners, participants (including, without limitation, any participant, assignee or transferee described in Article XII of the Participation Agreement), representatives and agents of each of the foregoing Persons; provided, however, that in no event shall Lessee, Guarantor or any of their Affiliates be a General Indemnitee or Tax Indemnitee.

“Governmental Action” means all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, written interpretations, decrees, licenses, exemptions, publications, filings, comfort letters, no further action letters, environmental deed restrictions, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Applicable Laws, and shall include, without limitation, all environmental and operating permits and licenses that are required for the ownership, occupancy, full use and operation of the Leased Property.

“Governmental Authority” means any federal, any state or other political subdivision thereof or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Gross Proceeds” is defined in Section 20.1(l) of the Lease.

“Grossed-Up Basis” is defined in Section 13.4(c)(ii) of the Participation Agreement.

“Ground Lease” means collectively the NSR Ground Lease, the COG Ground Lease and the COG Ground Lease Assignment.

“Ground Lease Rent” shall have the meaning set forth in the Ground Lease.

“Ground Lessee” means Lessor, as tenant under the Ground Lease.

“Ground Lessor” means collectively Lessee, as landlord under the NSR Ground Lease, and COG, as landlord under the COG Ground Lease.

“Ground Sublease” means the Ground Sublease dated as of March 1, 2019, by and between the Ground Sublessor and Ground Sublessee, as amended, modified and/or otherwise supplemented from time to time.

“Ground Sublease Rent” shall have the meaning set forth in the Ground Sublease. “Ground Sublessee” means the Authority, as tenant under the Ground Sublease. “Ground Sublessor” means Lessor, as landlord under the Ground Sublease.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means Norfolk Southern Corporation, a Virginia corporation.

“Guaranty” means that certain Amended and Restated Guaranty, dated as of the Document Closing Date, from Guarantor for the benefit of the Beneficiaries (as defined therein).

“Hazardous Substance” means any substance, waste or material which (i) is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous by listing characteristic or definition under any Environmental Law, including petroleum, crude oil or any fraction thereof, petroleum derivatives, by-products and other hydrocarbons (ii) or is or becomes regulated by any Governmental Authority, including any agency, department, commission, board or instrumentality of the United States or the state in which the Site is located or any political subdivision of either of the foregoing and also including asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls and radon gas.

“Highest Lawful Rate” is defined in Section 4.6(b) of the Participation Agreement.

“Impositions” means any and all liabilities, losses, expenses and costs of any kind whatsoever for fees, taxes, levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever (“Taxes”) (including (i) real and personal property taxes, including personal property taxes on any Leased Property that is classified by Governmental Authorities as personal property, and real estate or ad valorem taxes in the nature of property taxes and any payments in lieu of taxes and similar tax abatement payments; (ii) sales taxes, use taxes and other similar taxes (including rent taxes and intangibles taxes); (iii) any excise taxes; (iv) real estate transfer taxes, conveyance taxes, mortgage taxes, intangible taxes, stamp taxes and documentary recording taxes and fees; (v) taxes that are or are in the nature of franchise, income, value added, gross receipts, privilege and doing business taxes, license and registration fees; and (vi) assessments on the Site or Facility, including all assessments for public improvements or benefits, whether or not such improvements are commenced or completed within the Term), and in each case all interest, additions to tax and penalties thereon, which at any time may be levied, assessed or imposed by any Federal, state or local authority upon or with respect to (a) any Tax Indemnitee, the Leased Property or any part thereof or interest therein, or Lessee or any sublessee or user of the Leased Property; (b) the financing, refinancing, demolition, construction, substitution, subleasing, assignment, control, condition, servicing, maintenance, repair, ownership, possession, purchase, rental, lease, activity conducted on, delivery, insuring, use, operation, improvement, transfer, return or other disposition of the Leased Property or any part thereof or interest therein; (c) the Rent Assignment Contribution Amount, Lessor Amount, or other indebtedness with respect to the Leased Property or any part thereof or interest therein or transfer thereof; (d) the rentals, receipts or earnings arising from the Leased Property or any part thereof or interest therein; (e) the Operative Documents or any payment made or accrued pursuant thereto; (f) the income or other proceeds received with respect to the Leased Property or any part thereof or interest therein upon the sale or disposition thereof; (g) any contract relating to the construction, acquisition or delivery of the Facility or any part thereof or interest therein; (h) any transaction contemplated by Section 10.1(f) of the Participation Agreement; or (i) otherwise in connection with the Overall Transaction.

Notwithstanding anything in the first paragraph of this definition (except as provided in the final paragraph of this definition) the term “Imposition” shall not mean or include:

(i) Taxes and impositions imposed upon a Tax Indemnitee (other than Taxes that are, or are in the nature of, sales, use, value added, rental, transfer, property or ad valorem taxes with respect to the Leased Property or any transfer thereof) that are imposed by any Governmental Authority and that are based upon or measured by the overall gross or net income or overall gross or net receipts (including any minimum taxes or taxes on, measured by or in the nature of capital, net worth, excess profits, items of tax preference, capital stock, franchise, business privilege or doing business taxes or any taxes in the nature of an intangibles tax, an ad valorem tax or property tax imposed on a Participant by reason of it providing the financing); provided that this clause (i) shall not be interpreted to prevent

(A) any indemnity resulting from the imposition of any tax based upon or measured by the overall gross or net income or overall gross or net receipts of any Tax Indemnitee resulting from the entering into of the Bond or the Bond Documents or (B) a payment from being made on an After Tax Basis if such payment is otherwise required to be so made;

(ii) any Tax or imposition to the extent, but only to such extent, it relates to any act, event or omission that occurs, or relates to a period, after the termination of the Lease (but not any Tax or imposition that relates to any period prior to the termination of the Lease with respect to the Leased Property to which such Tax or Imposition relates;

(iii) any Tax or imposition for so long as, but only for so long as, it is being contested in accordance with the provisions of Section 13.4(b) of the Participation Agreement, provided that the foregoing shall not limit Lessee’s obligation under Section 13.4(b) of the Participation Agreement to advance to such Tax Indemnitee amounts with respect to Taxes or impositions that are being contested in accordance with Section 13.4(b) of the Participation Agreement or any expenses incurred by such Tax Indemnitee in connection with such contest;

(iv) any Taxes or impositions imposed upon a Tax Indemnitee with respect to any transfer, sale, financing or other disposition by such Tax Indemnitee of any interest in the Leased Property or any part thereof, or any interest therein or any interest or obligation under the Operative Documents or any Rent Assignment Contribution Amount or Lessor Amount, or from any sale, assignment, transfer or other disposition of any interest in a Tax Indemnitee or any Affiliate thereof, (other than any transfer in connection with (1) the exercise by Lessee of its Early Termination Option or any termination option or other purchase of the Leased Property by Lessee (including the Purchase Option) or the exercise by Lessee of the Sale Option, (2) the occurrence of an Event of Default, (3) a Casualty or Condemnation affecting the Leased Property or (4) any assignment, sublease, modification or addition of or to the Leased Property by Lessee);

(v) any Taxes or impositions imposed on a Tax Indemnitee to the extent such Tax Indemnitee actually receives the benefit of a credit (or otherwise has a reduction in a liability for Taxes) in respect thereof against Taxes that are not indemnified under the Participation Agreement (but only to the extent such credit is not taken into account in calculating the indemnity payment on an After Tax Basis);

(vi) any Taxes or impositions imposed against or payable by a Tax Indemnitee resulting from, or that would not have been imposed but for, the gross negligence or willful misconduct of such Tax Indemnitee;

(vii) Taxes or impositions imposed on or payable by a Tax Indemnitee to the extent such Taxes or impositions would not have been imposed but for a breach by the Tax Indemnitee or any Affiliate thereof of any representations, warranties or covenants set forth in the Operative Documents (unless such breach is caused by Lessee’s breach of its representations, warranties or covenants set forth in the Operative Documents);

(viii) Taxes or impositions to the extent resulting from such Tax Indemnitee’s failure to comply with the provisions of Section 13.4(b) of the Participation Agreement, which failure precludes the ability to conduct a contest pursuant to Section 13.4(b) of the Participation Agreement (unless such failure is caused by Lessee’s breach of its obligations under the Operative Documents);

(ix) Taxes or impositions which were funded through Advances (as defined in the Original Participation Agreement);

(x) Taxes or impositions imposed on or with respect to or payable as a result of activities of a Tax Indemnitee unrelated to the Overall Transaction;

(xi) [intentionally omitted]; and

(xii) Taxes and impositions described in paragraphs (A)-(G) of Section 13.4(e)(i) of the Participation Agreement.

“Improvement” is defined in Section 10.2(b) of the Lease.

“Indemnitee” means any of Lessor, a Participant Indemnitee, a General Indemnitee or a Tax Indemnitee, as applicable.

“Indenture” means that certain Indenture of Trust, dated as of March 1, 2019, by and between the Authority and Regions Bank, as trustee, as amended, modified and/or otherwise supplemented from time to time.

“Industry Standards” means the latest edition or revision of all industry codes, standards or regulations (hereinafter referred to collectively in this definition as “codes”) applicable to the operation, use, maintenance, repair or modification of the Leased Property or any portion thereof, as such codes may be changed from time to time.

“Insolvency Event” means any event described in Section 16.1(h) or (i) of the Lease (without giving effect to any cure or time periods contained therein).

“Inspecting Parties” is defined in Section 4.2(a) of the Lease.

“Insurance Consultant” means A.J. Gallagher & Co. or any successor named by Lessor.

“Insurance Requirements” means all terms and conditions of any insurance policy required by the Lease to be maintained by Lessee.

“Interest Period” means (i) initially the period commencing on (and including) the Document Closing Date and ending on (but excluding) the Payment Date occurring on May 1, 2026, and (ii) thereafter each period commencing on (and including) a Payment Date and ending on (but excluding) the Payment Date one month thereafter.

“Investment” means any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise.

“Investment Company Act” means the Investment Company Act of 1940, together with the rules and regulations promulgated thereunder.

“Laws” means, collectively, all foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lease” means the Amended and Restated Lease, Leasehold Deed to Secure Debt and Security Agreement, dated as of the Document Closing Date, between Lessor and Lessee.

“Lease Balance” means, as of any date of determination, an amount equal to the sum of the Rent Assignment Contribution Balance and the Lessor Balance and all other amounts owing by Lessee under the Operative Documents (including without limitation, but without duplication, accrued and unpaid Rent).

“Lease Event of Default” is defined at Section 16.1 of the Lease.

“Lease Renewal” is defined at Section 4.7(a) of the Participation Agreement.

“Lease Renewal Term” is defined at Section 4.7(a) of the Participation Agreement.

“Leased Property” means, collectively, the Facility and all of Lessor’s right, title and interest in and to the Site and the Improvements under the Ground Lease, the Ground Sublease and the Authority Lease.

“Leased Property Records” means those maintenance and other records relating to the maintenance and operation of the Leased Property in the possession of Lessee.

“Leasehold Deed to Secure Debt” means the Leasehold Deed to Secure Debt and Security Agreement, dated as of March 1, 2019, between Lessor and Lessee, as amended by that certain First Modification to Leasehold Deed to Secure Debt and Security Agreement dated as of the Document Closing Date, between Lessor and Lessee, and as further amended, modified and/or otherwise supplemented from time to time.

“Lenders’ Policy” is defined in Section 6.1(x) of the Participation Agreement.

“Lessee” means Norfolk Southern Railway Company, a Virginia corporation, in its capacities as Lessee under the Lease.

“Lessor” means BA Leasing BSC, LLC, a Delaware limited liability company, as Lessor under the Lease.

“Lessor Amount” means, as of any date of determination, the aggregate amount of Advances (as defined in the Original Participation Agreement) made by Lessor pursuant to Section 3.1 of the Original Participation Agreement, net of any distributions (other than distributions of Yield) with respect thereto. As of the Document Closing Date, the Lessor Amount is $74,801,223.33.

“Lessor Balance” means, as of any date of determination, the aggregate principal amount of the outstanding Lessor Amount, together with all accrued and unpaid Yield thereon.

“Lessor Commitment” means the commitment of Lessor to make available the Lessor Commitment Amount.

“Lessor Commitment Amount” means the aggregate principal amount set forth on Schedule I of the Participation Agreement.

“Lessor Confirmation Letter” means that certain letter, dated on or before the Original Closing Date, from Lessor to Lessee pursuant to which Lessor provided to Lessee information to assist in Lessee’s evaluation of Lessor.

“Lessor Documents” shall mean the Operative Documents to which Lessor is a party or is otherwise bound.

“Lessor Lien” means any Lien, true lease or sublease or disposition of title arising as a result of (a) any claim against Lessor, the Administrative Agent or any Participant not resulting from the Overall Transaction or otherwise contemplated by the Operative Documents, (b) any act or omission of Lessor, the Administrative Agent or any Participant which is not required or permitted by the Operative Documents or is in violation of any of the terms of the Operative Documents, (c) any claim against Lessor, the Administrative Agent or any Participant with respect to Taxes or Transaction Expenses against which Lessee is not required to indemnify Lessor, the Administrative Agent or any Participant, in its individual capacity, pursuant to Article XIII of the Participation Agreement, (d) any claim against Lessor, the Administrative Agent or any Participant arising out of any transfer by Lessor of all or any portion of the interest of Lessor in the Leased Property or the Operative Documents other than the transfer of title to or possession of the Leased Property by Lessor pursuant to and in accordance with the Operative Documents, including pursuant to the exercise of remedies, or (e) any claim against any Participant arising out of any transfer by such Participant of any Lessor Amount or Rent Assignment Contribution, or any interest therein, other than in accordance with the Participation Agreement and, in the case of a transfer of any Rent Assignment Contribution, in accordance with the Rent Assignment Agreement.

“Liabilities” is defined in Section 1 of the Guaranty.

“Leverage Ratio” means, at any date, the ratio (expressed as a percentage) of Consolidated Total Debt to Consolidated Total Capital, in each case at such date.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, hypothecation, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of the Operative Documents, Guarantor or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Margin Regulations” means Regulations T, U and X of the Board of Governors of the Federal Reserve System.

“Material Adverse Effect” means a material adverse effect on (a) the consolidated financial condition, operations or assets of Lessee, Guarantor and the Guarantor’s Consolidated Subsidiaries, taken as a whole, (b) the ability of Lessee or Guarantor to perform their respective obligations under the Operative Documents, (c) the validity or enforceability of the Participation Agreement, Guaranty or any of the other Operative Documents against Lessee or Guarantor, as applicable, or the rights and remedies of Lessor or the Participants against Lessee or Guarantor hereunder or thereunder, (d) [intentionally omitted], (e) the rights or interests of the Administrative Agent, Lessor or any Participant in the Leased Property, (f) the validity or priority of the Liens on the Collateral, taken as a whole, or (g) the Fair Market Value, use, utility, useful life or residual value of the Leased Property.

“Material Debt” means Debt (other than under the Operative Documents) of Guarantor and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal amount exceeding $200,000,000.

“Material Environmental Violation” means any pending or threatened Environmental Claim involving any Environmental Violation or any Release on, at, under or from Leased Property, which violation or Release is reasonably expected to (a) require in excess of Fifteen Million Dollars ($15,000,000) in remediation costs, or (b) which is reasonably expected to result in the imposition of material civil liability or criminal penalties upon Lessor, the Administrative Agent or any Participant.

“Material Plan” means, at any time, any Plan, with respect to which the Unfunded Liabilities exceed $10,000,000.

“Maturity Date” means the Expiration Date, as extended from time to time.

“Memorandum of Authority Lease” means the Memorandum of Authority Lease dated as of March 1, 2019, by and between the Authority and Lessor, as amended, modified and/or otherwise supplemented from time to time.

“Memorandum of COG Ground Lease” means the Memorandum of Ground Lease dated as of March 1, 2019, by and between COG and Lessee, as amended, modified and/or otherwise supplemented from time to time.

“Memorandum of NSR Ground Lease” means the Memorandum of Ground Lease dated as of March 1, 2019, by and between Lessee and Ground Lessee, as amended, modified and/or otherwise supplemented from time to time.

“Memorandum of Lease” means the Memorandum of Lease, Leasehold Deed to Secure Debt and Securities Agreement dated as of March 1, 2019, by and between Lessor and Lessee, as amended, modified and/or otherwise supplemented from time to time.

“Modifications” is defined in Section 10.1 of the Lease.

“Multiemployer Plan” means, at any time, an employee pension benefit plan which meets the definition of “Multiemployer Plan” within the meaning of Section 4001(a)(3) of ERISA and either (i) to which any member of the ERISA Group is making or accruing an obligation to make contributions or (ii) has within the preceding five plan years been contributed to by any Person which at the time of such contribution was a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

“Nonconformance Amount” is defined in Section 13.2 of the Participation Agreement.

“Nonseverable” means a Modification or part of a Modification which cannot be readily removed from the Leased Property without causing material damage to or materially impairing the Fair Market Value, utility, useful life or residual value thereof as set forth in the appraisal delivered on or prior to the Original Closing Date.

“NSR Ground Lease” means the Ground Lease dated as of March 1, 2019, by and between Lessee, as ground lessor, and Lessor, as ground lessee, as amended, modified and/or otherwise supplemented from time to time.

“Obligations” means all obligations (monetary or otherwise) of Lessee arising under or in connection with any of the Operative Documents.

“OECD” means the Organization for Economic Cooperation and Development.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Operative Documents” means the following:

(a)
the Participation Agreement;
(b)
the Ground Lease, the Ground Sublease and the Authority Lease;
(c)
the Lease;
(d)
the Rent Assignment Agreement;
(e)
the Security Instruments;

(f)
the Fee Letters;
(g)
the Guaranty;
(h)
the Bond Documents;
(i)
the Memorandum of Lease;
(j)
the Memorandum of NSR Ground Lease, Memorandum of COG Ground Lease and the Memorandum of Authority Lease; and
(k)
the Leasehold Deed to Secure Debt and Authority Deed to Secure Debt.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Assignment of Leases” means that certain Assignment of Leases, Leasehold Deed to Secure Debt and Security Agreement, dated as of March 1, 2019, by Lessor in favor of the Administrative Agent for the benefit of the Participants, as amended, supplemented or otherwise modified prior to the Document Closing Date.

“Original Closing Date” means March 1, 2019.

“Original Guaranty” means that certain Guaranty, dated as of March 1, 2019, from Guarantor for the benefit of the Beneficiaries (as defined therein), as amended, supplemented or otherwise modified prior to the Document Closing Date.

“Original Lease” means that certain Lease, Leasehold Deed to Secure Debt and Security Agreement, dated as of March 1, 2019, between Lessor and Lessee, as amended, supplemented or otherwise modified prior to the Document Closing Date.

“Original Operative Documents” means the Operative Documents as defined in Appendix I of the Original Participation Agreement, in each case, prior to the amendment and restatement of any such documents pursuant to the Operative Documents (as defined in this Appendix I).

“Original Participation Agreement” means that certain Participation Agreement dated as of March 1, 2019, by and among Lessee, as lessee and Construction Agent; Lessor; the Persons listed on Schedule II thereto, as the rent assignees and the Administrative Agent, as amended, supplemented or otherwise modified prior to the Document Closing Date.

“Original Rent Assignment Agreement” means that certain Rent Assignment Agreement dated as of March 1, 2019, among Lessor, the Administrative Agent, and the Rent Assignees party thereto, as amended, supplemented or otherwise modified prior to the Document Closing Date.

“Original Executed Counterpart” is defined in Section 25.9 of the Lease.

“Original Payment” is defined in Section 13.5 of the Participation Agreement.

“Overall Transaction” means all the transactions and activities referred to in or contemplated by the Operative Documents.

“Overdue Rate” means with respect to any Rent Assignment Contribution or Lessor Amount, the lesser of (i) the Alternate Base Rate for such Rent Assignment Contribution or Lessor Amount plus 2.0% per annum and (ii) the Highest Lawful Rate.

“Owner’s Ground Lease Policy” is defined in Section 6.1(x) of the Participation Agreement.

“Owner’s Ground Sublease Policy” is defined in Section 6.1(x) of the Participation Agreement.

“Owner’s Authority Lease Policy” is defined in Section 6.1(x) of the Participation Agreement.

“Participant Balance” means, with respect to any Participant as of any date of determination: (i) with respect to any Rent Assignee, the Rent Assignment Contribution Balance held by such Rent Assignee or (ii) with respect to Lessor, the Lessor Balance. “Participant Indemnitee” means each Participant, the Administrative Agent (in its individual capacity and as agent), the Arranger, any additional, separate or co-agent appointed in accordance with the terms of the Participation Agreement, the Authority, and their respective Affiliates, successors, permitted assigns, permitted transferees, permitted participants under Article XII of the Participation Agreement, contractors, employees, officers, directors, shareholders, partners, participants, representatives and agents of each of the foregoing Persons; provided, however, that in no event shall Lessee, Guarantor or any of their Affiliates be a Participant Indemnitee.

“Participants” means, collectively, Lessor and the Rent Assignees.

“Participation Agreement” means the Amended and Restated Participation Agreement dated as of the Document Closing Date by and among Lessee, as Lessee; Lessor; the Persons listed on Schedule II thereto, as the Rent Assignees and the Administrative Agent.

“Payment Date” means (a) the Document Closing Date, (b) May 1, 2026 and (c) the first (1st) day of every month thereafter. If the first (1st) day of any month is not a Business Day, then the Payment Date shall be the next following Business Day, unless the result of such extension would carry such Payment Date into the next succeeding month, in which case such payment shall be made on the immediately preceding Business Day.

“Payment Default” means the failure (i) of Lessee to make any payment of (A) Basic Rent when due or (B) any amounts due pursuant to Sections 15.1, 18.1, 19.1(b) or 20.1 of the Lease when due, and, in the case of a failure of the type described in this clause (i), such failure shall continue for three (3) Business Days, or (ii) of any Participant, Lessor or the Administrative Agent to receive payment of any Yield, principal, Lessor Amount, Rent Assignment Contribution Amount, Fees or amounts which constitute Contingent Rent on the date any such amount is due and payable and, in the case of a failure of the type described in this clause (ii), such failure shall continue for ten (10) days.

“Payment Office” means the office of Lessor or the Administrative Agent identified on Schedule III to the Participation Agreement as its Payment Office.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereto.

“Permitted Additional Amount” means, with respect to any Debt the subject of an extension, renewal or refinancing, an amount equal to all unpaid accrued or capitalized interest therein, any make-whole payments or premium applicable thereto or paid in connection therewith, any swap breakage costs or other termination costs related to hedge agreements, plus upfront fees and original issue discount, of such extension, renewal or refinancing on such refinancing indebtedness, plus other customary fees and expenses in connection with such extension, renewal or refinancing.

“Permitted Lien” means (a) the respective rights and interests of Lessee, Lessor, the Rent Assignees and the Administrative Agent, as provided in the Operative Documents, (b) Lessor Liens, (c) Liens for Taxes either not yet due or being contested in good faith and by appropriate proceedings diligently conducted, so long as (i) such proceedings shall not involve any meaningful risk of the sale, forfeiture or loss of any of the Leased Property, the other Collateral, the Operative Documents, title thereto or any interest therein and shall not interfere with the use or disposition of the Leased Property, the other Collateral, the Operative Documents or the payment of Rent, (ii) such proceedings do not impair the perfection or priority of the Lien created by the Lease or the Security Instruments and (iii) any reserve or other appropriate provision required by GAAP shall have been made in respect of the Lien, (d) materialmen’s, mechanics’, workers’, repairmen’s, employees’ or other like Liens arising in the ordinary course of business for amounts either not yet due or being contested in good faith and by appropriate proceedings so long as (i) no Default or Event of Default shall have occurred and be continuing, (ii) such proceedings shall not involve any meaningful risk of the sale, forfeiture or loss of any of the Leased Property, the other Collateral, the Operative Documents, title thereto or any interest therein and shall not interfere with the use or disposition of any Leased Property, the other Collateral or the Operative Documents or the payment of Rent, (iii) such proceedings do not impair the perfection or priority of the Liens created by the Lease or the Security Instruments and (iv) any reserve or other appropriate provision required by GAAP shall have been made in respect of the Lien, (e) [intentionally omitted], (f) the rights of any sublessee under a sublease expressly permitted pursuant to and subject to the terms of the Lease, (g) easements, rights of way and other encumbrances on title to real property permitted pursuant to Section 11.2 of the Lease and (h) Liens disclosed in the Title Policies.

“Permitted Modification” is defined in Section 10.1(a) of the Lease.

“Person” means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated), or any government or political subdivision or any agency, department or instrumentality thereof.

“Personalty” is defined in Section 24.2 of the Lease.

“Plan” means, at any time, an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

“Platform” means IntraLinks, Syndtrak or a substantially similar electronic transmission system.

“Prudent Industry Practice” means, at a particular time, (a) any of the practices, methods and acts engaged in or approved by a significant portion of the energy and power industry at such time, or (b) with respect to any matter to which clause (a) does not apply, any of the practices, methods and acts which, in the exercise of reasonable judgment at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety and expedition. “Prudent Industry Practice” is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be a spectrum of possible practices, methods or acts having due regard for, among other things, manufacturers’ warranties and the requirements of any Governmental Authority of competent jurisdiction.

“Purchase Acceleration Notice” is defined at Section 18.1 of the Lease.

“Purchase Amount” means, as of any date of determination, the sum of (a) the Lease Balance, plus (b) all Break Costs, if any.

“Purchase Notice” means an irrevocable written notice by Lessee delivered to Lessor pursuant to Section 18.1 of the Lease, notifying Lessor of Lessee’s intention to exercise its Early Termination Option, and the proposed purchase date therefor.

“Purchase Option” is defined in Section 19.1(b) of the Lease.

“Recipient” is defined in Section 12.3(a) of the Participation Agreement.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Release” means any release, migrating, pumping, pouring, emptying, injecting, escaping, leaching, dumping, seepage, spill, leak, flow, discharge, disposal or emission of a Hazardous Substance into the environment, including, without limitation, ambient air, surface water, ground water or land.

“Renewal Effective Date” is defined at Section 4.7(a) of the Participation Agreement.

“Renewal Option” is defined in Section 19.1(a) of the Lease.

“Renewal Option Request” is defined at Section 4.7(a) of the Participation Agreement.

“Renewal Option Response Date” is defined at Section 4.7(a) of the Participation Agreement.

“Renewal Rescission” is defined in Section 4.7(a) of the Participation Agreement.

“Renewal Rescission Period” is defined in Section 4.7(a) of the Participation Agreement.

“Rent” means, collectively, the Basic Rent and the Supplemental Rent, in each case payable under the Lease.

“Rent Assignees” means, collectively, each of the Persons named on Schedule II to the Participation Agreement and their permitted successors and assigns.

“Rent Assignment Agreement” means the Amended and Restated Rent Assignment Agreement dated as of the Document Closing Date, among Lessor, the Administrative Agent, and the Rent Assignees.

“Rent Assignment Contribution Amount” means, as of any date of determination, the aggregate amount of Advances (as defined in the Original Participation Agreement) made by the Rent Assignees pursuant to Section 3.1 of the Original Participation Agreement and the Rent Assignment Agreement, net of any distributions (other than distributions of Yield) with respect thereto. As of the Document Closing Date, the Rent Assignment Contribution Amount is $423,873,598.84.

“Rent Assignment Contribution Balance” means, as of any date of determination, the aggregate principal amount of the outstanding Rent Assignment Contribution Amount, together with all accrued and unpaid Yield thereon.

“Rent Assignment Contribution Commitment Amount” means the principal amount for each Rent Assignee set forth on Schedule II of the Participation Agreement.

“Rent Assignment Contributions” is defined in Section 2.1 of the Rent Assignment Agreement.

“Rent Assignment Interest” is defined in Section 2.3 of the Rent Assignment Agreement.

“Reportable Event” means a “reportable event” as defined in Section 4043 of ERISA with respect to which the notice requirements to the PBGC have not been waived.

“Required Modification” means any of the Modifications described in clause (i) of Section 10.1(a) of the Lease.

“Required Participants” means the Participants whose aggregate Credit Exposures (as hereinafter defined) constitute more than 50% of the aggregate Credit Exposure of all Participants at such time. For purposes of the preceding sentence, the term “Credit Exposure” as applied to each such Participant shall mean (i) at any time prior to the termination of the Commitments, the Commitment Percentage of such Participant multiplied by the Aggregate Commitment Amount and (ii) at any time after the termination of the Commitments, the aggregate outstanding Lease Balance with respect to such Participant.

“Responsible Officer” means, relative to Lessee and/or Guarantor, those of its officers or employees responsible for the Leased Property whose signature and incumbency or position shall have been certified to Lessor, or of the Chief Financial Officer, the Treasurer and the Assistant Treasurer – Corporate Finance, of Lessee or Guarantor, as applicable, and, relative to any other Person, the Chairman or Vice Chairman of the Board of Directors, the Chairman or Vice Chairman of the Executive Committee of the Board of Directors, the President, any Senior Vice President or Executive Vice President, Managing Director, Principal, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer or comptroller of such Person.

“Responsible Officer’s Certificate” means a certificate signed by any Responsible Officer, which certificate shall certify as true and correct the subject matter being certified to in such certificate.

“Restructuring Event” means (i) a change of control/change of the board of directors with respect to Guarantor (i.e. the Continuing Directors shall not constitute a majority of the board of directors of the Guarantor) and/or Lessee during the Term, (ii) any merger, consolidation, or amalgamation of Guarantor, (iii) any assignments or transfers by Guarantor of its assets and properties, and (iv) any other transactions or reorganization of Guarantor, in each case of clauses (i)-(iv), in connection with Guarantor’s acquisition by Union Pacific Corporation (“Union Pacific”).

“Sale Option” is defined in Section 19.1(c) of the Lease.

“Sale Option Recourse Amount” means, as of any date of determination, an amount equal to the product of (a) 100% multiplied by (b) the Lease Balance.

“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any Sanctions (at the time of the Participation Agreement, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person described in clause (a) or (b) above.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State.

“Scheduled Unavailability Date” is defined in Section 14.10 of the Participation Agreement.

“SEC” means the Securities and Exchange Commission or any successor thereto.

“Securities Act” means the Securities Act of 1933, together with the rules and regulations promulgated thereunder.

“Security Instruments” means the Lease, the Leasehold Deed to Secure Debt, the Assignment of Lease, the UCC Financing Statements.

“Security Property” is defined in Section 24.2(a) of the Lease.

“Series A Yield Rate” means, with respect to any Interest Period (A) the sum of the Term SOFR Rate for such Interest Period, plus the Applicable Margin for the Rent Assignment Contribution Commitment, and (B) if the provisions of Section 14.1 or Section 14.10 of the Participation Agreement for such Interest Period shall apply, the Alternate Base Rate or the Successor Rate, as applicable, plus, in the case of the Successor Rate, the Applicable Margin for the Rent Assignment Contribution Commitment.

“Series B Yield Rate” means, with respect to any Interest Period (A) the sum of the Term SOFR Rate for such Interest Period, plus the Applicable Margin for the Lessor Commitment, and (B) if the provisions of Section 14.1 or Section 14.10 of the Participation Agreement for such Interest Period shall apply, the Alternate Base Rate or the Successor Rate, as applicable, plus in the case of the Successor Rate, the Applicable Margin for the Lessor Commitment.

“Significant Casualty” means that the Leased Property shall suffer (i) damage or destruction resulting in an insurance settlement on the basis of an actual, constructive or compromised total loss, (ii) destruction or damage beyond repair, (iii) damage which, in Lessee’s good faith judgment, makes repair uneconomic or renders the Leased Property unfit for Lessee’s commercial use, (iv) theft, loss or disappearance of a material part of the Leased Property for a period in excess of thirty (30) days or (v) damage or destruction resulting the cost to repair or restore the Leased Property is in excess of $25,000,000.

“Significant Condemnation” means that (i) (x) title to all or any material portion of the Leased Property shall be taken or appropriated by a Governmental Authority under the power of eminent domain or otherwise, (y) all or any material portion of the Leased Property shall be taken, confiscated, seized or requisitioned for use by any Governmental Authority under the power of eminent domain or otherwise, and such taking, confiscation, seizure or requisition for use pursuant to this clause (y) is for a period that exceeds one hundred eighty (180) days or, if less, the remaining portion of the Term, or (ii) as a result of any rule, regulation, order or other action by any Governmental Authority, the use of the Leased Property in commercial operation shall have been prohibited, directly or indirectly, for a period of sixty (60) days.

“Significant Environmental Event” means an Environmental Violation the cost of remediation of which, in the reasonable judgment of an independent environmental consultant would exceed $1,000,000.

“Significant Subsidiary” means, at any time, (i) Lessee and (ii) each other Subsidiary (x) whose assets (or, in the case of a Subsidiary which has subsidiaries, consolidated assets) as shown on the latest financial statements delivered by Guarantor pursuant to Section 8(a)(i) or 8(a)(ii) of the Guaranty, as the case may be, are (A) at least 10% of the consolidated assets of Guarantor and its Consolidated Subsidiaries at such time and (B) at least $1,500,000,000 or(y) whose operating income (or, in the case of a Subsidiary which has subsidiaries, consolidated operating income) as shown on the latest financial statements delivered by Guarantor pursuant to Section 8(a)(i) or 8(a)(ii) of the Guaranty, as the case may be, is (A) at least 10% of the consolidated operating income of Guarantor and its Consolidated Subsidiaries at such time and (B) at least $150,000,000.

“Site” means the real property and the improvements thereon on which the Facility has been constructed and which is located in Atlanta, Georgia as more fully described in the Lease, including any Appurtenant Rights.

“SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).

“Structuring Agent Fee” means the fee payable to the Arranger pursuant to the Structuring Agent Fee Letter.

“Structuring Agent Fee Letter” means that certain letter agreement between the Arranger and Lessee dated April 1, 2026.

“Subject Contract” is defined in Section 24.2(a) of the Lease.

“Subject Leases” is defined in Section 24.2(a) of the Lease.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; unless otherwise specified, a “Subsidiary” means a Subsidiary of Guarantor.

“Sub-Participant” is defined in Section 12.2 of the Participation Agreement.

“Successor Rate” is defined in Section 14.10 of the Participation Agreement.

“Supplemental Rent” means all amounts, liabilities and obligations (other than Basic Rent) which Lessee assumes or agrees to pay or is otherwise obligated to pay under the Lease or any other Operative Document (whether or not designated as Supplemental Rent) to Lessor, the Administrative Agent or any other Person, including, without limitation, Break Costs, any Sale Option Recourse Amount, any Lease Balance, any Ground Lease Rent, Ground Sublease Rent, Authority Lease Rent, any Contingent Rent and all rent and other amounts payable under the Lease, the Ground Lease, the Ground Sublease or the Authority Lease.

“Tax Indemnitee” is defined in the definition of General Indemnitee.

“Taxes” is defined in the definition of Impositions.

“Term” is defined in Section 2.3 of the Lease.

“Termination Notice” is defined in Section 15.1(a) of the Lease.

“Term SOFR” means for any Interest Period with respect to any Rent Assignment Contributions and the Lessor Amount bearing Yield by reference to the Term SOFR Rate, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. (New York City time) on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto.

“Term SOFR Rate” means Term SOFR; provided that if Term SOFR determined in accordance with the foregoing would otherwise be less than zero, the Term SOFR shall be deemed zero for purposes of the Participation Agreement.

“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time in its reasonable discretion).

“Title Insurance Company” means First American Title Insurance and its successors. “Title Policies” is defined in Section 6.1(x) of the Participation Agreement.

“Transaction Expenses” means all reasonable costs and expenses incurred in connection with the preparation, execution and delivery of the Operative Documents and the transactions contemplated by the Operative Documents including without limitation:

(a) the Structuring Fee payable to the Arranger and any other reasonable out-of-pocket expenses of the Arranger in connection with the consummation of the Overall Transaction;

(b) the reasonable fees and expenses of Chapman and Cutler LLP, special counsel to Lessor;

(c) the reasonable fees and expenses of local counsel;

(d) the initial and ongoing fees and reasonable expenses of each of Lessor and the Administrative Agent and their respective special counsel and any other reasonable out-of-pocket expenses of the Administrative Agent incurred in connection with the consummation of the Overall Transaction;

(e) search fees, recording fees, filing fees and Taxes incurred in connection with Lien searches and the filing of UCC Financing Statements, the First Modification to Memorandum of Lease, the First Modification to Leasehold to Secure Debt and any and all mortgages, deeds of trust or other Operative Documents;

(f) any title fees, premiums and escrow costs and other expenses relating to title insurance;

(g) costs and expenses for the review of the environmental reports of the Site by Lessor;

(h) the Fees payable to the Administrative Agent; and

(i) the initial and ongoing fees and expenses of the Insurance Consultant and/or Construction Consultant.

“UCC Financing Statements” means UCC financing statements appropriately completed for filing in the applicable jurisdiction in order to protect Lessor’s interest under the Lease to the extent the Lease is a security agreement.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“Unfunded Liabilities” means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefit liabilities under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefit liabilities (excluding any accrued but unpaid contributions), but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

“Uniform Commercial Code” and “UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction.

“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.

“U.S. Person” means any Person that is a “United States person” as defined in section 7701(a)(30) of the Code.

“Withholding Taxes” means Taxes arising under the laws of any national, municipal or local government, political subdivision or taxing authority of the United States or any other jurisdiction imposed or collected by way of withholding (regardless of whether such taxes may also be imposed upon or collected from the recipient of a payment), and fines, interest, penalties or other additions thereto, thereon, in lieu thereof or for non-collection or in respect thereof.

“Yield” means, with respect to each Interest Period, (a) with respect to the Rent Assignment Contribution Balance, the product of (i) the Series A Yield Rate for such Interest Period and (ii) the Rent Assignment Contribution Balance, as determined for the applicable Interest Period in accordance with Section 4.1 of the Participation Agreement and (b) with respect to the Lessor Balance, the product of (i) the Series B Yield Rate for such Interest Period and (ii) the Lessor Balance, as determined for the applicable Interest Period in accordance with Section 4.1 of the Participation Agreement.

Lessor Commitment
Lessor	Commitment	Commitment Percentage
BA LEASING BSC, LLC	$74,801,223.33	15%

Schedule I

(to Participation Agreement)

Rent Assignees’ Commitments
Rent Assignee	Commitment	Commitment Percentage (of the Rent Assignment Contribution)	Commitment Percentage (of the Aggregate COMMITMENT AMOUNT)
BA Leasing BSC, LLC	$423,873,598.84	100%	85%

Schedule II

(to Participation Agreement)

Notice Information, Payment Offices

and Applicable Funding Offices

Lessee:

Notice Information:

Norfolk Southern Railway Company

c/o Norfolk Southern Corporation

650 West Peachtree Street Northwest

Atlanta, Georgia 30308

Attention: General Counsel and Corporate Secretary

Email: Jeremy.ballard@nscorp.com

Telephone: (502) 240-2181

With a copy to:

King & Spalding LLP

1180 Peachtree Street, NE

Suite 1600

Atlanta, GA

Attn: Joshua M. Kamin, Esq.

Payment Office (Address forWires):

Bank: Wells Fargo

Address: 420 Montgomery Street

ABA Routing No: 121000248

Account No: 2001007421964

Account Name: Norfolk Southern Railway

Guarantor:

Notice Information:

Norfolk Southern Corporation

650 West Peachtree Street Northwest

Atlanta, Georgia 30308

Attention: General Counsel and Corporate Secretary

Email: Jeremy.ballard@nscorp.com

Telephone: (502) 240-2181

Schedule III

(to Participation Agreement)

With a copy to:

King & Spalding LLP

1180 Peachtree Street, NE

Suite 1600

Atlanta, GA

Attn: Joshua M. Kamin, Esq.

Lessor:

Notice Information:

BA Leasing BSC, LLC

3400 Pawtucket Ave

Mailcode: RI1-530-01-19

Riverside, RI 02915-5298

Attention: Helen Zhao, Vice President and Denise Simpson, Vice President

E-Mail: jinyan.zhao@bofa.com and denise.c.simpson@bofa.com

with a copy to:

BA Leasing BSC, LLC

100 Federal Street

MA5-100-08-11

Boston, MA 02110

Attention: Paul Stanislawzyk, CFA Senior Vice President

Telephone: (617) 434-1935

Email: paul.stanislawzyk@baml.com

Payment Office (Address for Wires):

Bank Name: Bank of America

Bank Address: Concord, CA

Bank ABA Routing No: 026-009-593

Account No: 12334-01992

Account Name: BA Leasing BSC, LLC

Attention: Benny Sumardi

Reference: Norfolk Southern

II-2

Administrative Agent:

Notice Information:

Bank of America, N.A.

Agency Management

135 S LaSalle Street

Mail Code: IL4-135-09-61

Chicago, IL 60603

Attention: Teresa Weirath

Telephone: (312) 992-3532

Facsimile: (877) 206-8427

Email: teresa.weirath@baml.com

with a copy to:

Bank of America, N.A.

900 W Trade Street

Mail Code: NC1-026-06-04

Charlotte, NC 28255-0001

Attention: Christina Melchior

Telephone: (980) 386-4590

Facsimile: (704) 409-0111

Email: christina.melchior@baml.com

Payment Office (Address for Wires):

Bank: Bank of America, N.A.

ABA Routing No: 026009593

Account No: 1366072250600

Account Name: Wire Clearing Acct for Syn Loans - LIQ

Reference: Norfolk Southern Railway Company

II-3

Governmental Actions; Filings and Recordings as of Document Closing Date

1. First Modification to Memorandum of Lease (relating to Lease, Leasehold Deed to Secure Debt and Security Agreement) between BA Leasing BSC, LLC, as lessor, and Norfolk Southern Railway Company, as lessee

2. First Modification to Deed to Secure Debt (relating to Lease, Leasehold Deed to Secure Debt and Security Agreement) from Norfolk Southern Railway Company, as grantor, to BA Leasing, BSC, LLC, as grantee

3. Amended and Restated Assignment of Leases and Absolute Assignment of Rent Agreement between BA Leasing BSC, LLC, as assignor, and Bank of America, N.A., as Administrative Agent and assignee

4. UCC-3 Financing Statement Amendment having Norfolk Southern Railway Company, as debtor, and BA Leasing BSC, LLC, as secured party

5. UCC-3 Financing Statement Termination having BA Leasing BSC, LLC, as debtor, and Bank of America, N.A., as Administrative Agent and secured party

6. UCC-3 Fixture Filing Termination having BA Leasing BSC, LLC, as debtor, and Bank of America, N.A., as Administrative Agent, as secured party

Recording/Filing Jurisdictions

A. Items 1-3, and 6 to be recorded in the Deed of Records of the Clerk of the Superior Court of Fulton County, Georgia

B. Item 4 to be filed in the UCC Records of the office of the Secretary of State of Virginia

C. Item 5 to be filed in the UCC Records of the office of the Secretary of State of Delaware

Schedule 6.1(xi)

(to Participation Agreement)

Form of Opinion of Special Counsel

to Lessee/Guarantor

Exhibit B

(to Participation Agreement)

Form of Responsible Officer’s Certificate of Lessee

Exhibit D

(to Participation Agreement)

Final Version

Exhibit D

to Amended and Restated Participation Agreement

Form of Responsible Officer’s Certificate of Lessee

Dated as of April 1, 2026

THE UNDERSIGNED, in [his/her] capacity as the of NORFOLK SOUTHERN RAILWAY COMPANY, a Virginia corporation (the “Company”), pursuant to that certain Amended and Restated Participation Agreement dated as of April 1, 2026 (the “Participation Agreement”) among the Company, as Lessee, BA LEASING BSC, LLC, as Lessor, BANK OF AMERICA, N.A., not in its individual capacity, except as expressly stated therein, but solely as Administrative Agent, and the Persons listed on Schedule II thereto, as Rent Assignees (all capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Participation Agreement, unless the context otherwise requires), is duly authorized and hereby certifies on behalf of the Company that:

1. Each and every representation and warranty of the Company contained in each Operative Document to which it is a party is true and correct in all material respects on and as of the Document Closing Date, except to the extent such representation or warranty relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects on and as of such earlier date.

2. No Default, Event of Default, Event of Loss (except as notified in writing by Lessee to Lessor pursuant to that certain Notice of Property Condition dated February 25, 2026) or Significant Environmental Event is continuing, and the Company is not aware of any existing or threatened condemnations, actions, suits or proceedings with respect to the Leased Property.

3. Each Operative Document to which the Company is a party is in full force and effect with respect to it and has not been amended, modified or supplemented.

4. The Company has duly performed and complied in all material respects with all covenants contained in the Participation Agreement or in any other Operative Document required to be performed by it on or prior to the Document Closing Date.

IN WITNESS WHEREOF, I have signed my name in the capacity and as of the date first set forth above.

Norfolk Southern Railway Company

By:
Name:
Title:

D-2

Form of Responsible Officer’s Certificate of Guarantor

Exhibit D-2

(to Participation Agreement)

Final Version

Exhibit D-2

to Amended and Restated Participation Agreement

Form of Responsible Officer’s Certificate of Guarantor

Dated as of April 1, 2026

THE UNDERSIGNED, in [his/her] capacity as the of NORFOLK SOUTHERN CORPORATION, a Virginia corporation (the “Company”), pursuant to that certain Amended and Restated Participation Agreement dated as of April 1, 2026 (the “Participation Agreement”), among NORFOLK SOUTHERN RAILWAY CORPORATION, a Virginia corporation, as Lessee, BA LEASING BSC, LLC, as Lessor, BANK OF AMERICA, N.A., not in its individual capacity, except as expressly stated therein, but solely as Administrative Agent, and the Persons listed on Schedule II thereto, as Rent Assignees (all capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Participation Agreement, unless the context otherwise requires), is duly authorized and hereby certifies on behalf of the Company that:

1. Each and every representation and warranty of the Company contained in the Guaranty is true and correct in all material respects on and as of the Document Closing Date, except to the extent such representation or warranty relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects on and as of such earlier date.

2. No Default or Event of Default with respect to the Company has occurred and is continuing.

3. Each Operative Document to which the Company is a party is in full force and effect with respect to it and has not been amended, modified or supplemented.

4. The Company has duly performed and complied in all material respects with all covenants contained in the Guaranty required to be performed by it on or prior to the Document Closing Date.

IN WITNESS WHEREOF, I have signed my name in the capacity and as of the date first set forth above.

Norfolk Southern Corporation

By:
Name:
Title:

D-1-2

Form of Assignment Agreement

Exhibit E

(to Participation Agreement)

Final Version

Exhibit E

to Amended and Restated Participation Agreement

Form of Assignment Agreement

THIS ASSIGNEE ASSUMPTION AGREEMENT (this “Agreement”) is made by [Name of Assignee], a (“Assignee”), and agreed to and acknowledged by [Name of Assignor], a (“Assignor”), on [ ], 20 .

W I T N E S S E T H :

WHEREAS, Assignor is a party to that certain Amended and Restated Participation Agreement, dated as of April 1, 2026, among Assignor, NORFOLK SOUTHERN RAILWAY COMPANY, a Virginia corporation, as Lessee; BA LEASING BSC, LLC, as Lessor; BANK OF AMERICA, N.A., not in its individual capacity, except as expressly stated therein, but solely as Administrative Agent and the Persons listed on Schedule II thereto, as Rent Assignees (as amended, restated, supplemented or otherwise modified from time to time, the “Participation Agreement”);

WHEREAS, subject to the terms and conditions hereof, pursuant to Section 12.1 of the Participation Agreement, Assignor desires to transfer $[ ] of the amount of [its Rent Assignment Contribution][the Lessor Amount] and related right, title and interest in, to and under the Participation Agreement, the other Operative Documents to which Assignor is a party, the Leased Property and the other Collateral to Assignee, and Assignee desires to acquire $[ ] of the amount of [Assignor’s Rent Assignment Contribution][the Lessor Amount] and related right, title and interest in, to and under the Participation Agreement, the other Operative Documents to which Assignor is a party, the Leased Property and the other Collateral;

WHEREAS, subject to the terms and conditions hereof, pursuant to Section 12.1 of the Participation Agreement Assignee is required, inter alia, to become a party to the Participation Agreement and to all of the other Operative Documents to which Assignor is a party, to provide all of the representations, warranties and agreements set forth in Section 2 hereof and to be bound by all of the terms of, and to undertake all of the obligations of Assignor contained in, the Operative Documents, except as provided below, and Assignor acknowledges and consents to the assumption of such agreements and obligations by Assignee;

NOW THEREFORE, in consideration of the premises and the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

Section 1. Definitions. Capitalized terms used but not defined herein shall, except as such definitions may be specifically modified in the body of this Agreement for the purposes of a particular section, paragraph or clause, have the meanings given such terms in Appendix 1 to the Participation Agreement.

Section 2. Agreements.

(a) Transfer and Assumption. Assignor hereby sells, transfers and assigns to Assignee

$[ ] of [its Rent Assignment Contribution][the Lessor Amount] and the related right, title and interest in, to and under the Participation Agreement, the other Operative Documents to which Assignor is a party, the Leased Property and the other Collateral and Assignee hereby (A) purchases and assumes $[ ] of [Assignor’s Rent Assignment Contribution][the Lessor Amount] and all of such right, title and interest transferred pursuant to this paragraph (a) in and to the Participation Agreement, the other Operative Documents to which Assignor is a party, the Leased Property and other Collateral, (B) confirms that from and after the date hereof it shall be deemed a party to each of the Operative Documents to which Assignor is a party and

(C) from and after the date hereof agrees to be bound by all the terms of, and undertakes all the obligations of Assignor contained in such Operative Documents with respect to the Interest (as hereinafter defined); provided that (x) Assignor’s rights to indemnification under Article XIII of the Participation Agreement to the extent relating to acts, conditions or events occurring or existing prior to the date hereof shall be retained in full by Assignor, and Assignor shall have the right to direct the Administrative Agent with respect to such rights retained by Assignor, and (y) any obligations of Assignor arising or accruing prior to the date hereof shall be retained by Assignor and not assumed by Assignee. The right, title and interest so transferred by Assignor to Assignee are herein called the “Interest.”

(b) Representations and Warranties of Assignee. Assignee, for the benefit of Administrative Agent and Lessee, hereby represents and warrants that:

(i) Eligible Assignee. Assignee is an Eligible Assignee.

(ii) Power and Authority. Assignee has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Operative Documents to which it will become a party (the “Assigned Agreements”).

(iii) Assignee Liens. There are no Lessor Liens attributable to the Assignee on the Lease or the Leased Property.

(iv) Organization, etc. The Assignee is a validly organized and existing and in good standing under the laws of the State or jurisdiction of its creation.

(v) ERISA. The Assignee is not and will not be making any Advances under the Participation Agreement, and is not performing its obligations under the Operative Documents, with “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans.

(vi) Authorization; Binding Effect. This Agreement has been or will be, on the date required to be delivered hereby, duly authorized, executed and delivered by the Assignee. This Agreement and each of the other Assignment Agreements are the valid, legal and binding agreements of the Assignee, enforceable against the Assignee in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

(vii) Non-Contravention. Neither the execution and delivery by the Assignee of this Agreement, nor compliance with the terms and provisions hereof, violates any of the terms, conditions or provisions of its charter documents or bylaws.

(viii) Withholding Taxes. The Assignee has complied with the delivery requirements of Section 12.3(a) or Section 12.3(b), as applicable, of the Participation Agreement.

(c) Third Party Beneficiaries. Assignor and Assignee hereby expressly agree that Lessee and Administrative Agent are third-party beneficiaries of this Agreement.

Section 3. Miscellaneous.

(a) Notices. The address of Assignee, for notices and payments under the Operative Documents, is until further notice, as follows:

[address]

[address]

[address]

(b) Governing Law. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY THE INTERNAL LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE WITHOUT REFERENCE TO ANY CONFLICT OF LAW RULES WHICH MIGHT LEAD TO THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

(c) Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

(d) Benefit and Binding Effect. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, Assignor, Assignee and their respective successors and permitted assigns.

(e) Entire Agreement. This Agreement, together with the agreements, instruments and other documents required to be executed and delivered in connection herewith, represents the entire agreement between Assignor and Assignee and supersedes all prior agreements and understanding of Assignor and Assignee with respect to the subject matter covered hereby.

(f) Effective Date. This Agreement and the assignment and assumption effected hereby shall be effective from and after the date first above written.

(g) Amendment. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought.

(h) Certain Assurances. Each of Assignor and Assignee shall do, execute, acknowledge and deliver, or shall cause to be done, executed, acknowledged and delivered, all such further acts, conveyances and assurances as any party to the Participation Agreement shall reasonably require for accomplishing the purposes of and carrying out obligations of such party under this Agreement and the Operative Documents.

[(i) Approval by Lessee. To the extent required pursuant to the terms of the Participation Agreement, Lessee consents to the assignment contemplated hereby.]

IN WITNESS WHEREOF, the undersigned has caused this Assignee Assumption Agreement to be duly executed by its officer thereunto duly authorized on the day and year first above written.

[Assignee]

By:
Name:
Title:

[Assignor]

By:
Name:
Title:

Acknowledged And Approved:

BA Leasing BSC, LLC

By:
Name:
Title:
Date:

[Norfolk Southern Railway Company]

By:
Name:
Title:
Date:

Form of Officer’s Certificate of Lessee

Exhibit G

(to Participation Agreement)

Final Version

Exhibit G

to Amended and Restated Participation Agreement

Form of Officer’s Certificate of Lessee

Certificate of [Secretary] of Norfolk Southern Railway Company

Dated as of April 1, 2026

I, [ ], [Corporate Secretary] of Norfolk Southern Railway Company, a Virginia corporation (the “Company”), do hereby certify that:

1. Attached hereto as Exhibit A is a true, correct and complete copy of the Articles of Incorporation of the Company (the “Articles of Incorporation”), as certified by the Clerk of the State Corporation Commission of Virginia, as in effect on the date hereof. No amendment or other document relating to or affecting the Articles of Incorporation of the Company has been filed in the office of the Clerk of the State Corporation Commission of Virginia since [February 6, 2019], and no action has been taken by the Company or its stockholders, directors or officers in contemplation of the filing of any such amendment or other document or in contemplation of the liquidation or dissolution of the Company.

2. Attached hereto as Exhibit B is a true and complete copy of the By-Laws of the Company, as in full force and effect at all times since [March 21, 2000], to and including the date hereof.

3. Attached hereto as Exhibit C is a true and complete copy or excerpt of resolutions duly adopted by the Board of Directors of the Company at a duly called meeting at which a quorum was acting throughout or by unanimous consent, authorizing, among other things, the participation by the Company in the financing transactions contemplated by the Participation Agreement (as defined below), and such resolutions have not in any way been amended, modified, revoked or rescinded and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect; and such resolutions are the only corporate proceedings of the Company now in force relating to or affecting the matters referenced therein.

4. Attached hereto as Exhibit D is a list of the officers of the Company, all of whom have been duly elected, have duly qualified and on this day are officers of the Company holding the respective offices indicated and are authorized to execute and deliver each of the Operative Documents to which the Company is a party and any additional documents contemplated thereby, and the signatures set opposite such officers’ names are their genuine signatures.

This certificate is delivered in connection with the Amended and Restated Participation Agreement dated as of April 1, 2026 among NORFOLK SOUTHERN RAILWAY COMPANY, a Virginia corporation, as Lessee, BA LEASING BSC, LLC, a Delaware limited liability company, as Lessor, BANK OF AMERICA, N.A., not in its individual capacity, except as expressly stated herein, but solely as Administrative Agent, and the Persons listed on Schedule II thereto, as Rent Assignees (the “Participation Agreement”). Terms used herein, but not defined, shall have the meanings ascribed to them in Appendix 1 to the Participation Agreement.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, I have signed my name as of the date first set forth above.

By:
Name:	[ ]
Title:	[Corporate Secretary]

I, [ ], the [ ] and [ ] of the Company, hereby certify that [ ] has been duly elected, has been duly qualified and this day is the [Corporate Secretary] of the Company and that the signature set forth above is her genuine signature.

IN WITNESS WHEREOF, I have signed my name as of the date first set forth above.

By:
Name:	[ ]
Title:	[ ]

Exhibit A

Articles of Incorporation

See attached

Exhibit B

By-Laws

See attached

Exhibit C

Resolutions of the Board of Directors

Exhibit D

List of Officers

Name	Position	Signature

Form of Officer’s Certificate of Guarantor

Exhibit G-1

(to Participation Agreement)

Final Version

Exhibit G-1

to Amended and Restated Participation Agreement

Form of Officer’s Certificate of Guarantor

Certificate of [Secretary] of Norfolk Southern Corporation

Dated as of April 1, 2026

I, [____________], [Corporate Secretary] of Norfolk Southern Corporation, a Virginia corporation (the “Company”), do hereby certify that:

1. Attached hereto as Exhibit A is a true, correct and complete copy of the Articles of Incorporation of the Company (the “Articles of Incorporation”), as certified by the Clerk of the State Corporation Commission of Virginia, as in effect on the date hereof. No amendment or other document relating to or affecting the Articles of Incorporation of the Company has been filed in the office of the Clerk of the State Corporation Commission of Virginia since [February 6, 2019], and no action has been taken by the Company or its stockholders, directors or officers in contemplation of the filing of any such amendment or other document or in contemplation of the liquidation or dissolution of the Company.

2. Attached hereto as Exhibit B is a true and complete copy of the By-Laws of the Company, as in full force and effect at all times since [February 6, 2019], to and including the date hereof.

3. Attached hereto as Exhibit C is a true and complete copy or excerpt of resolutions duly adopted by the Board of Directors of the Company at a duly called meeting at which a quorum was acting throughout or by unanimous consent, authorizing, among other things, the participation by the Company in the financing transactions contemplated by the Participation Agreement (as defined below), and such resolutions have not in any way been amended, modified, revoked or rescinded and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect; and such resolutions are the only corporate proceedings of the Company now in force relating to or affecting the matters referenced therein.

4. Attached hereto as Exhibit D is a list of the officers of the Company, all of whom have been duly elected, have duly qualified and on this day are officers of the Company holding the respective offices indicated and are authorized to execute and deliver each of the Operative Documents to which the Company is a party and any additional documents contemplated thereby, and the signatures set opposite such officers’ names are their genuine signatures.

This certificate is delivered in connection with the Amended and Restated Participation Agreement dated as of April 1, 2026 among NORFOLK SOUTHERN RAILWAY COMPANY, a Virginia corporation, as Lessee, BA LEASING BSC, LLC, a Delaware limited liability company, as Lessor, BANK OF AMERICA, N.A., not in its individual capacity, except as expressly stated herein, but solely as Administrative Agent, and the Persons listed on Schedule II thereto, as Rent Assignees (the “Participation Agreement”). Terms used herein, but not defined, shall have the meanings ascribed to them in Appendix 1 to the Participation Agreement.

[Remainder of page intentionally left blank.]

G-1-2

IN WITNESS WHEREOF, I have signed my name as of the date first set forth above.

By:
	Name:	[_____________]
	Title	[Corporate Secretary]

I, [____________] the [____________] and [___________] of the Company, hereby certify that [______________] has been duly elected, has been duly qualified and this day is the [Corporate Secretary] of the Company and that the signature set forth above is her genuine signature.

IN WITNESS WHEREOF, I have signed my name as of the date first set forth above.

By:
	Name:	[_____________]
	Title	[Corporate Secretary]

G-1-3

Exhibit A

Articles of Incorporation

See attached

G-1-4

Exhibit B

By-Laws

See attached

G-1-5

Exhibit C

Resolutions of the Board of Directors

G-1-6

Exhibit D

List of Officers

Name	Position	Signature

G-1-7